
                                                                   EXHIBIT 10.1


                                CREDIT AGREEMENT

                           DATED AS OF AUGUST 3, 2001

                                     AMONG

                           ARRIS INTERNATIONAL, INC.,

                           ARRIS INTERACTIVE L.L.C.,

                                      AND


               CERTAIN SUBSIDIARIES OF ARRIS INTERNATIONAL, INC.
                    SET FORTH ON THE SIGNATURE PAGES HEREOF
                                 AS BORROWERS,

                           THE LENDERS LISTED HEREIN,
                                  AS LENDERS,

                      THE CIT GROUP/BUSINESS CREDIT, INC.
                  AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

                                      AND

                          CREDIT SUISSE FIRST BOSTON,
          AS SYNDICATION AGENT, LEAD ARRANGER AND BOOK RUNNING MANAGER


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                               TABLE OF CONTENTS


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                                                                                                    Page No.
                                                                                                    --------

Section 1.        DEFINITIONS...........................................................................2

       1.1        Certain Defined Terms.................................................................2

       1.2        Accounting Terms; Utilization of GAAP for Purposes of Calculations Under
                  Agreement............................................................................42

       1.3        Other Definitional Provisions and Rules of Construction..............................43


Section 2.        AMOUNTS AND TERMS OF COMMITMENTS AND LOANS...........................................43

       2.1        Commitments; Making of Loans; the Register; Notes....................................43

       2.2        Interest on the Loans................................................................52

       2.3        Fees.................................................................................56

       2.4        Repayments, Prepayments and Reductions in Revolving Loan Commitments;
                  General Provisions Regarding Payments; Application of Proceeds of
                  Collateral and Payments Under Guaranties.............................................57

       2.5        Use of Proceeds......................................................................65

       2.6        Special Provisions Governing Eurodollar Rate Loans...................................65

       2.7        Increased Costs; Taxes; Capital Adequacy.............................................67

       2.8        Statement of Lenders; Obligation of Lenders to Mitigate..............................71

       2.9        Replacement of a Lender..............................................................72

       2.10       Joint and Several Liability; Payment Indemnifications................................72


Section 3.        LETTERS OF CREDIT....................................................................73

       3.1        Issuance of Letters of Credit and Lenders' Purchase of Participations
                  Therein..............................................................................73

       3.2        Letter of Credit Fees................................................................76

       3.3        Drawings and Reimbursement of Amounts Paid Under Letters of Credit...................77

       3.4        Rights of Administrative Agent in Connection with Letters of Credit..................80

       3.5        Obligations Absolute.................................................................80


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
Section 4.        CONDITIONS TO LOANS AND LETTERS OF CREDIT............................................81

       4.1        Conditions to Initial Revolving Loans and Swing Line Loans...........................81

       4.2        Conditions to All Loans..............................................................90

       4.3        Conditions to Letters of Credit......................................................92


Section 5.        BORROWERS' REPRESENTATIONS AND WARRANTIES............................................92

       5.1        Organization, Powers, Qualification, Good Standing, Business and
                  Subsidiaries.........................................................................93

       5.2        Authorization of Borrowing, etc......................................................93

       5.3        Financial Condition..................................................................94

       5.4        No Material Adverse Change; No Restricted Junior Payments............................95

       5.5        Title to Properties; Liens; Real Property; Intellectual Property.....................95

       5.6        Litigation; Adverse Facts............................................................96

       5.7        Payment of Taxes.....................................................................96

       5.8        Performance of Agreements; Materially Adverse Agreements; Material
                  Contracts............................................................................96

       5.9        Governmental Regulation..............................................................97

       5.10       Securities Activities................................................................97

       5.11       Employee Benefit Plans...............................................................97

       5.12       Certain Fees.........................................................................98

       5.13       Environmental Protection.............................................................98

       5.14       Employee Matters.....................................................................99

       5.15       Solvency.............................................................................99

       5.16       Matters Relating to Collateral.......................................................99

       5.17       Disclosure..........................................................................100

       5.18       Subordinated Indebtedness...........................................................101

       5.19       Reorganization Documents............................................................101

       5.20       Inventory and Accounts..............................................................101

       5.21       Representations Concerning Cash Management System...................................102


Section 6.        BORROWERS' AFFIRMATIVE COVENANTS....................................................103

       6.1        Financial Statements and Other Reports..............................................103


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
       6.2        Existence, etc......................................................................107

       6.3        Payment of Taxes and Claims; Tax....................................................108

       6.4        Maintenance of Properties; Insurance; Application of Net Insurance/
                  Condemnation Proceeds...............................................................108

       6.5        Inspection Rights; Lender Meeting...................................................110

       6.6        Compliance with Laws, etc...........................................................111

       6.7        Environmental Matters...............................................................111

       6.8        Execution of Subsidiary Guaranty and Personal Property Collateral
                  Documents After the Closing Date....................................................112

       6.9        Matters Relating to Additional Real Property Collateral.............................114

       6.10       Deposit Accounts and Cash Management Systems........................................114

       6.11       Borrowing Base and Inventory Reports................................................115

       6.12       Emerald Appraisal/Strategis Assessment/Collateral Audit.............................116

       6.13       Mexican Intercompany Security Documents/Subsidiary Guaranty.........................116

       6.14       Mandatory Exchange Event............................................................117

       6.15       Post-Closing Deliveries.............................................................117


Section 7.        BORROWERS' NEGATIVE COVENANTS.......................................................117

       7.1        Indebtedness........................................................................118

       7.2        Liens and Related Matters...........................................................121

       7.3        Investments; Acquisitions...........................................................122

       7.4        Contingent Obligations..............................................................125

       7.5        Restricted Junior Payments..........................................................127

       7.6        Financial Covenants.................................................................129

       7.7        Restriction on Fundamental Changes; Asset Sales.....................................130

       7.8        Consolidated Capital Expenditures...................................................132

       7.9        Transactions with Shareholders and Affiliates.......................................133

       7.10       Sales and Lease-Backs...............................................................133

       7.11       Conduct of Business.................................................................134

       7.12       Amendments or Waivers of Certain Agreements; Amendments of Documents
                  Relating to Subordinated Indebtedness...............................................134

       7.13       Fiscal Year.........................................................................134


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
       7.14       Sale or Discount of Receivables.....................................................135

       7.15       Non-Material Foreign Subsidiaries...................................................135


Section 8.        EVENTS OF DEFAULT...................................................................135

       8.1        Failure to Make Payments When Due...................................................135

       8.2        Default in Other Agreements.........................................................135

       8.3        Breach of Certain Covenants.........................................................136

       8.4        Breach of Warranty..................................................................136

       8.5        Other Defaults Under Loan Documents.................................................136

       8.6        Involuntary Bankruptcy; Appointment of Receiver, etc................................136

       8.7        Voluntary Bankruptcy; Appointment of Receiver, etc..................................137

       8.8        Judgments and Attachments...........................................................137

       8.9        Dissolution.........................................................................137

       8.10       Employee Benefit Plans..............................................................137

       8.11       Change in Control...................................................................138

       8.12       Invalidity of Guaranties; Failure of Security; Repudiation of Obligations...........138

       8.13       Conduct of Business By Holdings.....................................................138


Section 9.        AGENTS..............................................................................139

       9.1        Appointment.........................................................................139

       9.2        Powers and Duties; General Immunity.................................................141

       9.3        Independent Investigation by Lenders; No Responsibility For Appraisal of
                  Creditworthiness....................................................................142

       9.4        Right to Indemnity..................................................................142

       9.5        Successor Administrative Agent and Swing Line Lender................................143

       9.6        Collateral Documents and Guaranties.................................................144

       9.7        Administrative Agent May File Proofs of Claim.......................................144


Section 10.       MISCELLANEOUS.......................................................................145

       10.1       Successors and Assigns; Assignments and Participations in Loans and
                  Letters of Credit...................................................................145

       10.2       Expenses............................................................................148


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
       10.3       Indemnity...........................................................................149

       10.4       Set-Off; Security Interest in Deposit Accounts......................................150

       10.5       Ratable Sharing.....................................................................150

       10.6       Amendments and Waivers..............................................................151

       10.7       Obligations Designated Senior Debt..................................................152

       10.8       Independence of Covenants...........................................................153

       10.9       Notices; Effectiveness of Signatures................................................153

       10.10      Survival of Representations, Warranties and Agreements..............................153

       10.11      Failure or Indulgence Not Waiver; Remedies Cumulative...............................154

       10.12      Marshalling; Payments Set Aside.....................................................154

       10.13      Severability........................................................................154

       10.14      Obligations Several; Independent Nature of Lenders' Rights..........................154

       10.15      Headings............................................................................155

       10.16      Applicable Law......................................................................155

       10.17      Construction of Agreement; Nature of Relationship...................................155

       10.18      Consent to Jurisdiction and Service of Process......................................155

       10.19      Waiver of Jury Trial................................................................156

       10.20      Confidentiality.....................................................................157

       10.21      Counterparts; Effectiveness.........................................................157


Signature pages                                                                                       S-1


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                                    EXHIBITS

I        FORM OF NOTICE OF BORROWING

II       FORM OF BORROWING BASE CERTIFICATE

III      FORM OF NOTICE OF CONVERSION/CONTINUATION

IV       FORM OF REQUEST FOR ISSUANCE

V        FORM OF REVOLVING NOTE

VI       FORM OF SWING LINE NOTE

VII      FORM OF COMPLIANCE CERTIFICATE

VIII     FORM OF OPINION OF COMPANY COUNSEL

IX       FORM OF OPINION OF O'MELVENY & MYERS LLP

X        FORM OF ASSIGNMENT AGREEMENT

XI       FORM OF FINANCIAL CONDITION CERTIFICATE

XII-A    FORM OF BORROWERS' GUARANTY

XII-B    FORM OF SUBSIDIARY GUARANTY

XIII     FORM OF SECURITY AGREEMENT

XIV      FORM OF COLLATERAL ACCESS AGREEMENTS

XV       FORM OF HOLDINGS GUARANTY

XVI      [INTENTIONALLY OMITTED]

XVII     FORM OF MORTGAGE

XVIII    FORM OF NEW LENDER SUPPLEMENT

XIX      FORM OF ARRIS SUBORDINATION AGREEMENT

XX       FORM OF NO-OFFSET LETTER


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                                   SCHEDULES


1.1      TAX ABATEMENT TRANSACTION DOCUMENTS

2.1      LENDERS' COMMITMENTS AND PRO RATA SHARES

4.1C     CORPORATE AND CAPITAL STRUCTURE; OWNERSHIP; MANAGEMENT

4.1G     FINANCIAL STATEMENTS; PRO FORMA FINANCIAL STATEMENTS

4.1Q     REQUIRED ENVIRONMENTAL REPORTS

4.1S     CLOSING DATE MORTGAGED PROPERTIES

5.1      SUBSIDIARIES OF COMPANY

5.4      RESTRICTED JUNIOR PAYMENTS

5.5      REAL PROPERTY ASSETS

5.5B     REAL PROPERTY

5.5C     INTELLECTUAL PROPERTY

5.6      LITIGATION

5.8      MATERIAL CONTRACTS

5.13     ENVIRONMENTAL MATTERS

5.16     FINANCING STATEMENTS

6.10     CASH MANAGEMENT SYSTEM

6.15     POST-CLOSING DELIVERIES

7.1      CERTAIN EXISTING INDEBTEDNESS

7.2      CERTAIN EXISTING LIENS

7.3      CERTAIN EXISTING INVESTMENTS

7.4      CONTINGENT OBLIGATIONS


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7.9      AT&T STOCK OPTIONS & REGISTRATION RIGHTS

7.15     NON-MATERIAL FOREIGN SUBSIDIARIES


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                            ARRIS INTERNATIONAL, INC.

                                CREDIT AGREEMENT

                  This CREDIT AGREEMENT is dated as of August 3, 2001 and entered into by and among ARRIS INTERNATIONAL, INC., a Delaware corporation (formerly known as Antec Corporation; the "COMPANY"), and ARRIS INTERACTIVE L.L.C., a Delaware limited liability company ("ARRIS"), EACH OF COMPANY'S SUBSIDIARIES LISTED ON THE SIGNATURE PAGES HEREOF (Company, Arris and each such subsidiary are individually referred to herein as a "BORROWER" and, collectively, on a joint and several basis, as the "BORROWERS"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), CREDIT SUISSE FIRST BOSTON ("CSFB"), as syndication agent for Lenders (in such capacity, "SYNDICATION AGENT"), lead arranger and book running manager, and THE CIT GROUP/BUSINESS CREDIT, INC. ("CIT"), as administrative agent and collateral agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT").

                                 R E C I T A L S

                  WHEREAS, immediately prior to the Closing Date (i) Company directly owned all of the issued and outstanding shares of capital stock of Holdings (capitalized terms used in this Agreement have the meanings assigned to such terms in subsection 1.1) and (ii) Holdings directly owned all of the outstanding shares of capital stock of Transition;

                  WHEREAS, on the Closing Date pursuant to the Reorganization Agreement and the Certificate of Merger, (i) Transition will merge with and into Company, with Company being the surviving corporation in such merger, (ii) the outstanding shares of capital stock of Holdings held by Company will be redeemed and (iii) each stockholder of Company will receive one share of Holdings' common stock in exchange for each share of Company's common stock owned by such shareholder, so that immediately after giving effect to such merger Company shall be a Wholly-Owned subsidiary of Holdings;

                  WHEREAS, on the Closing Date, Nortel LLC will contribute to the capital of Arris all of Arris' outstanding obligations under the Existing Arris Credit Agreement (including the portion of those obligations indirectly owed to Company), other than the Nortel 2001 Obligations;

                  WHEREAS, on the Closing Date, Holdings will issue to Nortel LLC 37,000,000 shares of Holdings common stock in exchange for all of the membership interests in Arris which are not held by Company;

                  WHEREAS, on the Closing Date, immediately after consummation of the transactions described in the foregoing recitals, Arris is entering into the Loan Documents to which it is a party and will refinance (x) all outstanding Nortel 2001 Obligations (net of (a)


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amounts owed by Nortel LLC and/or its affiliates to Arris and (b) cash on hand of Arris) and (y) the Nortel Trade Obligations, by issuing Arris New Membership Interests to Nortel LLC with an aggregate capital account balance not in excess of $100,000,000 plus accrued but unpaid return thereon.

                  WHEREAS, Lenders have agreed to extend certain credit facilities to Borrowers, on a joint and several basis, the proceeds of which will be used (i) to refinance the Existing Company Credit Agreement on the Closing Date and (ii) to provide financing for working capital and other general corporate purposes of Borrowers and their Subsidiaries;

                  WHEREAS, Borrowers desire to secure all of the Obligations hereunder and under the other Loan Documents by granting to Administrative Agent, on behalf of Lenders, a first priority Lien on substantially all of their real, personal and mixed property, including a pledge of all of the capital stock of their Domestic Subsidiaries and 65% of the capital stock of their Foreign Subsidiaries; and

                  WHEREAS, Holdings, Arris, Company, the Domestic Subsidiaries of Company, Antec International and the Mexican Subsidiaries of Company have agreed to guarantee the Obligations hereunder and under the other Loan Documents and to secure their guaranties by granting to Administrative Agent, on behalf of Lenders, a first priority Lien on substantially all of their real, personal and mixed property, including a pledge of all of the capital stock of their respective Domestic Subsidiaries, Antec International and Mexican Subsidiaries that are Material Subsidiaries and 65% of the capital stock of their other Foreign Subsidiaries that are Material Subsidiaries;

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Lenders, Syndication Agent, and Administrative Agent agree as follows:

SECTION 1.        DEFINITIONS

         1.1      CERTAIN DEFINED TERMS.

                  The following terms used in this Agreement shall have the following meanings:

                  "ACCOUNT CLAIMS" means any reclaimed, repossessed or returned goods, Account Debtor claims relating to any Account and any other matter affecting the value, enforceability or collectibility of such Account.

                  "ACCOUNT DEBTOR" means, with respect to any Account, the Person obligated to pay under such Account.

                  "ACCOUNTS" shall mean all present and future accounts, contract rights, general intangibles, chattel paper, documents and instruments, as such terms are defined in the UCC, of each Borrower, including, without limitation, all obligations for the payment of money arising out of the sale, lease or other disposition of goods or other property or rendition of services and all proceeds thereof.

                  "ACQUIRED BUSINESS" has the meaning assigned to that term in the definition of "Permitted Acquisition" in this subsection 1.1.

                  "ADDITIONAL MORTGAGED PROPERTY" has the meaning set forth in subsection 6.9B.

                  "ADDITIONAL MORTGAGES" has the meaning set forth in subsection 6.9B.

                  "ADELPHIA" means Adelphia Communications Corporation.

                  "ADMINISTRATIVE AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 9.5A.

                  "AFFECTED LENDER" has the meaning assigned to that term in subsection 2.6C.

                  "AFFECTED LOANS" has the meaning assigned to that term in subsection 2.6C.

                  "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

                  "AGENTS" means Administrative Agent and Syndication Agent.

                  "AGREEMENT" means this Credit Agreement dated as of August 3, 2001, as it may be amended, supplemented or otherwise modified from time to time.

                  "AMENDED AND RESTATED ARRIS MEMBERSHIP AGREEMENT" means the Second Amended and Restated Limited Liability Company Agreement of Arris dated as of the Closing Date, by and among Company, Holdings and Nortel LLC, as amended, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12.

                  "ANTEC INTERNATIONAL" means Antec International Corporation, a corporation organized under the laws of Barbados.

                  "ANNUALIZED" means (i) with respect to the Fiscal Quarter of Company ending September 30, 2001, (x) the applicable amount for the period from and including the Closing Date through and including September 30, 2001 multiplied by (y) (i) 360 divided by (ii) the number of days from and including the Closing Date through and including September 30, 2001,


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

(ii) with respect to the Fiscal Quarter of Company ending December 31, 2001, (x) the applicable amount for the period from and including the Closing Date through and including December 31, 2001 multiplied by (y) (i) 360 divided by (ii) the number of days from and including the Closing Date through and including December 31, 2001, and (iii) with respect to the Fiscal Quarter of Company ending March 31, 2001, (x) the applicable amount for the period from and including the Closing Date through and including March 31, 2002 multiplied by
(y) (i) 360 divided by (ii) the number of days from and including the Closing Date through and including March 31, 2002.

                  "APPROVED FUND" means a Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

                  "ARRIS" has the meaning assigned to that term in the introduction to this Agreement.

                  "ARRIS CLASS B MEMBER" means Nortel LLC and any person that
(i) any Arris New Membership Interest has been transferred to in accordance with the terms of the Amended and Restated Arris Membership Agreement and (ii) has agreed to abide by the terms of the Arris Subordination Agreement, pursuant to documentation in form and substance reasonably satisfactory to Administrative Agent.

                  "ARRIS NEW MEMBERSHIP INTERESTS" means class B membership interests issued to Nortel LLC on the Closing Date with a 10% annual interest rate, as further described in the Amended and Restated Arris Membership Agreement.

                  "ARRIS SUBORDINATION AGREEMENT" means the Subordination Agreement entered into by Arris, Holdings, Nortel LLC and Administrative Agent on the Closing Date, substantially in the form of Exhibit XIX annexed hereto, as such Arris Subordination Agreement may hereafter be amended, supplemented or otherwise modified.

                  "ASSET SALE" means the sale by Holdings or any of its Subsidiaries to any Person other than a Borrower or any Wholly-Owned Subsidiary of a Borrower of (i) any stock of any Subsidiary of any Borrower, (ii) substantially all of the assets of any division or line of business of any Borrower or any Subsidiary of any Borrower, or (iii) any other assets (whether tangible or intangible) of any Borrower or any Subsidiary of any Borrower (other than (a) inventory sold in the ordinary course of business, (b) the issuance of the Arris New Membership Interests to Nortel LLC, (c) assets permitted by subsection 7.7(iv), (v), (vii) and (x); (c) the Excluded Stock; and (d) any such other assets to the extent that the aggregate value of all such assets sold in any Fiscal Year does not exceed $5,000,000).

                  "ASSIGNMENT AGREEMENT" means an Assignment Agreement in substantially the form of Exhibit X annexed hereto.

                  "AT&T" means AT&T Corp. or any successor to AT&T Corp. that is the Account Debtor of the Accounts previously owed by AT&T Corp.

                  "AVERAGE EXCESS AVAILABILITY" shall mean, for any Fiscal Quarter, an amount equal to (x) the sum of Excess Availability for each of the Business Days in such Fiscal Quarter divided by (y) the number of Business Days in such Fiscal Quarter.

                  "AVERAGE FACILITY USAGE PERCENTAGE" shall mean, for any Fiscal Quarter, the percentage equal to (x) the sum of the Facility Usage Percentage for each of the Business Days in such Fiscal Quarter divided by (y) the number of Business Days in such Fiscal Quarter.

                  "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

                  "BASE RATE" means, at any time, the higher of (i) the Prime Rate or (ii) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

                  "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

                  "BASE RATE MARGIN" means the margin over the Base Rate used in determining the rate of interest of Base Rate Loans pursuant to subsection 2.2A.

                  "BORROWERS" has the meaning assigned to that term in the introduction to this Agreement.

                  "BORROWERS' GUARANTY" means that certain guaranty in the form attached hereto as Exhibit XII-A, pursuant to which each Borrower shall guaranty all Loans made to, and related Obligations of, the other Borrowers.

                  "BORROWING BASE" means, as of any date of determination, the amount by which: (a) the sum of (i) eighty five percent (85%) of the Net Amount of Eligible Accounts, (ii) the lesser of (x) eighty five percent (85%) of the Net Amount of Eligible Foreign Accounts and (y) $5,000,000, (iii) the lesser of
(x) eighty five (85%) of the Net Amount of Eligible Canadian Accounts and (y) $3,000,000 and (iv) the lesser of (x) 80% of the orderly liquidation value of each category of Eligible Inventory of Borrowers set forth in the Emerald Appraisal, in each case minus liquidation costs and (y) $80,000,000 exceeds (b) such reserves (which may reflect forward-looking industry information provided by independent third parties) as Administrative Agent may from time to time require in its reasonable discretion.

                  "BORROWING BASE AVAILABILITY" means the amount, as of any date of determination, by which (a) the Borrowing Base exceeds (b) the Total Utilization of Revolving Loan Commitment, as determined by Administrative Agent.

                  "BORROWING BASE CERTIFICATE" means a certificate substantially in the form of Exhibit II annexed hereto delivered by Company to Agent pursuant to subsection 6.11.


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

                  "BUSINESS DAY" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar Rate Loans, any day that is a Business Day described in clause
(i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

                  "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person; provided, however, that so long as no default has occurred under any Tax Abatement Transaction Document that (i) cannot be unilaterally waived by the Company and (ii) would allow any party to such Tax Abatement Transaction Document (other than the Company) to accelerate the obligations of the Company thereunder or to terminate or otherwise modify such Tax Abatement Transaction Document, any leases entered into in connection with the Tax Abatement Transaction Documents shall be deemed not to be a Capital Lease for purposes of this Agreement.

                  "CAPITAL STOCK" means the capital stock or other equity interests of a Person.

                  "CASH" means money, currency or a credit balance in a Deposit Account.

                  "CASH BALANCE" means, as at any time of determination, the sum of the dollar amount of all money, currency, Cash Equivalent and credit balances held or carried in the Concentration Accounts, after giving effect to checks issued and outstanding and any administrative holds assessed by the financial institution maintaining the Concentration Accounts.

                  "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

                  "CASH MANAGEMENT SYSTEM" means the cash management system of the Borrowers described in Schedule 6.10 hereto.

                  "CERTIFICATE OF MERGER" means the Certificate of Merger dated as of August 3, 2001 by and between Transition and Company, in the form delivered to Agents and Lenders prior to or concurrently with their execution of this Agreement and as such Certificate of Merger may be amended from time to time thereafter to the extent permitted under subsection 7.12.

                  "CHANGE IN CONTROL" means any of the following:

                  (i) any Person (other than the Permitted Holders) acting in concert with one or more other Persons (other than the Permitted Holders) shall have acquired beneficial ownership, directly or indirectly, of Securities of Holdings (or other Securities convertible into such Securities) representing 30% or more of the combined voting power of all Securities of Holdings entitled to vote in the election of members of the Governing Body of Holdings, other than Securities having such power only by reason of the happening of a contingency;

                  (ii) the Permitted Holders acting in concert with one or more other Persons shall have acquired beneficial ownership, directly or indirectly, of Securities of Holdings (or other Securities convertible into such Securities) representing 50% or more of the combined voting power of all Securities of Holdings entitled to vote in the election of members of the Governing Body of Holdings, other than Securities having such power only by reason of the happening of a contingency;

                  (iii) the occurrence of a change in the Governing Body of Holdings such that a majority of members of such Governing Body are not Continuing Members;

                  (iv) the failure at any time of Holdings to legally and beneficially own and control 100% of the issued and outstanding shares of capital stock of Company or the failure at any time of Holdings to have the ability to elect all of the Governing Body of Company;

                  (v) the failure at any time of Company to legally and beneficially own and control 100% of the issued and outstanding shares of Capital Stock of all other Borrowers (other than Arris) or the failure at any time of Company to have the ability to elect all of the Governing Body of any other Borrower (other than Arris), except as a result of a merger, dissolution, liquidation, Asset Sale or other disposition of such Borrower to the extent permitted under Subsection 7.7(i) or 7.7(vii);

                  (vi) the failure of Holdings and the Company to legally and beneficially own and control 100% of the membership interest of Arris other than the Arris New Membership Interests or the failure at any time of Holdings and Company to have the ability to elect all of the Governing Body of Arris; and

                  (vii) the occurrence of any "Change of Control" as defined in the Convertible Subordinated Indebtedness Indenture.

                  As used herein, the term "beneficially own" or "beneficial ownership" shall have the meaning set forth in the Exchange Act and the rules and regulations promulgated thereunder.

                  "CIT" has the meaning assigned to that term in the introduction to this Agreement.

                  "CLOSING DATE" means the date on or before August 17, 2001 on which the initial Loans are made.

                  "CLOSING DATE MORTGAGED PROPERTY" has the meaning set forth in subsection 4.1S.

                  "CLOSING DATE MORTGAGES" has the meaning set forth in subsection 4.1S.

                  "COLLATERAL" means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

                  "COLLATERAL ACCESS AGREEMENT" means any landlord waiver, mortgagee waiver, bailee letter or any similar acknowledgement or agreement of any landlord or mortgagee in respect of any Real Property Asset where any Collateral is located or any warehouseman or processor in possession of any inventory of any Loan Party, substantially in the form of Exhibit XIV annexed hereto with such changes thereto as may be agreed to by Administrative Agent in the reasonable exercise of its discretion.

                  "COLLATERAL ACCOUNT" means the cash collateral account maintained by Administrative Agent in accordance with the Cash Management System.

                  "COLLATERAL AUDIT" means an audit conducted by Administrative Agent prior to the Closing Date of certain of the Collateral (including all accounts receivable, inventory and accounts payable) and the accounting systems, policies and procedures of Holdings and its Subsidiaries as such audit may be updated by the Administrative Agent from time to time in accordance with subsection 6.12.

                  "COLLATERAL DOCUMENTS" means the Security Agreement, the Foreign Pledge Agreements, the Mortgages, the Mexican Security Documents and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan

Documents in order to grant to Administrative Agent, on behalf of Lenders, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations.

                  "COMMERCIAL LETTER OF CREDIT" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by any Borrower or any of Subsidiary of any Borrower in the ordinary course of business of such Borrower or such Subsidiary.

                  "COMMITMENTS" means the commitments of Lenders to make Loans as set forth in subsection 2.1A.

                  "COMPANY" has the meaning assigned to that term in the introduction to this Agreement.

                  "COMPANY MERGER" means the merger of Transition with and into Company in accordance with the terms of the Reorganization Agreement and the Certificate of Merger, with Company being the surviving corporation in such merger.

                  "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit VII annexed hereto.

                  "CONCENTRATION ACCOUNTS" means the Concentration Accounts for the Cash Management System as identified in Schedule 6.10 hereto.

                  "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the sum of the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Holdings and its Subsidiaries) by Holdings and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Holdings and its Subsidiaries; provided, that for purposes of calculating Consolidated Capital Expenditures in connection with subsection 7.8, for the period ending (w) September 30, 2001, Consolidated Capital Expenditures for the Fiscal Quarter ending June 30, 2001 and for that portion of the Fiscal Quarter ending September 30, 2001 that is prior to the Closing Date shall be calculated on a Pro Forma Basis, Consolidated Capital Expenditures for the Fiscal Quarter ending March 31, 2001 shall be deemed to be $3.0 million and Consolidated Capital Expenditures for the Fiscal Quarter ending December 31, 2000 shall be deemed to be $7.6 million, (x) December 31, 2001, Consolidated Capital Expenditures for the Fiscal Quarter ending June 30, 2001 and for that portion of the First Quarter ending September 30, 2001 that is prior to the Closing Date shall be calculated on a Pro Forma Basis, and Consolidated Capital Expenditures for the Fiscal Quarter ending March 31, 2001 shall be deemed to be $3.0 million, (y) March 31, 2002, Consolidated Capital Expenditures for the Fiscal Quarter ending June 30, 2001 and for that portion of the Fiscal Quarter ending September 30, 2001 that is prior to the Closing Date shall be calculated on a Pro Forma Basis and (z) June 30, 2002, Consolidated

Capital Expenditures for that portion of the Fiscal Quarter ending September 30, 2001 that is prior to the Closing Date shall be calculated on a Pro Forma Basis. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Consolidated Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

                  "CONSOLIDATED CASH INTEREST EXPENSE" means, for any period, Consolidated Interest Expense for such period excluding, however, any interest expense not payable in Cash (including amortization of discount and amortization of debt issuance costs).

                  "CONSOLIDATED CASH TAXES" means, for any period, federal, state, local and foreign income taxes of Holdings and its Subsidiaries paid in Cash during such period.

                  "CONSOLIDATED EBITDA" means, for any period, the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, and (vi) other non-cash items (other than any such non-cash item to the extent it represents an accrual of or reserve for cash expenditures in any future period), but only, in the case of clauses (ii)-(vi), to the extent deducted in the calculation of Consolidated Net Income, less other non-cash items added in the calculation of Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Holdings and its Subsidiaries in conformity with GAAP; provided, that for purposes of calculating Consolidated EBITDA for purposes of each of the Consolidated Senior Leverage Ratio and the Consolidated Fixed Charge Coverage Ratio, for the period ending (w) September 30, 2001, Consolidated EBITDA for the Fiscal Quarter ending June 30, 2001 and for that portion of the Fiscal Quarter ending September 30, 2001 that is prior to the Closing Date shall be calculated on a Pro Forma Basis, Consolidated EBITDA for the Fiscal Quarter ending March 31, 2001 shall be deemed to be $22.2 million and Consolidated EBITDA for the Fiscal Quarter ending December 31, 2000 shall be deemed to be $2.8 million, (x) December 31, 2001, Consolidated EBITDA for the Fiscal Quarter ending June 30, 2001 and for that portion of the Fiscal Quarter ending September 30, 2001 that is prior to the Closing Date shall be calculated on a Pro Forma Basis, and Consolidated EBITDA for the Fiscal Quarter ending March 31, 2001 shall be deemed to be $22.2 million, (y) March 31, 2002, Consolidated EBITDA for the Fiscal Quarter ending June 30, 2001 and for that portion of the Fiscal Quarter ending September 30, 2001 that is prior to the Closing Date shall be calculated on a Pro Forma Basis and (z) June 30, 2002, Consolidated EBITDA for that portion of the Fiscal Quarter ending September 30, 2001 that is prior to the Closing Date shall be calculated on a Pro Forma Basis.

                  "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, as of any date of determination, the ratio computed for the four Fiscal Quarter period most recently ended on or before such date of determination of (x) the difference between (a) Consolidated EBITDA for such four Fiscal Quarter period and (b) Consolidated Capital Expenditures for such four Fiscal

Quarter period to (y) Consolidated Fixed Charges for such four Fiscal Quarter period; provided, that, Consolidated Fixed Charges for the Fiscal Quarters ending September 30, 2001, December 31, 2001 and March 31, 2002 shall be determined on an Annualized Basis.

                  "CONSOLIDATED FIXED CHARGES" means, for any period, the sum (without duplication) of the amounts for such period of (i) Consolidated Cash Interest Expense, including, without limitation, that portion of payments under Capital Leases attributable under GAAP to a payment of interest, (ii) scheduled principal payments in respect of Consolidated Total Debt, including, without limitation, that portion of payments under Capital Leases attributable under GAAP to a payment of principal and (iii) Consolidated Cash Taxes, all of the foregoing as determined on a consolidated basis for Holdings and its Subsidiaries in conformity with GAAP.

                  "CONSOLIDATED INTEREST EXPENSE" means, for any period, the sum of total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) by Holdings and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Holdings and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in subsection 2.3 payable to Agents and Lenders on or before the Closing Date.

                  "CONSOLIDATED INVENTORY TURNS RATIO" means, as of any date of determination, the ratio computed for the Fiscal Quarter period most recently ended on or before such date of determination of (i) the sum of the cost of goods sold during the consecutive four Fiscal Quarters ending on the last day of the Fiscal Quarter for which such determination is being made for Holdings and its Subsidiaries divided by (ii) the sum of the inventory balance at the end of each of the three months during such Fiscal Quarter of Holdings and its Subsidiaries on a Pro Forma Basis divided by three; provided, that for purposes of calculating the Consolidated Inventory Turns Ratio, for the period ending (w) September 30, 2001, the Consolidated Inventory Turns Ratio for the Fiscal Quarter ending June 30, 2001 and for that portion of the Fiscal Quarter ending September 30, 2001 that is prior to the Closing Date shall be calculated after giving effect on a pro forma basis to the Reorganization, the cost of goods sold for Holdings and its Subsidiaries for the Fiscal Quarter ending March 31, 2001 shall be deemed to be $182.5 million and the cost of goods sold for Holdings and its Subsidiaries for the Fiscal Quarter ending December 31, 2000 shall be deemed to be $198.9 million, (x) December 31, 2001, the Consolidated Inventory Turns Ratio for the Fiscal Quarter ending June 30, 2001 and for that portion of the First Quarter ending September 30, 2001 that is prior to the Closing Date shall be calculated after giving effect on a pro forma basis to the Reorganization, and the cost of goods sold for Holdings and its Subsidiaries for the Fiscal Quarter ending March 31, 2001 shall be deemed to be $182.5 million, (y) March 31, 2002, the Consolidated Inventory Turns Ratio for the Fiscal Quarter ending June 30, 2001 and for that portion of the Fiscal Quarter ending September 30, 2001 that is prior to the Closing Date shall be calculated after giving effect on a pro forma basis to the Reorganization and (z) June 30, 2002, the Consolidated Inventory Turns

Ratio for that portion of the Fiscal Quarter ending September 30, 2001 that is prior to the Closing Date shall be calculated after giving effect on a pro forma basis to the Reorganization.

                  "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded therefrom (i) the income (or loss) of any Person (other than a Subsidiary of Holdings) in which any other Person (other than Holdings or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Holdings or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its Subsidiaries or that Person's assets are acquired by Holdings or any of its Subsidiaries, (iii) the income of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses and (vi) (to the extent not included in clauses (i) through (v) above) any net cash extraordinary losses incurred in connection with (x) severance costs during the Fiscal Quarters ending June 30, 2001, September 30, 2001 and December 31, 2001 in an aggregate amount for all such Fiscal Quarters not to exceed $11,300,000 and (y) costs related to the termination by Arris of the leasehold for its leased real property located in Atlanta, Georgia during the Fiscal Quarters September 30, 2001 and December 31, 2001 in an aggregate amount for all such Fiscal Quarters not to exceed $3,600,000, in each case in this clause (vi) calculated after giving effect on a pro forma basis to the Reorganization.

                  "CONSOLIDATED NET WORTH" means, as at any date of determination, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficits) of Holdings and its Subsidiaries on a consolidated basis determined in conformity with GAAP.

                  "CONSOLIDATED SENIOR LEVERAGE RATIO" means, as of any date of determination, the ratio of (a) Consolidated Total Debt (excluding the Convertible Subordinated Notes and any refinancing of the Convertible Subordinated Notes permitted in accordance with subsection 7.1(ix)) as of the last day of each of the three months in such Fiscal Quarter for which such determination is being made divided by three to (b) Consolidated EBITDA for the consecutive four Fiscal Quarters ending on the last day of the Fiscal Quarter for which such determination is being made.

                  "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Holdings and its Subsidiaries (other than the Nortel Trade Payable), determined on a consolidated basis in accordance with GAAP.

                   "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements. Contingent Obligations shall include
(a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (1) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (2) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (1) or (2) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

                  "CONTINUING MEMBER" means, as of any date of determination any member of the Governing Body of Holdings who (i) was a member of such Governing Body on the Closing Date or (ii) was nominated for election or elected to such Governing Body with the affirmative vote of a majority of the members who were either members of such Governing Body on the Closing Date or whose nomination or election was previously so approved.

                  "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                  "CONVERTIBLE SUBORDINATED NOTE INDENTURE" means that certain Indenture dated as of May 8, 1998 pursuant to which the Convertible Subordinated Notes were issued by Company, as such Indenture has been supplemented as of the date hereof and as such Indenture may be further amended, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12.

                  "CONVERTIBLE SUBORDINATED NOTES" means Company's $115,000,000 in original aggregate principal amount of 4 1/2% Convertible Subordinated Notes due 2003, issued pursuant to the Convertible Subordinated Note Indenture.

                  "COX" means Cox Communications, Inc.

                  "CSFB" has the meaning set forth in the introduction to this Agreement.

                  "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which any Borrower or any Subsidiary of any Borrower is a party.

                  "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or similar account maintained with a Person engaged in the business of banking, including a savings bank, savings and loan association, credit union or trust company.

                  "DISCRETIONARY LOAN" has the meaning assigned to that term in subsection 2.1A(ii)(a).

                  "DISCRETIONARY OVERDRAFT LOAN" means any Discretionary Loan if
(i) the making of such Discretionary Loan would cause the Total Utilization of Revolving Loan Commitments to exceed the Borrowing Base then in effect or (ii) at the time such Discretionary Loan is made the Total Utilization of Revolving Loan Commitments exceeds the Borrowing Base then in effect.

                  "DISCRETIONARY POST-DEFAULT LOAN" means any Discretionary Loan that is made when an Event of Default or Potential Event of Default has occurred and is continuing.

                  "DISCRETIONARY POST-DEFAULT OVERDRAFT LOAN" means any Discretionary Post-Default Loan if (i) the making of such Discretionary Post-Default Loan would cause the Total Utilization of Revolving Loan Commitments to exceed the Borrowing Base then in effect or (ii) at the time such Discretionary Post-Default Loan is made the Total Utilization of Revolving Loans exceeds the Borrowing Base then in effect.

                  "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

                  "DOMESTIC SUBSIDIARY" means any Subsidiary of a Borrower that is incorporated or organized under the laws of the United States of America, any state thereof or in the District of Columbia.

                  "ELIGIBLE ACCOUNTS" means Accounts created by Borrowers in the ordinary course of business arising out of the sale of goods or rendition of services, which are acceptable to Administrative Agent in all respects in its reasonable discretion. Standards of eligibility may be fixed and revised from time to time by Administrative Agent in Administrative Agent's reasonable judgment. In determining eligibility, Administrative Agent may, but need not, rely on agings, reports and schedules of Accounts furnished by any Borrower, but reliance by Administrative Agent thereon from time to time shall not be deemed to limit Administrative Agent's right to revise standards of eligibility at any time as to both present and future Accounts of Borrowers. In general, except as otherwise agreed to by Administrative Agent in its reasonable discretion, Eligible Accounts shall not include:

                           (a) any Account with respect to which the Account
                  Debtor on such Account is not acceptable to Administrative Agent in its reasonable discretion;

                           (b) any Account which does not comply in all respects
                  with the representations, covenants and warranties set forth herein or in any of the other Loan Documents;

                           (c) any Account for which more than (x) one hundred
                  and twenty (120) days in the case of any Accounts in which both (i) AT&T is the Account Debtor and (ii) have 60 day payment terms and (y) ninety (90) days in the case of all other Accounts, have elapsed since the invoice date of such Account;

                           (d) any Account with respect to which the Account
                  Debtor is a director, officer, employee, Subsidiary or Affiliate of any Borrower or any Subsidiary of any Borrower; provided, however, that this clause (d) shall not exclude Accounts owed by (i) Nortel or its Subsidiaries, so long as the applicable Account Debtor has delivered to Administrative Agent a No-Offset Letter and (ii) AT&T; provided, further, that notwithstanding the foregoing proviso, if at any time AT&T acting in concert with one or more other Persons shall have acquired beneficial ownership, directly or indirectly, of Securities of Holdings (or other Securities convertible into such Securities) representing 15% or more of the combined voting power of all Securities of Holdings entitled to vote in the election of members of the Governing Body of Holdings, other than Securities having such power only by reason of the happening of a contingency, this clause (d) shall exclude any account of AT&T unless the applicable Account Debtor has delivered to Administrative Agent a No-Offset Letter;

                           (e) all Accounts owing by a single Account Debtor if
                  Accounts constituting greater than fifty percent (50%) of the aggregate balance owing by such Account Debtor to Borrowers and their Subsidiaries remains unpaid more than (x) one hundred and twenty (120) days in the case of any Accounts in which both (i) AT&T is the Account Debtor and (ii) have 60 day payment terms and (y) ninety (90) days in the case of all other Accounts, after the applicable invoice dates of such Accounts;

                           (f) all Accounts from any Account Debtor who is also
                  a creditor of any Borrower or any Subsidiary of any Borrower, but only to the extent of the outstanding amount owing by such Borrower or such Subsidiary to such Account Debtor, unless such Account Debtor has delivered to Administrative Agent a No-Offset Letter;

                           (g) any Account with respect to which the Account
                  Debtor is the United States of America or any department, agency or instrumentality thereof, unless the applicable Borrower assigns its right to payment of such Accounts to Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. ss. 3727) and notice of such assignment has been provided to the applicable department, agency or instrumentality in accordance with such act;

                           (h) any Account with respect to which the Account
                  Debtor is not a resident of the United States of America unless (i) the Account Debtor has delivered to Administrative Agent an irrevocable letter of credit naming Administrative Agent as payee (or which has been pledged to Administrative Agent in a manner reasonably acceptable to Administrative Agent), (ii) such letter of credit has been issued by a financial institution satisfactory to Administrative Agent, and (iii) such letter of credit is satisfactory in form and substance to Administrative Agent, in which event such Account may be eligible to the extent of the face amount of such letter of credit;

                           (i) any Account with respect to which the Account
                  Debtor is located in the States of New Jersey, Minnesota, or any other State requiring the filing of a Business Activity Report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such State, unless the Borrower generating such Account is qualified to do business in such state or has filed a Notice of Business Activities Report with the New Jersey Division of Taxation, the Minnesota Department of Revenue, or with such other States, as appropriate, for the current year;

                           (j) any Account with respect to which Administrative
                  Agent does not have a first and valid fully perfected security interest and for which Administrative Agent has not received adequate certificates, reports and other assurances (the adequacy of which shall be determined by Administrative Agent in its reasonable discretion) of such priority and perfection;

                           (k) any Account with respect to which the Account
                  Debtor is the subject of a case under the Bankruptcy Code or a similar insolvency proceeding or has made an assignment for the benefit of creditors or whose assets have been conveyed to a receiver or trustee;

                           (l) any Account with respect to which the Account
                  Debtor's obligation to pay the Account is conditional upon the Account Debtor's approval or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold (unless made at the direction of the Account Debtor and payment of such Account is not conditional), guaranteed sale, sale-and-return, sale on approval or consignment basis;

                           (m) any Account in respect of a deferred payment
                  program;

                           (n) all Accounts from an Account Debtor if fifty
                  percent (50%) or more of the total face value of the Accounts from such Account Debtor are ineligible under any of the foregoing provisions of this definition.

                           (o) any Account that is not owned by a Borrower free
                  and clear of all Liens other than any Lien in favor of the Administrative Agent granted pursuant to the Loan Documents;

                           (p) any Account that is not a legal, valid, binding
                  and enforceable obligation of an Account Debtor (except as such enforceability may be, at any time of determination, limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity);

                           (q) the percentage of the Accounts that are owed by
                  an Account Debtor that at the time of any determination of Eligible Accounts exceeds 10% of the aggregate face amount of all Eligible Accounts of all Account Debtors; provided, however, that so long as Adelphia has a senior secured credit rating of no less than (a) BB+ from S&P (to the extent S&P has provided such entity a senior secured credit rating) and (b) Ba1 from Moody's (to the extent Moody's has provided such entity a senior secured credit rating), only that percentage of any Account owed by such entity that, at any time of any determination of Eligible Accounts, exceeds 20% of the aggregate face amount of all Eligible Accounts of all Account Debtors will be excluded from Eligible Accounts pursuant to this clause (q); provided, further, that so long as AT&T or Cox, respectively, has a corporate credit rating of no less than (a) BBB from S&P (to the extent S&P has provided such entity a corporate credit rating) and (b) Baa2 from Moody's (to the extent Moody's has provided such entity a corporate credit rating), only that percentage of any Account owed by such entity that, at any time of any determination of Eligible Accounts, exceeds (x) 40%, in the case of AT&T and (y) 20%, in the case of Cox, of the aggregate face amount of all Eligible Accounts of all Account Debtors will be excluded from Eligible Accounts pursuant to this clause (q); provided, further, that, notwithstanding the foregoing proviso, if at any time and for so long as AT&T has a corporate credit rating of no less than
                  (a) A- from S&P (to the extent S&P has provided such entity a corporate credit rating) and (b) A3 from Moody's (to the extent Moody's has provided such entity a corporate credit rating), only that percentage of any Account owed by AT&T that, at any time of any determination of Eligible Accounts, exceeds 45% will be excluded from Eligible Accounts pursuant to this clause (q);

                  "ELIGIBLE ASSIGNEE" means (i) any Lender, any Affiliate of any Lender and any Approved Fund of any Lender; and (ii) (a) a commercial bank organized under the laws of the United States or any state thereof; (b) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (c) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (1) such bank is acting through a branch or agency located in the United States or
(2) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (d) any other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act) that extends credit or buys loans as one of its businesses including insurance companies, mutual funds and lease financing companies; provided that neither any Borrower nor any Affiliate of any Borrower shall be an Eligible Assignee.

                  "ELIGIBLE CANADIAN ACCOUNTS" means any Eligible Account (determined without regard to clause (h) thereof) with respect to which the Account Debtor is a resident of Canada without duplication with any such Eligible Account that meets the requirements of clause (h) of the definition of Eligible Accounts.

                  "ELIGIBLE FOREIGN ACCOUNTS" means any Eligible Account (determined without regard to clause (h) thereof) with respect to which the Account Debtor is not a resident of the United States of America or Canada without duplication with any such Eligible Account that meets the requirements of clause (h) of the definition of Eligible Accounts.

                  "ELIGIBLE INVENTORY" means and includes Inventory consisting of first quality finished goods held for resale in the ordinary course of the business of any Borrower, which are owned by any Borrower and located at premises in the United States of America and reasonably acceptable to Administrative Agent in all respects. General criteria for Eligible Inventory may be established and revised from time to time by Administrative Agent in Administrative Agent's reasonable judgment. In determining such acceptability Administrative Agent may, but need not, rely on reports and schedules of Inventory furnished to Administrative Agent by any Borrower, but reliance thereon by Administrative Agent from time to time shall not be deemed to limit Administrative Agent's right to revise standards of eligibility at any time. In general, except as otherwise agreed to by Administrative Agent in its reasonable discretion, Eligible Inventory shall not include the following:

                           (a) work in process (including, without limitation,
                  any sub-assemblies) and raw materials;

                           (b) components;

                           (c) spare parts not held for sale in the ordinary
                  course of Borrowers' business;

                           (d) packaging and shipping materials;

                           (e) supplies used or consumed in the business of
                  Borrowers and their Subsidiaries;

                           (f) Inventory at the premises of third parties unless
                  such third party has signed a lien waiver and access agreement acceptable to the Administrative Agent in its sole discretion;

                           (g) Inventory held on consignment by third parties.

                           (h) Inventory subject to a Lien in favor of any third
                  party, except for Liens permitted hereunder;

                           (i) bill and hold goods;

                           (j) Inventory which is not subject to Administrative
                  Agent's first and valid fully perfected security interest and for which Administrative Agent has not received adequate certificates, reports and other assurances (the adequacy of which is to be determined by Administrative Agent in its sole discretion) of such priority and perfection;

                           (k) returned goods which are not either currently
                  usable or currently saleable in the ordinary course of business of the Borrowers,

                           (l) damaged and/or defective goods;

                           (m) "seconds";

                           (n) Inventory purchased on consignment;

                           (o) Inventory produced in violation of the Fair Labor
                  Standards Act or subject to the so-called "hot goods" provisions contained in Title 29 U.S.C. 215(a)(i);

                           (p) finished goods which do not meet the
                  specifications of the purchase order for such goods in any material respect;

                           (q) Inventory which is not in good condition, is
                  obsolete, does not meet all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over the Inventory, or which is not either currently usable or currently saleable in the ordinary course of the business of Borrowers, except to the extent such Inventory was included in the lendable Inventory in, and is reflected in the advance rates set forth in, the Emerald Appraisal;

                           (r) Inventory which is not otherwise acceptable to
                  Administrative Agent in its sole discretion because of age, type, category, quality and/or quantity, except to the extent such Inventory was included in the lendable Inventory in, and is reflected in the advance rates set forth in, the Emerald Appraisal;

                           (s) Inventory which has been consigned to a customer
                  of Administrative Agent, has been used, or has been attached, seized, made subject to a writ or distress warrant, levied upon or brought within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors;

                           (t) Inventory which does not comply in all respects
                  with each of the representations, warranties and covenants set forth in this Agreement and the other Loan Documents;

                           (u) Inventory that is not owned by a Borrower free
                  and clear of all liens other than any lien in favor of the Administrative Agent granted pursuant to this Agreement or any other Loan Document; and

                           (v) Inventory purchased in or as part of a "bulk"
                  transfer or sale of assets unless Debtor has complied with all applicable bulk sales or bulk transfer laws.

                  "EMERALD APPRAISAL" means the net orderly liquidation analysis of the inventory of the Borrowers and their respective Subsidiaries conducted by Emerald Technology Valuations, LLC and delivered to Agents prior to the Closing Date, in form and substance reasonably satisfactory to Agents, as such appraisal may be updated by Emerald Technology Valuations, LLC or such other independent third party consultant selected by Agents in their reasonable discretion from time to time in accordance with subsection 6.12.

                  "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was maintained or contributed to by Holdings, any Borrower, any of their respective Subsidiaries or any of their respective ERISA Affiliates.

                  "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), made in writing by any Government Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

                  "ENVIRONMENTAL LAWS" means any and all current or future statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of any Government Authority relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) pollution or protection of the environment (including, without limitation, atmosphere, surface water, ground water and land), occupational safety and health, industrial hygiene and land use, in any manner applicable to Holdings or any of its Subsidiaries or any Facility.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

                  "ERISA AFFILIATE", as applied to any Person, means (i) any corporation that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of a Person or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of such Person or such Subsidiary within the meaning of this definition with respect to liabilities for which such Person or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

                  "ERISA EVENT" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to
Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of
Section 4212(c) of ERISA; (vii) the withdrawal of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of

ERISA; (viii) the assertion of a material claim (other than routine claims for benefits) against any Pension Plan other than a Multiemployer Plan or the assets thereof, or against Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Pension Plan; (ix) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (x) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

                  "EURODOLLAR RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) the rate per annum (rounded upward to the nearest 1/16 of one percent) that appears on page 3750 of the Telerate Plus Service (or such other comparable page as may, in the opinion of Administrative Agent, replace such page for the purpose of displaying such rate) with maturities comparable to such Interest Period as of approximately 11:00 a.m. (London time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D); provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition the "Eurodollar Rate" shall be the interest rate per annum determined by Administrative Agent as the average of the rates per annum at which deposits in Dollars are offered for such Interest Period to major banks in the London interbank market in London, England by CSFB at approximately 11:00 a.m. (London time) on the Interest Rate Determination Date for such Interest Period. Each determination by Administrative Agent pursuant to this definition shall be conclusive absent manifest error.

                  "EURODOLLAR RATE LOANS" means Loans bearing interest at rates determined by reference to the Eurodollar Rate as provided in subsection 2.2A.

                  "EURODOLLAR RATE MARGIN" means the margin over the Eurodollar Rate used in determining the rate of interest of Eurodollar Rate Loans pursuant to subsection 2.2A.

                  "EVENT OF DEFAULT" means each of the events set forth in
Section 8.

                  "EXCESS AVAILABILITY" means the amount, as of any date of determination, by which (a) the lesser of (x) the Borrowing Base or (y) the Revolving Loan Commitments exceeds (b) the Total Utilization of Revolving Loan Commitments, as determined by Administrative Agent.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                  "EXCLUDED STOCK" means any stock of Lucent Technologies Inc. or Avaya Inc. held or owned by Holdings or any of its Subsidiaries.

                  "EXISTING ARRIS CREDIT AGREEMENT" means that certain Secured Loan Agreement dated as of November 17, 1995, by and among Arris, Company and Nortel LLC, as amended, restated, supplemented or otherwise modified as of the Closing Date.

                  "EXISTING COMPANY CREDIT AGREEMENT" means that certain Credit and Guarantee Agreement dated as of May 21, 1998 by and among Company, the financial institutions party thereto as lenders, Bank of America National Trust and Savings Association, as collateral agent, and The Bank of New York, as administrative agent, as amended and restated on April 28, 1999 and as further amended, restated, supplemented or otherwise modified as of the Closing Date.

                  "FACILITIES" means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by any Borrower or any Subsidiary of any Borrower or any of their respective predecessors or Affiliates.

                  "FACILITY USAGE PERCENTAGE" shall mean as of any date of determination the percentage equal to (x) the Total Utilization of Revolving Loan Commitments on such date divided by (y) the Revolving Loan Commitments on such date.

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

                  "FINANCIAL PLAN" has the meaning assigned to that term in subsection 6.1(xii).

                  "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien is perfected and has priority over any other Lien on such Collateral (other than (w) Permitted Encumbrances which are given priority as a matter of law, (x) Liens described on Schedule 7.2, so long as such Liens are only on the assets encumbered by such Liens on the Closing Date, (y) Liens related to Indebtedness incurred in connection with a Permitted Acquisition, so long as such Liens only attach to the assets acquired in such Permitted Acquisition and are otherwise permitted by subsection 7.2(v) and (z) Liens securing Purchase Money Indebtedness, so long as such Liens only attach to the assets being acquired with such Purchase Money Indebtedness and are otherwise permitted by subsection 7.2(vii)) and (ii) such Lien is the only Lien (other than Liens permitted pursuant to subsection 7.2) to which such Collateral is subject.

                  "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

                  "FISCAL YEAR" means the fiscal year of Holdings and its Subsidiaries ending on December 31st of each calendar year.

                  "FLOOD HAZARD PROPERTY" means a Closing Date Mortgaged Property or an Additional Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

                  "FOREIGN PLEDGE AGREEMENT" means each pledge agreement or similar instrument governed by the laws of a country other than the United States, executed on the Closing Date or from time to time thereafter in accordance with subsection 6.8 by any Borrower or any Domestic Subsidiary that owns capital stock of one or more Foreign Subsidiaries organized in such country, in form and substance satisfactory to Administrative Agent, as such Foreign Pledge Agreement may be amended, supplemented or otherwise modified from time to time.

                  "FOREIGN SUBSIDIARY" means any Subsidiary of any Borrower that is not a Domestic Subsidiary.

                  "FUND" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "FUNDING AND PAYMENT OFFICE" means (i) the office of Administrative Agent and Swing Line Lender located at 1211 Avenue of the Americas, New York, New York or (ii) such other office of Administrative Agent and Swing Line Lender as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent and Swing Line Lender to Borrowers and each Lender.

                  "FUNDING DATE" means the date of the funding of a Loan.

                  "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

                  "GOVERNING BODY" means the board of directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, partnership, trust or limited liability company.

                  "GOVERNMENT AUTHORITY" means any political subdivision or department thereof, any other governmental or regulatory body, commission, central bank, board, bureau, organ or instrumentality or any court, in each case whether federal, state, local or foreign.

                  "GOVERNMENTAL AUTHORIZATION" means any permit, license, registration, authorization, plan, directive, consent, order or consent decree of or from, or notice to, any Government Authority.

                  "GUARANTIES" means the Borrowers' Guaranty, Holdings Guaranty and the Subsidiary Guaranty.

                  "HAZARDOUS MATERIALS" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws) under or pursuant to any applicable Environmental Law; (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls;
(ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Government Authority of competent jurisdiction.

                  "HAZARDOUS MATERIALS ACTIVITY" means any past, current or proposed activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

                  "HEDGE AGREEMENT" means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively, and not entered into for speculative purposes.

                  "HOLDINGS" means Arris Group, Inc., a Delaware corporation.

                  "HOLDINGS GUARANTY" means the Holdings Guaranty executed and delivered by Holdings on the Closing Date, substantially in the form of Exhibit XV annexed hereto, as such Holdings Guaranty may thereafter be amended, supplemented or otherwise modified from time to time.

                  "INCREASING LENDERS" has the meaning set forth in subsection 2.1A(iii).

                  "INDEBTEDNESS", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements and Currency Agreements constitute (1) in the case of Hedge Agreements, Contingent Obligations, and (2) in all other cases, Investments, and in neither case constitute Indebtedness.

                  "INDEMNITEE" has the meaning assigned to that term in subsection 10.3.

                  "INTELLECTUAL PROPERTY" means all patents, trademarks, tradenames, copyrights, technology, software, know-how and processes used in or necessary for the conduct of the business of the Borrowers and their Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of the Borrowers and their Subsidiaries, taken as a whole.

                  "INTEREST PAYMENT DATE" means (i) with respect to any Base Rate Loan, the last Business Day of each March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of longer than three months, "Interest Payment Date" shall also include the date that is three months, or a multiple thereof, after the commencement of such Interest Period.

                  "INTEREST PERIOD" has the meaning assigned to that term in subsection 2.2B.

                  "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which any Borrower or any Subsidiary of any Borrower is a party.

                  "INTEREST RATE DETERMINATION DATE", with respect to any Interest Period, means the second Business Day prior to the first day of such Interest Period.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

                  "INVENTORY" shall mean any "inventory," as such term is defined in the UCC, now or hereafter owned or acquired by Borrowers wherever located, and, in any event, including all inventory, merchandise, goods and other personal property which are held by or on behalf of Borrowers for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process, or materials used or consumed or to be used or consumed in the business of Borrowers or in the processing, packaging, advertising, promotion, delivery or shipping of the same, and all finished goods and all proceeds and products thereof.

                  "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Holdings or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary of Holdings), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Holdings from any Person other than Holdings or any of its Subsidiaries, of any equity Securities of such Subsidiary, (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Holdings or any of its Subsidiaries to any other Person (other than a Wholly-Owned Subsidiary of Holdings), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, or (iv) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements. Investments shall not include accounts receivable from any Person other than Holdings and its Subsidiaries that are current assets and arose from sales to that other Person in the ordinary course of business). The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment (other than adjustments for the repayment of, or the refund of capital with respect to, the original principal amount of any such Investment).

                  "IP COLLATERAL" means, collectively, the Intellectual Property that constitutes Collateral under the Security Agreement.

                  "ISSUING BANK" means, with respect to any Letter of Credit, the financial institution that agrees to issue such Letter of Credit, as provided in subsection 3.1B.

                  "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

                  "LEAD ARRANGER" means CSFB as lead arranger and book running manager.

                  "LEASEHOLD PROPERTY" means any leasehold interest of any Loan Party (other than a Foreign Subsidiary) as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Administrative Agent in its sole discretion as not being required to be included in the Collateral.

                  "LENDER" and "LENDERS" means the Persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1, and the term "Lenders" shall include Swing Line Lender unless the context otherwise requires.

                  "LETTER OF CREDIT" or "LETTERS OF CREDIT" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Banks for the account of any Borrower pursuant to subsection 3.1.

                  "LETTER OF CREDIT GUARANTY" shall mean any guaranty entered into by Administrative Agent for the benefit of any Issuing Bank guaranteeing any Borrower's reimbursement obligations under any Letter of Credit or any related Letter of Credit Document.

                  "LETTER OF CREDIT DOCUMENTS" means the Letters of Credit and any applications for, or reimbursement agreements or other documents or certificates executed by any Borrower in favor of an Issuing Bank relating to, the Letters of Credit.

                  "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate amount which Administrative Agent is or at any time thereafter may be required to pay under all Letter of Credit Guaranties plus (ii) the aggregate amount of all payments made by Administrative Agent to any Issuing Bank under any Letter of Credit Guaranty and not theretofore reimbursed out of the proceeds of Swing Line Loans or Revolving Loans pursuant to subsection 3.3B or otherwise reimbursed by Borrowers.

                  "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

                  "LOAN" or "LOANS" means one or more of the Revolving Loans or Swing Line Loans or any combination thereof.

                  "LOAN DOCUMENTS" means this Agreement, the Notes, any Letter of Credit Guaranty, the Guaranties and the Collateral Documents.

                  "LOAN PARTY" means each of Holdings, Company, Arris, the other Borrowers and any Subsidiary of any Borrower, respectively, from time to time executing a Loan Document, and "LOAN PARTIES" means all such Persons, collectively.

                  "MANDATORY EXCHANGE EVENT" means the mandatory exchange, if any, of the Arris New Membership Interest into (a) Subordinated Holdings Indebtedness, (b) common stock of Holdings and/or (c) Preferred Holdings Stock, in each case, in accordance with and pursuant to the terms of the Amended and Restated Arris Membership Agreement.

                  "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operations, properties, assets, financial condition or prospects of Holdings and its Subsidiaries, taken as a whole or (ii) the material impairment of the ability of any Loan Party to perform, or of Administrative Agent or Lenders to enforce, the Obligations.

                  "MATERIAL CONTRACT" means any contract or other arrangement to which Holdings or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could have a Material Adverse Effect.

                  "MATERIAL SUBSIDIARY" means any Domestic Subsidiary or Mexican Subsidiary of any Borrower acquired or formed by any Borrower after the Closing Date that owns or acquires (i) assets with an aggregate fair market value (without netting such fair market value against any liability of such Subsidiary) exceeding $100,000 or (ii) any material patent, trademark, tradename, copyright, technology, software, know-how or process.

                  "MAXIMUM DISCRETIONARY AMOUNT" means, as of any date of determination $7,500,000.

                  "MAXIMUM DISCRETIONARY BORROWING BASE AMOUNT" means, as of any date of determination, the sum of (x) the Borrowing Base and (y) the Maximum Discretionary Amount.

                  "MEXICAN SECURITY DOCUMENTS" means each security agreement or similar instrument governed by the laws of Mexico, executed on the Closing Date by the Company, any other Borrower and any Mexican Subsidiary in accordance with subsection 4.1R(vi), as such Mexican Security Documents may be amended, restated, supplemented or otherwise modified from time to time.

                  "MEXICAN INTERCOMPANY INDEBTEDNESS" has the meaning assigned to that term in subsection 7.1(iv).

                  "MEXICAN INTERCOMPANY SECURITY DOCUMENTS" means each security agreement or similar instrument governed by the laws of Mexico, executed after the Closing Date in accordance with subsection 6.13 by any Mexican Subsidiary and/or the Company, in form and substance satisfactory to Administrative Agent, as such Mexican Intercompany Security Document may be amended, supplemented or otherwise modified from time to time.

                  "MEXICAN SUBSIDIARY" means any Subsidiary of a Borrower that is incorporated or organized under the laws of Mexico.

                  "MOODY'S" means Moody's Investors Services, Inc.

                  "MORTGAGE" means (i) a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by any Loan Party, substantially in the form of Exhibit XVII annexed hereto or in such other form as may be approved by Administrative Agent in its reasonable discretion, in each case with such changes thereto as may be recommended by Administrative Agent's local counsel based on local laws or customary local mortgage or deed of trust practices, or (ii) at Administrative Agent's option, in the case of an Additional Mortgaged Property, an amendment to an existing Mortgage, in form satisfactory to Administrative Agent, adding such Additional Mortgaged Property to the Real Property Assets encumbered by such existing Mortgage, in either case as such security instrument or amendment may be amended, supplemented or otherwise modified from time to time. "MORTGAGES" means all such instruments, including the Closing Date Mortgages and any Additional Mortgages, collectively.

                  "MULTIEMPLOYER PLAN" means any Employee Benefit Plan that is a "multiemployer plan" as defined in Section 3(37) of ERISA excluding any Employee Benefit Plan solely providing dental benefits.

                  "NET AMOUNT OF ELIGIBLE ACCOUNTS" shall mean the gross amount of Eligible Accounts less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

                  "NET AMOUNT OF ELIGIBLE CANADIAN ACCOUNTS" shall mean the gross amount of Eligible Canadian Accounts less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

                  "NET AMOUNT OF ELIGIBLE FOREIGN ACCOUNTS" shall mean the gross amount of Eligible Foreign Accounts less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

                  "NET ASSET SALE PROCEEDS", with respect to any Asset Sale, means Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including (i) income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale; provided, however, that Net Asset Sale Proceeds shall not include any cash payments received from any Asset Sale by a Foreign Subsidiary unless such proceeds may be repatriated (by reason of a repayment of an intercompany note or otherwise) to the United States without (in the reasonable judgment of Company) resulting in a material tax liability to Holdings and its Subsidiaries taken as a whole.

                  "NET INSURANCE/CONDEMNATION PROCEEDS" means any Cash payments or proceeds received by Holdings or any of its Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of Holdings or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by Holdings or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Holdings or such Subsidiary in respect thereof.

                  "NET SECURITIES PROCEEDS" means the cash proceeds (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses) from the (i) issuance of Capital Stock of or incurrence of Indebtedness by Holdings or any of its Subsidiaries and (ii) capital contributions made by a holder of Capital Stock of Arris other than Company or Holdings.

                  "NEW LENDER" has the meaning assigned to that term in subsection 2.1A(iii).

                  "NEW LENDER SUPPLEMENT" has the meaning assigned to that term in subsection 2.1A(iii).

                  "NON-US LENDER" has the meaning assigned to that term in subsection 2.7B(iii)(a).

                  "NORTEL" means Nortel Networks Corporation, a Canadian corporation.

                  "NORTEL INTEREST AMOUNT" means the interest accrued as of the Closing Date on the Year-End 2000 Loan Amount for the 2001 Interim Period, in accordance with the terms of the Existing Arris Credit Agreement and the Reorganization Agreement.

                  "NORTEL NETWORKS" means Nortel Networks Inc., a Delaware corporation

                  "NORTEL LLC" means Nortel Networks LLC, a Delaware limited liability company.

                  "NORTEL TRADE OBLIGATIONS" means all accrued and unpaid trade obligations and royalty payments owing by Arris and/or any of its Subsidiaries to Nortel LLC and/or any of its Affiliates incurred through the Closing Date (other than the Nortel Trade Payable).

                  "NORTEL TRADE PAYABLE" has the meaning assigned to such term in subsection 7.1(x).

                  "NORTEL 2001 OBLIGATIONS" means all of Arris' obligations owed to Nortel LLC under the Existing Arris Credit Agreement incurred during the period from January 1, 2001 to the Closing Date (other than the Nortel Interest Amount) that are outstanding on the Closing Date.

                  "NOTES" means one or more of the Revolving Notes or Swing Line Note or any combination thereof.

                  "NOTICE OF BORROWING" means a notice substantially in the form of Exhibit I annexed hereto.

                  "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of Exhibit III annexed hereto.

                  "OBLIGATIONS" means all obligations of every nature of each Loan Party from time to time owed to Administrative Agent, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

                  "OFFICER" means the president, chief executive officer, a vice president, chief financial officer, treasurer, general partner (if an individual), managing member (if an individual) or other individual appointed by the Governing Body or the Organizational Documents of a corporation, partnership, trust or limited liability company to serve in a similar capacity as the foregoing.

                  "OFFICER'S CERTIFICATE", as applied to any Person that is a corporation, partnership, trust or limited liability company, means a certificate executed on behalf of such Person by one or more Officers of such Person or one or more Officers of a general partner or a managing member if such general partner or managing member is a corporation, partnership, trust or limited liability company.

                  "NO-OFFSET LETTER" means an offset letter executed and delivered by any Account Debtor, substantially in the form of Exhibit XX annexed hereto and with such changes or in such other form as may be approved by Administrative Agent in its reasonable discretion.

                  "OPERATING LEASE", as applied to any Person, means any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

                  "ORGANIZATIONAL DOCUMENTS" means the documents (including Bylaws, if applicable) pursuant to which a Person that is a corporation, partnership, trust or limited liability company is organized.

                  "PARTICIPANT" means a purchaser of a participation in the rights and obligations under this Agreement pursuant to subsection 10.1C.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "PENSION PLAN" means any Employee Benefit Plan maintained by Holdings, any Borrower or any of their respective Subsidiaries, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

                  "PERMITTED ACQUISITION" means any acquisition, whether by purchase, merger, reorganization or any other method, by any Borrower of (x) another Person which is engaged primarily in the same or a related line of business as the Borrowers and their Subsidiaries or (y) any assets or other property of another Person consisting of substantially all of the assets of a division or line of business of such Person and which division or line of business is primarily engaged in the same or a related line of business as Borrowers and their Subsidiaries (any such Person, assets or other property being an "ACQUIRED BUSINESS"); provided that any such Permitted Acquisition shall comply with the provisions of subsection 7.3(vii).

                  "PERMITTED ENCUMBRANCES" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Collateral Documents):

                  (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

                  (ii) (A) Liens of landlords, Liens and rights of set-off of banks, Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens, in each case to the extent imposed by law and (B) other consensual Liens of landlords, carriers and warehousemen and Liens and rights of set-off of banks, in each case to the extent substantially similar in scope and application to the Liens and rights of set-off described in clause (A) above; provided, that each such Lien or right of set off described in clause (A) and (B) is incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 5 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

                  (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

                  (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

                  (v) leases or subleases granted to third parties in accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of any Borrower or any Subsidiary of any Borrower or resulting in a material diminution in the value of any Collateral as security for the Obligations;

                  (vi) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of any Borrower or any Subsidiary of any Borrower or result in a material diminution in the value of any Collateral as security for the Obligations;

                  (vii) any (a) interest or title of a lessor or sublessor under any lease not prohibited by this Agreement, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

                  (viii) Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement;

                  (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (x) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

                  (xi) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Borrowers and their Subsidiaries; and

                  (xii) licenses of Intellectual Property granted by any Borrower or any Subsidiary of any Borrower in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of such Borrower or such Subsidiary.

                  "PERMITTED HOLDERS" means Nortel and its Subsidiaries.

                  "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

                  "PLEDGED COLLATERAL" means, collectively, the "Pledged Collateral" as defined in the Security Agreement and any Foreign Pledge Agreement.

                  "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

                  "POWER DIVISION" means Arris International, Inc.'s network power division.

                  "PREFERRED HOLDINGS STOCK" means preferred stock of Holdings issued in connection with the Mandatory Exchange Event on the terms set forth in the Preferred Holdings Stock Certificate of Designation.

                  "PREFERRED HOLDINGS STOCK CERTIFICATE OF DESIGNATIONS" means a certificate of designations for the Preferred Holdings Stock with the terms set forth on Exhibit 1 to the Amended and Restated Arris Membership Agreement (or otherwise described in Section 8.03 thereof), together with such other terms, if any, that may be agreed to by Holdings and the Arris Class B Member as are in form and substance satisfactory to Administrative Agent, as amended, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12.

                  "PRIME RATE" means the rate that CSFB announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. CSFB or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

                  "PROCEEDINGS" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration.

                  "PRO FORMA BASIS" means, as of any date of determination, in connection with (i) the calculation of Consolidated EBITDA or Consolidated Capital Expenditures for the Fiscal Quarter ending June 30, 2001 and for that portion of the Fiscal Quarter ending September 30, 2001 that is prior to the Closing Date, the Consolidated EBITDA or Consolidated Capital

Expenditures for such Fiscal Quarter, after giving effect on a pro forma basis to the Reorganization and (ii) in connection with the compliance of the Borrowers with the financial covenants set forth in subsection 7.6 as of the last day of the four Fiscal Quarter period most recently ended prior to such date of determination for which the relevant financial information is available (the "COMPLIANCE PERIOD"), after giving effect on a pro forma basis to any Permitted Acquisitions made during such Compliance Period and any dispositions made during such Compliance Period, other than sales of inventory in the ordinary course of business and dispositions of obsolete equipment, in each case on the following basis:

                  (i) any Indebtedness incurred or assumed by Holdings or any of its Subsidiaries in connection with the Reorganization or such Permitted Acquisitions, as the case may be, and any Indebtedness repaid in connection with the Reorganization or such Permitted Acquisitions and/or dispositions, as the case may be, shall be deemed to have been incurred or repaid, respectively, as of April 1, 2001 in the case of the Reorganization and as of the first day of the Compliance Period, in the case of such Permitted Acquisitions;

                  (ii) if such Indebtedness incurred or assumed by Holdings or any of its Subsidiaries in connection with the Reorganization or such Permitted Acquisitions, as the case may be, has a floating or formula rate, then the rate of interest for such Indebtedness for the applicable period shall be computed as if the rate in effect for such Indebtedness on the relevant measurement date had been the applicable rate for the entire applicable period;

                  (iii) income statement items (whether positive or negative) attributable to the property or business acquired or disposed in the Reorganization or such Permitted Acquisitions and/or dispositions, as the case may be, shall be included as if such acquisitions took place on April 1, 2001, in the case of the Reorganization and as of the first day of the Compliance Period, in the case of such Permitted Acquisitions and/or dispositions, in each case on a pro forma basis; and

                  (iv) any historical extraordinary non-recurring costs or expenses or other verifiable costs or expenses that will not continue after the Closing Date, in the case of the Reorganization or after the acquisition or disposition date, in the case of such Permitted Acquisitions, may be eliminated and other expenses and cost reductions may be reflected on a basis consistent with Regulation S-X promulgated by the Securities and Exchange Commission.

                  Such pro forma calculations shall be based on the audited or reviewed financial results to the extent delivered in compliance with subsection 4.1G or clause (f) of subsection 7.3(vii). All pro forma adjustments shall be approved by the Administrative Agent.

                  "PROJECTIONS" means the financial projections of Holdings and its Subsidiaries for the period from January 1, 2001 through December 31, 2004 delivered to the Lenders prior to the Closing Date.


                  "PRO RATA SHARE" means for any Revolving Lender, the percentage obtained by dividing (x) the Revolving Loan Exposure of that Revolving Lender by (y) the aggregate Revolving Loan Exposure of all Revolving Lenders as such percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Revolving Lender is set forth opposite the name of that Revolving Lender in Schedule 2.1 annexed hereto.

                  "PTO" means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary or, in the opinion of Administrative Agent, desirable in order to create or perfect Liens on any IP Collateral.

                  "PURCHASE MONEY INDEBTEDNESS" means Indebtedness of any Borrower or any Subsidiary Guarantor incurred in connection with the purchase of assets or other property for the business of such Borrower or Subsidiary Guarantor; provided that (x) the recourse of the lenders with respect to such Indebtedness is limited solely to such Borrower or Subsidiary Guarantor, as the case may be, (y) the only Lien granted by such Borrower or Subsidiary Guarantor, as the case may be, securing such Indebtedness is on the assets or other property so purchased (and the proceeds of such assets or other property) and
(z) such Indebtedness is without recourse to any other Loan Party.

                  "REAL PROPERTY ASSET" means, at any time of determination, any interest then owned by any Loan Party in any real property.

                  "REFUNDED SWING LINE LOAN" has the meaning assigned to that term in subsection 2.1A(ii)(b).

                  "REGISTER" has the meaning assigned to that term in subsection 2.1D.

                  "REGISTRATION STATEMENT" means that certain S-4 Form Registration Statement filed by Holdings with the SEC on May 23, 2001, as amended by Amendment No. 1 to Registration Statement filed with the SEC on June 8, 2001 and by Amendment No. 2 to Registration Statement filed with the SEC on July 2, 2001 and as further amended, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12.

                  "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "REGULATORY SHARES" means, with respect to any Person, shares of such Person required to be issued as qualifying shares to directors or persons similarly situated or shares issued to Persons other than Holdings or a Wholly-Owned Subsidiary of Holdings in response to regulatory requirements of foreign jurisdictions pursuant to a resolution of the Board of Directors of such Person, so long as such shares do not exceed one percent of the total outstanding shares of equity of such Person and any owners of such shares irrevocably covenant with Company to remit to Company or waive any dividends or distributions paid or payable in respect of such shares.

                  "REIMBURSEMENT DATE" has the meaning assigned to that term in subsection 3.3B.

                  "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

                  "REORGANIZATION" means the transactions contemplated to occur by the Reorganization Agreement.

                  "REORGANIZATION AGREEMENT" means that certain Agreement and Plan of Reorganization dated as of October 18, 2000, by and among Company, Holdings, Transition, Nortel LLC, Nortel Networks and Arris, as amended as of April 9, 2001 and as of August 3, 2001 and as further amended, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12.

                  "REORGANIZATION DOCUMENTS" means the Reorganization Agreement, Amended and Restated Arris Membership Agreement, Registration Statement, Subordinated Reorganization Guaranty, the Preferred Holdings Stock Certificate of Designation, any note or other instrument issued in connection with the Subordinated Holdings Indebtedness and all other instruments or documents delivered or entered into pursuant to any of the foregoing, as such Reorganization Documents may be amended, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12.

                  "REQUEST FOR ISSUANCE" means a request substantially in the form of Exhibit IV annexed hereto.

                  "REQUISITE LENDERS" means Revolving Lenders having or holding more than 50% of the aggregate Revolving Loan Exposure of all Revolving Lenders.

                  "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of any Borrower or Holdings now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class,
(ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of any Borrower or Holdings now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of any Borrower or Holdings now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

                  "REVOLVING DISCRETIONARY LOANS" means any Revolving Loans that are made to repay any Refunded Swing Line Loan that is a Discretionary Loan in accordance with subsection 2.1A(ii)(b).

                  "REVOLVING DISCRETIONARY OVERDRAFT LOANS" means Revolving Discretionary Loans made to repay any Discretionary Overdraft Loan.

                  "REVOLVING DISCRETIONARY POST-DEFAULT LOANS" means Revolving Discretionary Loans made to repay any Discretionary Post-Default Loan.

                  "REVOLVING DISCRETIONARY POST-DEFAULT OVERDRAFT LOANS" means Revolving Discretionary Loans made to repay any Discretionary Post-Default Overdraft Loan.

                  "REVOLVING LENDER" means a Lender that has a Revolving Loan Commitment and/or that has an outstanding Revolving Loan.

                  "REVOLVING LOAN COMMITMENT" means the commitment of a Revolving Lender to make Revolving Loans to Borrowers, on a joint and several basis, pursuant to subsection 2.1A(i), and "REVOLVING LOAN COMMITMENTS" means such commitments of all Revolving Lenders in the aggregate.

                  "REVOLVING LOAN COMMITMENT TERMINATION DATE" means August 3, 2004; provided, however, that if the Indebtedness evidenced by the Convertible Subordinated Notes has not been fully refinanced or converted into shares of Holdings common stock prior to December 31, 2002, in each case on terms and conditions satisfactory to Requisite Lenders in their sole discretion, the Revolving Loan Commitment Termination Date shall be December 31, 2002.

                  "REVOLVING LOAN EXPOSURE", with respect to any Revolving Lender, means, as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Revolving Lender's Revolving Loan Commitment, and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Revolving Lender plus (b) in the case of Administrative Agent, the aggregate Letter of Credit Usage in respect of all Letter of Credit Guaranties (in each case net of any participations purchased by other Revolving Lenders in such Letter of Credit Guaranties or in any unreimbursed payments thereunder) plus (c) the aggregate amount of all participations purchased by that Revolving Lender in any Letter of Credit Guaranties or any unreimbursed payment under any Letter of Credit Guaranties plus (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any assignments thereof purchased by other Revolving Lenders) plus (e) the aggregate amount of all assignments purchased by that Revolving Lender in any outstanding Swing Line Loans.

                  "REVOLVING LOAN INCREASE PERIOD" means the period from (i) the Closing Date to (ii) the earlier of (x) the second anniversary of the Closing Date and (y) the Revolving Loan Commitment Termination Date.

                  "REVOLVING LOANS" means the Loans made by Revolving Lenders to Borrowers, on a joint and several basis, pursuant to subsection 2.1A(i).

                  "REVOLVING NOTES" means (i) the promissory notes of Borrowers issued pursuant to subsection 2.1E on the Closing Date and (ii) any promissory notes issued by Borrowers pursuant to the second to the last sentence of subsection 10.1B(i) in connection with assignments of the Revolving Loan Commitments and Revolving Loans of any Revolving Lenders, in each case substantially in the form of Exhibit V annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                  "S&P" means Standard & Poor's Ratings Services.

                  "SEC" means the Securities and Exchange Commission.

                  "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

                  "SECURITY AGREEMENT" means the Security Agreement executed and delivered on the Closing Date, substantially in the form of Exhibit XIII annexed hereto, as such Security Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

                  "SOLVENT", with respect to any Person, means that as of the date of determination both (i)(a) the then fair saleable value of the property of such Person is (1) greater than the total amount of liabilities (including contingent liabilities) of such Person and (2) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and due considering all financing alternatives and potential asset sales reasonably available to such Person; (b) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (c) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "STANDBY LETTER OF CREDIT" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of any Borrower or of any Subsidiary of any Borrower in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of any Borrower or any Subsidiary of any Borrower, (iii) the obligations of third party insurers of any Borrower or any Subsidiary of any Borrower arising by virtue of the laws of any jurisdiction requiring third party insurers, (iv) obligations with respect to Capital Leases or Operating Leases of any Borrower or any Subsidiary of any Borrower, and (v) performance, payment, deposit or surety obligations of any Borrower or any Subsidiary of any Borrower, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry.

                  "STRATEGIS ASSESSMENT" means the assessment of the technology risk of Holdings and its Subsidiaries conducted by The Strategis Consulting Group, Inc. and delivered to the Agents prior to the Closing Date, in form and substance satisfactory to the Agents, as such assessment may be updated by The Strategis Consulting Group, Inc. or such other independent third party consultant as selected by Agents in their sole discretion from time to time in accordance with subsection 6.12.

                  "SUBORDINATED HOLDINGS GUARANTY" means a guaranty by Holdings entered into after the Closing Date of the obligations of the Company under the Convertible Subordinated Note Indenture and Convertible Subordinated Notes, in form and substance satisfactory to Administrative Agent, as such guaranty is amended, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12.

                  "SUBORDINATED HOLDINGS INDEBTEDNESS" means Indebtedness, if any, issued by Holdings in connection with the Mandatory Exchange Event evidenced by a note or notes in the form and with the terms set forth in Exhibit 2 to the Amended and Restated Arris Membership Agreement (or otherwise described in Section 8.03 thereof) together with such other terms, if any, that may be agreed to by Holdings and the Arris Class B Member as are in form and substance satisfactory to Administrative Agent, as amended, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12.

                  "SUBORDINATED INDEBTEDNESS" means (i) the Convertible Subordinated Notes, (ii) any Indebtedness incurred in accordance with subsection 7.1(ix) to refinance the Convertible Subordinated Notes, (iii) any Subordinated Holdings Indebtedness and (iv) any Indebtedness of any Borrower incurred from time to time and subordinated in right of payment to the Obligations.

                  "SUBORDINATED REORGANIZATION GUARANTY" means that certain Subordinated Guaranty dated as of the Closing Date, by Holdings issued for the benefit of Nortel LLC, as amended, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12.

                  "SUBSIDIARY" with respect to any Person, means any corporation, partnership, trust, limited liability company, association, Joint Venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the members of the Governing Body is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                  "SUBSIDIARY GUARANTOR" means Antec International, Texscan de Mexico, S.A. de C.V., Keptel de Mexico, S.A. de C.V. and any Domestic Subsidiary or Mexican Subsidiary of any Borrower that is a Material Subsidiary that executes and delivers a counterpart of the Subsidiary Guaranty after the Closing Date pursuant to subsection 6.8 or 6.13.

                  "SUBSIDIARY GUARANTY" means the Subsidiary Guaranty executed and delivered by the Subsidiary Guarantors on the Closing Date and by any Person that becomes a Subsidiary Guarantor from time to time after the Closing Date in accordance with subsection 6.8, substantially in the form of Exhibit XII-A annexed hereto, as such Subsidiary Guaranty may hereafter be amended, supplemented or otherwise modified from time to time.

                  "SUPERMAJORITY REQUISITE LENDERS" means Revolving Lenders having or holding at least 75% of the aggregate Revolving Loan Exposure of all Revolving Lenders.

                  "SUPPLEMENTAL COLLATERAL AGENT" has the meaning assigned to that term in subsection 9.1B.

                  "SWING LINE LENDER" means CIT, or any Person serving as a successor Administrative Agent hereunder, in its capacity as Swing Line Lender hereunder.

                  "SWING LINE LOAN COMMITMENT" means the commitment of Swing Line Lender to make Swing Line Loans to Borrowers, on a joint and several basis, pursuant to subsection 2.1A(ii).

                  "SWING LINE LOANS" means the Loans made by Swing Line Lender to Borrowers, on a joint and several basis, pursuant to subsection 2.1A(ii).

                  "SWING LINE LOAN REFUND DATE" has the meaning assigned to that term in subsection 2.1A(ii)(b).

                  "SWING LINE NOTE" means (i) the promissory note of Borrowers issued pursuant to subsection 2.1E on the Closing Date and (ii) any promissory note issued by Borrowers to any successor Administrative Agent and Swing Line Lender pursuant to the last sentence of subsection 9.5B, in each case substantially in the form of Exhibit VI annexed hereto, as it may be amended, supplemented or otherwise modified from time to time.

                  "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed, including interest, penalties, additions to tax and any similar liabilities with respect thereto; except that, in the case of a Lender, there shall be excluded taxes that are imposed on the overall net income or net profits (including franchise taxes imposed in lieu thereof) by the United States or by any other Government Authority under the laws of which the Lender is organized or has its principal office or maintains its applicable lending office.

                  "TAX ABATEMENT TRANSACTION" means the revenue bond financing arrangement entered into by Company and the Development Authority of Fulton County pursuant to the Tax Abatement Transaction Documents.

                  "TAX ABATEMENT TRANSACTION DOCUMENTS" means the documents set forth in Schedule 1.1 and any other documents, instruments or agreements delivered pursuant to such documents, as amended, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12.

                  "TITLE COMPANY" means, collectively, Commonwealth Land Title Insurance Company and/or one or more other title insurance companies reasonably satisfactory to Administrative Agent.

                  "TOTAL UTILIZATION OF REVOLVING LOAN COMMITMENTS" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans plus (ii) the aggregate principal amount of all outstanding Swing Line Loans plus (iii) the Letter of Credit Usage.

                  "TRANSACTION COSTS" means the fees, costs and expenses payable by Holdings and its Subsidiaries on or before the Closing Date in connection with the transactions contemplated hereby and by the Reorganization Agreement.

                  "TRANSITION" means Broadband Transition Corporation, a Delaware corporation.

                  "2001 INTERIM PERIOD" has the meaning assigned to that term in the Reorganization Agreement.

                  "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

                  "WHOLLY-OWNED SUBSIDIARY" means a Subsidiary of any Person, all of the outstanding capital stock or other ownership interests of which (other than Regulatory Shares) are owned by such Person or by one or more Wholly-Owned Subsidiaries of such Persons or, collectively, by such Person and one or more of its Wholly-Owned Subsidiaries.

                  "YEAR-END 2000 LOAN AMOUNT" has the meaning assigned to that term in the Reorganization Agreement.

         1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

                  Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Borrowers to Lenders pursuant to clauses (ii), (iii) and (xii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)) except that interim financial statements need not include footnotes except to the extent required by the SEC with respect to interim financial statements filed with it. Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize GAAP as in effect on the date of determination, applied in a manner consistent with that used in preparing the financial statements referred to in subsection 5.3. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and Borrowers, Administrative Agent or Requisite Lenders shall so request, Administrative Agent, Lenders and Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Requisite Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and Borrowers shall provide to Administrative Agent and Lenders reconciliation statements provided for in subsection 6.1(v).

         1.3      OTHER DEFINITIONAL PROVISIONS AND RULES OF CONSTRUCTION.

                  A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

                  B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

                  C. The use in any of the Loan Documents of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

SECTION 2.        AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

         2.1      COMMITMENTS; MAKING OF LOANS; THE REGISTER; NOTES.

                  A. COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the joint and several representations and warranties of Borrowers herein set forth, each Revolving Lender hereby severally agrees to make the Loans as described in subsection 2.1A(i) and Swing Line Lender hereby agrees to make the Swing Line Loans as described in subsection 2.1A(ii).

                  (i) Revolving Loans. Each Revolving Lender severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Borrowers, on a joint and several basis, from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection
         2.5. The original amount of each Revolving Lender's Revolving Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate original amount of the Revolving Loan Commitments is $175,000,000; provided that the Revolving Loan Commitments of Revolving Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B, shall be increased from time to time by the amount of any increase thereto pursuant to subsection 2.1A(iii), and shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4. Each Revolving Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date; provided that each Revolving Lender's Revolving Loan Commitment shall expire immediately and without further action on August 17, 2001 if the initial Revolving Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(i) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

                  Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

                  In addition, no Revolving Loans (other than Revolving Discretionary Loans) shall be made at any time if the Total Utilization of Revolving Loan Commitments at any time exceeds the Borrowing Base then in effect.

                  (ii)     Swing Line Loans.

                           (a) General Provisions. Swing Line Lender hereby
                  agrees, subject to the limitations set forth below with respect to the maximum amount of Swing Line Loans permitted to be outstanding from time to time, to make a portion of the Revolving Loan Commitments available to Borrowers, on a joint and several basis, from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date by making Swing Line Loans to Borrowers in an aggregate amount not exceeding the amount of the Swing Line Loan Commitment to be used for the purposes identified in subsection 2.5B, notwithstanding the fact that such Swing Line Loans, when aggregated with Swing Line Lender's outstanding Revolving Loans and Swing Line Lender's Pro Rata Share of the Letter of Credit Usage then in effect, may exceed Swing Line Lender's Revolving Loan Commitment. The original amount of the Swing Line Loan Commitment is $15,000,000; provided that any reduction of the Revolving Loan Commitments made pursuant to subsection 2.4 that reduces the aggregate Revolving Loan Commitments to an amount less than the then current amount of the Swing Line Loan Commitment shall result in an automatic corresponding reduction of the Swing Line Loan Commitment to the amount of the Revolving Loan Commitments, as so reduced, without any further action on the part of any Borrower, Administrative Agent or Swing Line Lender. The Swing Line Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than that date; provided that the Swing Line Loan Commitment shall expire immediately and without further action on August 17, 2001 if the initial Revolving Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(ii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

                           Anything contained in this Agreement to the contrary
                  notwithstanding, the Swing Line Loans and the Swing Line Loan Commitment shall be subject to the limitation, that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the lesser of (i) the Revolving Loan Commitments then in effect and (ii) the Borrowing Base then in effect (other than Discretionary Loans made in accordance with the following paragraph).

                           Without limiting any of the foregoing, Borrowers and
                  Lenders acknowledge and agree that Swing Line Lender may, in its sole discretion and without any obligation to do so:

                                    (1) make Swing Line Loans from time to time
                           in an amount sufficient to pay to Administrative Agent and Lenders any principal, interest, fees and expenses required to be paid hereunder or under any other Loan Document by any Loan Party which are not paid when due; provided that Borrowers shall be deemed to have submitted an appropriate

                           Notice of Borrowing therefor and the proceeds of such Swing Line Loan shall not be advanced to Borrowers but shall be applied directly by Administrative Agent
                           (i) in the case of any interest or fees, in accordance with the terms of this Agreement and the other Loan Documents and (ii) in the case of any expenses, to reimburse any Agent or Lender for any expenses documented by a written invoice previously submitted to the Borrowers and Administrative Agent and in form and substance satisfactory to Administrative Agent;

                                    (2) at any time that (A) the Total
                           Utilization of Revolving Loan Commitments exceeds the Borrowing Base and/or (B) an Event of Default or Potential Event of Default shall have occurred and be continuing, upon the request of Borrowers, make Swing Line Loans (any such Swing Line Loan a "DISCRETIONARY LOAN"), so long as (i) Requisite Lenders have not given notice to Swing Line Lender instructing Swing Line Lender not to make Swing Line Loans hereunder and (ii) the making of any such Discretionary Loan would not cause the aggregate outstanding principal amount of Discretionary Loans and Revolving Discretionary Loans to exceed the Maximum Discretionary Amount in effect at such time; provided, however, that Swing Line Lender shall not make more than three Swing Line Loans that are Discretionary Overdraft Loans in any Fiscal Year; provided, further, that anything contained in this Agreement to the contrary notwithstanding, the making of any Swing Line Loans that constitute Discretionary Loans shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the lesser of (i) the Maximum Discretionary Borrowing Base Amount and (ii) the Revolving Loan Commitments then in effect.

                  Anything to the contrary in this Agreement and the other Loan Documents notwithstanding, Swing Line Loans (including, without limitation, Discretionary Loans) made pursuant to the preceding clause (1) or (2) shall constitute Swing Line Loans for all purposes hereunder, including, without limitation, for purposes of the making of Refunded Swing Line Loans and the purchase of participations therein by Lenders in accordance with the terms hereof.

                           (b) Swing Line Loan Prepayment with Proceeds of
                  Revolving Loans. With respect to any Swing Line Loans that have not been voluntarily prepaid by Borrowers pursuant to subsection 2.4A(i), Swing Line Lender shall, no later than 12:00 noon (New York city time) on the date that is (5) Business Days after the date that any Swing Line Loan is made (the "SWING LINE LOAN REFUND DATE"), direct Administrative Agent to request Revolving Lenders to make Revolving Loans that are Base Rate Loans on or prior to such Swing Line Loan Refund Date in an amount equal to the amount of such Swing Line Loan (the "REFUNDED SWING LINE LOAN"). Each Borrower hereby authorizes the giving of any such notice and the making of any such Revolving Loans on a joint and several basis. Anything contained in this Agreement to the contrary notwithstanding, (1) the proceeds of such Revolving Loans made by Revolving Lenders other than Swing Line Lender shall be immediately delivered by Administrative Agent to Swing Line Lender (and not to Borrowers) and applied to repay a corresponding portion of the Refunded Swing Line Loan and
                  (2) on the day such Revolving Loans are made, Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loan shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender, and such portion of the Swing Line Loan deemed to be so paid shall no longer be outstanding as a Swing Line Loan and shall no longer be due under the Swing Line Note of Swing Line Lender but shall instead constitute part of Swing Line Lender's outstanding Revolving Loans and shall be due under the Revolving Note of Swing Line Lender. Each Borrower hereby authorizes Administrative Agent and Swing Line Lender to charge such Borrower's accounts with Administrative Agent and Swing Line Lender (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of the Refunded Swing Line Loan to the extent the proceeds of such Revolving Loans made by Revolving Lenders, including the Revolving Loan deemed to be made by Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loan. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of any Borrower from Swing Line Lender in any bankruptcy proceeding, in any assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Revolving Lenders in the manner contemplated by subsection 10.5.

                           (c) Swing Line Loan Assignments. If for any reason
                  (1) Revolving Loans are not made upon the request of Swing Line Lender as provided in the immediately preceding paragraph in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans or
                  (2) the Revolving Loan Commitments are terminated at a time when any Swing Line Loans are outstanding, each Revolving Lender shall be deemed to, and hereby agrees to, have purchased an assignment of such outstanding Swing Line Loans in an amount equal to its Pro Rata Share (calculated, in the case of the foregoing clause (2), immediately prior to such termination of the Revolving Loan Commitments) of the unpaid amount of such Swing Line Loans together with accrued interest thereon. Upon one Business Day's notice from Swing Line Lender, each Revolving Lender shall deliver to Swing Line Lender an amount equal to its respective assignment in same day funds at the Funding and Payment Office. In order to further evidence such assignment (and without prejudice to the effectiveness of the assignment provisions set forth above), each Revolving Lender agrees to enter into an Assignment Agreement at the request of Swing Line Lender in form and substance reasonably satisfactory to Swing Line Lender.

                  In the event any Revolving Lender fails to make available to Swing Line Lender the amount of such Revolving Lender's assignment as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the rate customarily used by Swing Line Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. In the event Swing Line Lender receives a payment of any amount in which other Revolving Lenders have purchased assignments as provided in this paragraph, Swing Line Lender shall promptly distribute to each such other Revolving Lender its Pro Rata Share of such payment.

                           (d) Revolving Lenders' Obligations. Anything
                  contained herein to the contrary notwithstanding, each Revolving Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to subsection 2.1A(ii)(b) and each Revolving Lender's obligation to purchase an assignment of any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against Swing Line Lender, any Borrower or any other Person for any reason whatsoever; (2) the occurrence or continuation of an Event of Default or a Potential Event of Default; (3) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings, any Borrower or any Subsidiary of any Borrower; (4) any breach of this Agreement or any other Loan Document by any party thereto; or (5) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Revolving Lender are subject to the condition that (x) Swing Line Lender believed in good faith that all conditions under
                  Section 4 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, as the case may be, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made or (y) the satisfaction of any such condition not satisfied had been waived in accordance with subsection 10.6 prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made.

                  (iii) Increases of the Revolving Loan Commitments. With the written consent of Syndication Agent and Administrative Agent, Borrowers may request in writing at any time during the Revolving Loan Increase Period that the then effective aggregate principal amount of Revolving Loan Commitments be increased; provided that (1) the aggregate principal amount of the increase in Revolving Loan Commitments pursuant to this subsection 2.1A(iii) shall not exceed $25 million, (2) Borrowers may not make more than one request for such increase in Revolving Loan Commitments, (3) no Event of Default or Potential Event of Default shall have occurred and be continuing or shall occur as a result of such increase in Revolving Loan Commitments,
         (4) prior to the date
         of such increase, each Lender shall have received written notice from the Administrative Agent of the aggregate principal amount of such increase and (5) Borrowers shall, and shall cause their Subsidiaries to, execute and deliver such documents and instruments and take such other actions (including, without limitation, obtaining appropriate endorsements to title insurance policies) as may be reasonably requested by Syndication Agent in connection with such increase. Any request under this subsection 2.1A(iii) shall be submitted by Borrowers to Syndication Agent and Administrative Agent (and Administrative Agent shall forward copies to Revolving Lenders), specify the proposed effective date and amount of such increase and be accompanied by an Officer's Certificate of Company stating that no Event of Default or Potential Event of Default exists or will occur as a result of such increase. Borrowers may also specify any fees offered to those Revolving Lenders (the "INCREASING LENDERS") which agree to increase the principal amount of their Revolving Loan Commitments, which fees may be variable based upon the amount by which any such Revolving Lender is willing to increase the principal amount of its Revolving Loan Commitment. No Revolving Lender shall have any obligation, express or implied, to offer to increase the aggregate principal amount of its Revolving Loan Commitment. Only the consent of each Increasing Lender, Syndication Agent and Administrative Agent shall be required for an increase in the aggregate principal amount of Revolving Loan Commitments pursuant to this subsection 2.1A(iii). No Revolving Lender which elects not to increase the principal amount of its Revolving Loan Commitment may be replaced in respect of its existing Revolving Loan Commitment as a result thereof without such Revolving Lender's consent.

                  Each Revolving Lender that desires to increase its Revolving Loan Commitment (each a "RESPONDING LENDER") shall as soon as practicable specify the amount of the proposed increase which it is willing to assume. If the total amount that Responding Lenders are willing to increase their Revolving Loan Commitments by exceeds the amount of the requested increase, Syndication Agent shall allocate the proposed increase among the Responding Lenders. If the total amount that the Responding Lenders are willing to increase their Revolving Commitment by is less than the amount of the proposed increase, Borrowers may designate new lenders who qualify as Eligible Assignees and which are reasonably acceptable to Syndication Agent and Administrative Agent as additional Lenders hereunder in accordance with this subsection 2.1A(iii) (each such new lender being a "NEW LENDER"), which New Lender may assume all or a portion of the increase in the aggregate principal amount of the Revolving Loan Commitments.

                  Each New Lender designated by Borrowers and reasonably acceptable to Syndication Agent and Administrative Agent shall become an additional party hereto as a New Lender concurrently with the effectiveness of the proposed increase in the aggregate principal amount of the Revolving Loan Commitment, upon its execution of New Lender Supplement in the form of Exhibit XVIII (and, in each case, otherwise in form and substance reasonably satisfactory to Syndication Agent and Administrative Agent) (THE "NEW LENDER SUPPLEMENT").

                  Subject to the foregoing, any increase requested by Borrowers shall be effective as of the date proposed by Borrowers and shall be in the principal amount equal to (i) the principal amount which Increasing Lenders are willing to assume as increases to the principal amount of their Revolving Loan Commitment, plus (ii) the principal amount offered by New Lenders with respect to Revolving Loan Commitments. Upon effectiveness of any such increase, the Pro Rata Share of each Revolving Lender will be adjusted to give effect to the increase in Revolving Loan Commitments, Syndication Agent shall distribute to Lenders a revised Schedule 2.1 reflecting the Revolving Loan Commitment and Pro Rata Share of each Lender after giving effect to such increase. To the extent that the adjustment of Pro Rata Shares results in loss or expenses to any Lender as a result of the prepayment of any Eurodollar Rate Loan on a date other than the scheduled last day of the applicable Interest Period, Borrowers shall be jointly and severally responsible for such loss or expense pursuant to subsection 2.6D.

                  B. BORROWING MECHANICS. Revolving Loans made on any Funding Date (other than Swing Line Loans or Revolving Loans made pursuant to subsection 2.1A(ii) or 3.3B) shall be in an aggregate minimum amount of $250,000 and multiples of $250,000 in excess of that amount; provided that Revolving Loans made on any Funding Date as Eurodollar Rate Loans with a particular Interest Period shall be in an aggregate minimum amount of $1,000,000 and multiples of $500,000 in excess of that amount. There shall be no aggregate minimum or multiple amount for Swing Line Loans made on any Funding Date. Whenever any Borrower desires that Revolving Lenders make Revolving Loans it shall deliver to Administrative Agent a Notice of Borrowing no later than 12:00 Noon (New York City time) at least three Business Days in advance of the proposed Funding Date (in the case of a Eurodollar Rate Loan) or on the proposed Funding Date (in the case of a Base Rate Loan). Whenever any Borrower desires that Swing Line Lender make a Swing Line Loan, it shall deliver to Administrative Agent a Notice of Borrowing signed by an officer of such Borrower and the chief financial officer of Company no later than 12:00 Noon (New York City time) on the proposed Funding Date. Revolving Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering a Notice of Borrowing, any Borrower may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on or before the applicable Funding Date.

                  Neither Administrative Agent nor any Lender shall incur any liability to any Borrower in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by an Officer or other person authorized to borrow on behalf of any Borrower or for otherwise acting in good faith under this subsection 2.1B or under subsection 2.2D, and upon funding of Loans by Lenders, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans pursuant to subsection 2.2D, in each case in accordance with this Agreement, pursuant to any such telephonic notice of any Borrower shall have effected Loans or a conversion or continuation, as the case may be, hereunder.

                  Company and/or the applicable Borrower shall notify Administrative Agent prior to the funding of any Loans in the event that any of the matters to which such Borrower or Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by any Borrower of the proceeds of any Loans shall constitute a re-certification by such Borrower and Company, as of the applicable Funding Date, as to the matters to which such Borrower and Company are required to certify in the applicable Notice of Borrowing.

                  Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for, or a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrowers shall be bound either to make a borrowing or to effect a conversion or continuation in accordance therewith or to pay compensation to the Lenders pursuant to subsection 2.6D.

                  Notwithstanding the foregoing provisions of this subsection 2.1B, no Eurodollar Rate Loans may be made and no Base Rate Loan may be converted into a Eurodollar Rate Loan until the earlier of the fourteenth day after the Closing Date and the date specified by Syndication Agent to Borrowers on which the primary syndication of the Loans has been completed.

                  C. DISBURSEMENT OF FUNDS. All Revolving Loans under this Agreement shall be made by Revolving Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that neither any Agent nor any Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Revolving Lender or Swing Line Lender, as the case may be, of the proposed borrowing. Each such Revolving Lender shall make the amount of its Revolving Loan available to Administrative Agent not later than 2:00 P.M. (New York City time) on the applicable Funding Date, and Swing Line Lender shall make the amount of its Swing Line Loan available to Administrative Agent not later than 2:00 P.M. (New York City time) on the applicable Funding Date, in each case in same day funds in Dollars, at the Funding and Payment Office. Except as provided in (i) subsection 2.1A(ii) or subsection 3.3B with respect to Revolving Loans used to repay Refunded Swing Line Loans or Swing Line Loans or Revolving Loans used to reimburse any Administrative Agent for the amount of any payment under any Letter of Credit Guaranty or (ii) subsection 2.1A(ii)(a) with respect to Swing Line Loans used to pay interest, fees or other expenses that are due and payable under this Agreement or any other Loan Documents and have not been paid by the Borrowers or any other Loan Party, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Closing Date) and 4.2 (in the case of all Loans), Administrative Agent shall make the proceeds of such Loans available to the applicable

Borrower on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account of the applicable Borrower at the Funding and Payment Office.

                  Unless Administrative Agent shall have been notified by any Lender prior to a Funding Date for any Loans that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the applicable Borrower a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Borrowers and Borrowers shall promptly pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder.

                  D.       THE REGISTER.

                  Administrative Agent, acting for these purposes solely as an agent of Borrowers (it being acknowledged that Administrative Agent, in such capacity, and its officers, directors, employees, agent and affiliates shall constitute Indemnitees under subsection 10.3), shall maintain (and make available for inspection by Borrowers and Lenders upon reasonable prior notice at reasonable times) at its address referred to in subsection 10.9 a register for the recordation of, and shall record, the names and addresses of Lenders and the Revolving Loan Commitment, Swing Line Loan Commitment, Revolving Loans and Swing Line Loans of each Lender from time to time (the "REGISTER"). Borrowers, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof; all amounts owed with respect to any Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof; and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans. Each Lender shall record on its internal records the amount of its Loans and Commitments and each payment in respect hereof, and any such recordation shall be conclusive and binding on Borrowers, absent manifest error, subject to the entries in the Register, which shall, absent manifest error, govern in the event of any inconsistency with any Lender's records. Failure to make any recordation in the Register or in any Lender's records, or any error in such recordation, shall not affect any Loans or Commitments or any Obligations in respect of any Loans.

                  E. NOTES. Borrowers shall execute and deliver on the Closing Date (i) to Revolving Lenders (or to Administrative Agent for Revolving Lenders) a Revolving Note substantially in the form of Exhibit V annexed hereto to evidence each Revolving Lender's Revolving Loans, in the principal amount of that Revolving Lender's Revolving Loan Commitment and with other appropriate insertions, and (ii) to Swing Line Lender (or to Administrative Agent for Swing Line Lender) a Swing Line Note substantially in the form of Exhibit VI annexed hereto to evidence Swing Line Lender's Swing Line Loans, in the principal amount of the Swing Line receipt of such notice) a promissory note or promissory notes to evidence such Lender's Revolving Loans or Swing Line Loans, substantially in the form of Exhibit V or Exhibit VI annexed hereto, respectively, with appropriate insertions.

         Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent as provided in subsection 10.1B(ii). Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, assignee or transferee of that Note or of any Note or Notes issued in exchange therefor.

         2.2      INTEREST ON THE LOANS.

                  A. RATE OF INTEREST. Subject to the provisions of subsections 2.6 and 2.7, each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Eurodollar Rate. Subject to the provisions of subsection 2.7, each Swing Line Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate. The applicable basis for determining the rate of interest with respect to any Revolving Loan shall be selected by Company and the applicable Borrower initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B (subject to the last sentence of subsection 2.1B), and the basis for determining the interest rate with respect to any Revolving Loan may be changed from time to time pursuant to subsection 2.2D (subject to the last sentence of subsection 2.1B). If on any day a Revolving Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

                  (i) Subject to the provisions of subsections 2.2E, 2.2G and 2.7, the Loans shall bear interest through maturity as follows:

                           (a) if a Base Rate Loan, then at the sum of the Base
                  Rate plus the Base Rate Margin set forth in the table below opposite the Average Excess Availability for the most recently ended Fiscal Quarter; or

                           (b) if a Eurodollar Rate Loan, then at the sum of the
                  Eurodollar Rate plus the Eurodollar Rate Margin set forth in the table below opposite the Average Excess Availability for the most recently ended Fiscal Quarter:

-------------------------------------------------------------------------------------------------------------------
                                       Average Excess              Eurodollar Rate                   Base
                                        Availability                   Margin                     Rate Margin
-------------------------------------------------------------------------------------------------------------------
Greater than                            $150,000,000                    2.75%                        1.50%
or equal to
-------------------------------------------------------------------------------------------------------------------

Greater than or equal to but            $100,000,000                    3.00%                        1.75%
less than                               $150,000,000
-------------------------------------------------------------------------------------------------------------------

Greater than or equal to but            $ 50,000,000                    3.25%                        2.00%
less than                               $100,000,000
-------------------------------------------------------------------------------------------------------------------

Less than                               $ 50,000,000                    3.50%                        2.25%
-------------------------------------------------------------------------------------------------------------------


         provided that, for the first three months after the Closing Date, the applicable margin for Revolving Loans that are Eurodollar Rate Loans shall be 3.25% per annum and for Revolving Loans that are Base Rate Loans shall be 2.00% per annum; provided, further that the Eurodollar Margins and Base Rate Margins set forth in this subsection 2.2A(i) shall be increased by 0.50% for any Discretionary Overdraft Loans or any Revolving Discretionary Overdraft Loans.

                  (ii) Upon delivery pursuant to subsection 6.11 of the Borrowing Base Certificate by Company to Administrative Agent for the week in which the last day of the Fiscal Quarter falls, the Base Rate Margin and the Eurodollar Rate Margin shall automatically be adjusted in accordance with such Borrowing Base Certificate, such adjustment to become effective on the next succeeding Business Day following the receipt by Administrative Agent of such Borrowing Base Certificate (subject to the provisions of the foregoing clause (i)); provided that, if within two Business Days of the date that the Borrowing Base Certificate for the week in which the last day of any Fiscal Quarter falls is required to be delivered pursuant to subsection 6.11, any Borrowing Base Certificate has not been delivered for such Fiscal Quarter, from such date until delivery of any such Borrowing Base Certificates for such Fiscal Quarter, the applicable margins shall be the maximum percentage amount for the relevant Loan set forth above.

                  (iii) Subject to the provisions of subsections 2.2E, 2.2G and 2.7, the Swing Line Loans shall bear interest through maturity at the sum of the Base Rate plus the applicable Base Rate Margin for Revolving Loans minus a rate equal to the commitment fee percentage then in effect as determined pursuant to subsection 2.3A.

                  B. INTEREST PERIODS. In connection with each Eurodollar Rate Loan, Company and the applicable Borrower may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be, at the option of Company and such Borrower either a one, two, three or six month period or, if deposits in the London interbank market are generally available for such period (as determined by each Lender) a nine or twelve month period; provided that:

                  (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

                  (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                  (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

                  (v) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date;

                  (vi) there shall be no more than six (6) Interest Periods outstanding at any time; and

                  (vii) in the event Company and the applicable Borrower fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company and such Borrower shall be deemed to have selected an Interest Period of one month.

                  C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity).

                  D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, Borrowers shall have the option (i) to convert at any time all or any part of its outstanding Revolving Loans equal to $5,000,000 and multiples of $1,000,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $5,000,000 and multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan; provided, however, that a Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto; provided, further, that Revolving Discretionary Loans may not be converted into Eurodollar Rate Loans.

                  Company and the Borrower who requested the applicable Loan shall deliver a Notice of Conversion/Continuation signed by the chief financial officer of Company and an officer of such Borrower to Administrative Agent no later than 10:00 A.M. (New York City time) on the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). In lieu of delivering a Notice of Conversion/Continuation, Company and the applicable Borrower may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation signed by the chief financial officer of Company and an officer of such Borrower to Administrative Agent on or before the proposed conversion/continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Administrative Agent shall promptly transmit such notice by telefacsimile or telephone to each Lender of the Loan subject to the Notice of Conversion/Continuation.

                  E. DEFAULT RATE. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided that, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

                  F. COMPUTATION OF INTEREST. Interest on the Loans shall be computed (i) in the case of Base Rate Loans, on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

                  G. MAXIMUM RATE. Notwithstanding the foregoing provisions of this subsection 2.2, in no event shall the rate of interest payable by Borrowers with respect to any Loan exceed the maximum rate of interest permitted to be charged under applicable law.

         2.3      FEES.

                  A. COMMITMENT FEES. Borrowers, jointly and severally, agree to pay to Administrative Agent, for distribution to each Revolving Lender in proportion to that Revolving Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitments over the sum of (i) the aggregate principal amount of outstanding Revolving Loans (but not any outstanding Swing Line Loans or the Letter of Credit Usage) plus (ii) the Letter of Credit Usage multiplied by a rate per annum equal to the percentage set forth in the table below opposite the Average Facility Usage Percentage for any Fiscal Quarter:

      -------------------------------------------------------------------------
        Average Facility Usage Percentage                    Commitment
                                                           Fee Percentage
      -------------------------------------------------------------------------
                  less than 25%                                 0.75%

      -------------------------------------------------------------------------
      greater than or equal to 25% but less                    0.625%
                     than 50%
      -------------------------------------------------------------------------
           greater than or equal to 50%                        0.500%
      -------------------------------------------------------------------------

such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on the last Business Day of each of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Commitment Termination Date; provided that for the first three months after the Closing Date, the applicable commitment fee percentage shall be 0.500% per annum.

                  B. ADMINISTRATIVE AGENT AND COLLATERAL MONITORING FEE. Borrowers jointly and severally agree to pay to Administrative Agent, in advance on the Closing Date and in advance on each anniversary thereafter, an annual administrative and collateral monitoring fee in the aggregate amount of $200,000.

                  C. OTHER FEES. Borrowers, jointly and severally agree, to pay to Administrative Agent and Lead Arranger such other fees in the amounts and at the times separately agreed upon between any Borrower and Administrative Agent or Lead Arranger.

         2.4 REPAYMENTS, PREPAYMENTS AND REDUCTIONS IN REVOLVING LOAN COMMITMENTS; GENERAL PROVISIONS REGARDING PAYMENTS; APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS UNDER GUARANTIES.

                  A.       PREPAYMENTS AND REDUCTIONS IN REVOLVING LOAN
                           COMMITMENTS.

                  (i) Voluntary Prepayments. Borrowers may, upon written or telephonic notice to Administrative Agent on or prior to 1:00 P.M. (New York City time) on the date of prepayment, which notice, if telephonic, shall be promptly confirmed in writing, at any time and from time to time prepay any Swing Line Loan on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and multiples of $500,000 in excess of that amount. Borrowers may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans, in each case given to Administrative Agent by 1:00 P.M. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender for the Loans to be prepaid), at any time and from time to time prepay any Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and multiples of $500,000 in excess of that amount; provided, however, that if a Eurodollar Rate Loan is prepaid on a date other than the date that the Interest Period applicable thereto expires, Borrowers shall compensate the Lenders in accordance with section 2.6D for any losses, expenses or liabilities incurred in connection with such prepayment. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4A(iv).

                  (ii) Voluntary Reductions of Revolving Loan Commitments. Borrowers may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Revolving Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; provided that any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $1,000,000 and multiples of $500,000 in excess of that amount. Borrowers' notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Borrowers' notice and shall reduce the Revolving Loan Commitment of each Revolving Lender proportionately to its Pro Rata Share. Any such voluntary reduction of the Revolving Loan Commitments shall be applied as specified in subsection 2.4A(iv).

                  (iii) Mandatory Prepayments, Mandatory Reductions of Revolving Loan Commitments and Mandatory Repayment of Discretionary Loans and Discretionary Revolving Loans. The Loans shall be repaid or prepaid and/or the Revolving Loan Commitments shall be permanently reduced in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as set forth below or as more specifically provided in subsection 2.4A(iv):

                           (a) Prepayments and Reductions From Net Asset Sale Proceeds. No later than the date of receipt by Holdings or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale, Borrowers shall either (1) prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to such Net Asset Sale Proceeds minus any amount of such Net Asset Sale Proceeds designated as Proposed Asset Sale Reinvestment Proceeds in accordance with clause (2) below and/or (2) so long as no Potential Event of Default or Event of Default shall have occurred and be continuing, deliver to Administrative Agent an Officer's Certificate of Company setting forth (x) the portion of such Net Asset Sale Proceeds (the "PROPOSED ASSET SALE REINVESTMENT PROCEEDS") that the Borrowers or their Subsidiaries intend to reinvest in equipment or other productive assets of the general type used in the business of Borrowers and their Subsidiaries within 270 days of such date of receipt and (y) the proposed use of such Proposed Asset Sale Reinvestment Proceeds and such other information with respect to such reinvestment as Administrative Agent may reasonably request; provided, that if, within five days of receipt by Holdings or any of its Subsidiaries of such Proposed Asset Sale Reinvestment Proceeds, the Borrowers or their Subsidiaries have not reinvested such Proposed Asset Sale Reinvestment Proceeds, Borrowers shall prepay the

                  Loans (but the Revolving Loan Commitments shall not be reduced) in an amount equal to the amount of such Proposed Asset Sale Reinvestment Proceeds; provided, further, that if, after the prepayment of the Revolving Loans in accordance with the immediately preceding proviso with any Proposed Asset Sale Reinvestment Proceeds, (i) an Event of Default shall have occurred and shall have been continuing for a period of 3 days at any time prior to the end of the 270 day reinvestment period with respect to such Asset Sale or (ii) the Borrowers and their Subsidiaries have not reinvested such Proposed Asset Sale Reinvestment Proceeds within such 270 day reinvestment period, the Revolving Loan Commitments shall be permanently reduced by an amount equal to the amount of all such Proposed Asset Sale Reinvestment Proceeds that have not been reinvested in accordance with this subsection 2.4A(iii)(a) and Borrowers shall immediately make any prepayment of the Loans that may be required pursuant to subsection 2.4A(iii)(h).

                           (b)      Prepayments and Reductions from Net
                  Insurance/Condemnation Proceeds. No later than the first Business Day following the date of receipt by Administrative Agent or by Holdings or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds that are required to be applied to prepay the Loans and/or reduce the Revolving Loan Commitments pursuant to the provisions of subsection 6.4C, Borrowers shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to the amount of such Net Insurance/Condemnation Proceeds.

                           (c) Prepayments and Reductions Due to Issuance of Equity Securities. On the date of receipt of the Net Securities Proceeds from the issuance of any Capital Stock of Holdings or any Subsidiary of Holdings or from any capital contribution to Holdings by any holder of Capital Stock thereof after the Closing Date, Borrowers shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to fifty percent (50%) of such Net Securities Proceeds; provided, however, that no such prepayment or reduction of the Revolving Loan Commitments shall be required in connection with (i) any issuances of Capital Stock of Holdings to any employee, executive, director or officer of Holdings or any of its Subsidiaries under an incentive compensation plan in an aggregate amount not to exceed $10,000,000 in any Fiscal Year;
                  (ii) issuances of Capital Stock of any Subsidiary of Holdings to directors of such Subsidiary in the extent required by applicable law; (iii) any issuance of Capital Stock in connection with the conversion of the Convertible Subordinated Notes in accordance with the terms of this Agreement; (iv) issuance of Capital Stock to any Loan Party by one of its Subsidiaries or the incurrence of any intercompany Indebtedness permitted to be incurred under subsection 7.1 or
                  (v) any issuance of common stock of Holdings or Preferred Holdings Stock in exchange for the Arris New Membership Interests in connection with the

                  Mandatory Exchange Event in accordance with the terms of this Agreement and the Amended and Restated Arris Membership Agreement.

                           (d) Prepayments and Reductions Due to Issuance of Indebtedness. On the date of receipt of the Net Securities Proceeds from the issuance of any Indebtedness of Holdings or any of its Subsidiaries after the Closing Date, other than Indebtedness permitted pursuant to subsection 7.1, Borrowers shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to such Net Securities Proceeds.

                           (e) Calculations of Net Proceeds Amounts; Additional Prepayments and Reductions Based on Subsequent Calculations. Concurrently with any prepayment of the Loans and/or reduction of the Revolving Loan Commitments pursuant to subsections 2.4A(iii)(a)-(d), Company shall deliver to Administrative Agent an Officer's Certificate demonstrating the calculation of the amount of the applicable Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds or Net Securities Proceeds, as the case may be, that gave rise to such prepayment and/or reduction. In the event that Borrowers shall subsequently determine that the actual amount was greater than the amount set forth in such Officer's Certificate, Borrowers shall promptly make an additional prepayment of the Loans (and/or, if applicable, the Revolving Loan Commitments shall be permanently reduced) in an amount equal to the amount of such excess, and Borrowers shall concurrently therewith deliver to Administrative Agent an Officer's Certificate of Company demonstrating the derivation of the additional amount resulting in such excess.

                           (f) Prepayments from Sale of Power Business. No later than the first Business Day following the date of receipt by Holdings or any of its Subsidiaries of any cash proceeds (net of reasonable legal fees and expenses) from the sale of the Power Division in accordance with subsection 7.7(x), Borrowers shall prepay the Loans in an aggregate amount equal to the amount of such cash proceeds.

                           (g) Prepayments from Amounts in Concentration Accounts. Borrowers shall on each Business Day prepay an aggregate principal amount of Loans in an amount equal to the amount of the Cash Balances of the Borrowers outstanding on such date.

                           (h)      Prepayments Due to Reductions or
                  Restrictions of Revolving Loan Commitments

                                    (1)      Borrowers shall from time to time
                           prepay first the Swing Line Loans and second the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments; and

                                    (2)      if at any time (x) the Total
                           Utilization of Revolving Loan Commitments minus the aggregate principal amount of outstanding Discretionary Loans and Revolving Discretionary Loans exceed (y) the Borrowing Base, Borrowers shall prepay first the Swing Line Loans (other than any Revolving Discretionary Loans) and second the Revolving Loans (other than any Revolving Discretionary Loans) in an amount equal to such excess.

                           (i) Repayments of Discretionary Loans and Revolving Discretionary Loans. No later than the date that is thirty (30) days after the date that any Discretionary Loan is made, Borrowers shall repay such Discretionary Loan and any Revolving Discretionary Loans that were made to repay such Discretionary Loan.

                  (iv)     Application of Prepayments.

                           (a) Application of Voluntary Prepayments by Type of Loans and Order of Maturity. Any voluntary prepayments pursuant to subsection 2.4A(i) shall be applied as specified by Borrowers in the applicable notice of prepayment; provided that in the event Borrowers fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied first to repay any outstanding Discretionary Post-Default Overdraft Loans to the full extent thereof, second to repay any outstanding Revolving Discretionary Post-Default Overdraft Loans to the full extent thereof, third to repay any remaining outstanding Discretionary Overdraft Loans to the full extent thereof, fourth, to repay any remaining outstanding Revolving Discretionary Overdraft Loans to the full extent thereof, fifth, to repay any remaining outstanding Discretionary Post-Default Loans to the full extent thereof, sixth, to repay any remaining outstanding Revolving Discretionary Post-Default Loans to the full extent thereof, seventh, to repay any remaining outstanding Swing Line Loans to the full extent thereof and eighth to repay any remaining outstanding Revolving Loans to the full extent thereof.

                           (b) Application of Mandatory Prepayments by Type of Loans. Unless an Event of Default has occurred and is continuing, any amount required to be applied as a mandatory prepayment of the Loans and/or a reduction of the Revolving Loan Commitments pursuant to subsections 2.4A(iii)(a)-(f) shall be applied first to repay any outstanding Discretionary Post-Default Overdraft Loans to the full extent thereof and to permanently reduce the Revolving Loan Commitments by the amount of such prepayment, second to repay any outstanding Revolving Discretionary Post-Default Overdraft Loans to the full extent thereof and to further permanently reduce the Revolving Loan Commitments by the amount of such prepayment, third to repay any remaining outstanding Discretionary Overdraft Loans to the full extent thereof and to further permanently reduce the Revolving Loan Commitments by the amount of such prepayment, fourth, to repay any remaining outstanding Revolving Discretionary Overdraft Loans to the full extent thereof and to further permanently reduce the Revolving Loan Commitments by the amount of such prepayment, fifth, to repay any remaining outstanding Discretionary Post-Default Loans to the full extent thereof and to further permanently reduce the Revolving Loan Commitments by the amount of such prepayment, sixth, to repay any remaining outstanding Revolving Discretionary Post-Default Loans to the full extent thereof and to further permanently reduce the Revolving Loan Commitments by the amount of such prepayment, seventh, to repay any remaining outstanding Swing Line Loans to the full extent thereof and to further permanently reduce the Revolving Loan Commitments by the amount of such prepayment, eighth to repay any remaining outstanding Revolving Loans to the full extent thereof and to further permanently reduce the Revolving Loan Commitments by the amount of such prepayment and ninth, to the extent of any remaining portion of such amount, to further permanently reduce the Revolving Loan Commitments to the full extent thereof; provided, however, that notwithstanding the foregoing the Revolving Loan Commitments shall not be reduced by any mandatory prepayment received in connection with subsection 2.4A(iii)(g) and so long as no Event of Default or Potential Event of Default has occurred and is continuing, subsections 2.4A(iii)(c) and 2.4A(iii)(f). If an Event of Default has occurred and is continuing, any amount required to be applied as a mandatory prepayment shall be applied as set forth in subsection 2.4C.

                           (c) Application of Prepayments to Base Rate Loans and Eurodollar Rate Loans. Any prepayment of Revolving Loans shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrowers pursuant to subsection 2.6D.

                           (d) Cash Collateral. If (x) the aggregate amount of any voluntary prepayment to be made in accordance with subsection 2.4A(i) or any mandatory prepayments required to be made in accordance with subsections 2.4A(iii)(a), (b), (c),
                  (d), (e) or (f) of the Loans exceeds (y) the aggregate amount of outstanding (A) Base Rate Loans and (B) Eurodollar Rate Loans with Interest Periods ending on or prior to the date of such voluntary or mandatory prepayment (such excess, the "DEFICIT AMOUNT"), so long as no Event of Default or Potential Event of Default has occurred and is continuing, the Borrower may deliver a written notice to the Administrative Agent prior to the date of such prepayment directing that such Deficit Amount be deposited into the Collateral Account for application to the Loans in accordance with this subsection
                  2.4 upon (1) the borrowing of any additional Base Rate Loans and/or (2) the expiration of any Interest Period with respect to any Eurodollar Rate Loans, until such Deficit Amount has been fully applied to the repayment of the Loans in accordance with this subsection 2.4;

                  provided, however, that any Deficit Amounts held in the Collateral Account shall be immediately applied to the payment of the Loans in accordance with this subsection 2.4 upon the earlier of (i) the occurrence of an Event of Default or (ii) the date that is thirty (30) days after the date that the prepayment giving rise to such Deficit Amount would have been applied to repay the Loans, and/or reduce the Revolving Loan Commitments but for the operation of this subsection 2.4A(iv), provided, further, that the aggregate amount of all Deficit Amounts held in the Collateral Account shall not exceed $5,000,000 at any time.

                  B.       GENERAL PROVISIONS REGARDING PAYMENTS.

                  (i) Manner and Time of Payment. All payments by Borrowers of principal, interest, fees and other Obligations hereunder shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 1:00 p.m. (New York City time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Borrowers on the next succeeding Business Day.

                  (ii) Application of Payments to Principal and Interest. All payments in respect of the principal amount of any Loan (other than payments made pursuant to subsection 2.4A(iii)(f)) shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

                  (iii) Apportionment of Payments. Aggregate principal and interest payments in respect of Revolving Loans shall be apportioned among all outstanding Revolving Loans to which such payments relate, in each case proportionately to Revolving Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Revolving Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Revolving Lender may request, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees of such Revolving Lender, if any, when received by Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4B(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

                  (iv) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

                  (v) Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Borrowers hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

                  C. APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS AFTER EVENT OF DEFAULT.

                  Upon the occurrence and during the continuation of an Event of Default, (a) all payments received on account of the Obligations, whether from Company, from any other Borrower, from any Guarantor or otherwise, shall be applied by Administrative Agent against the Obligations and (b) all proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document may, in the discretion of Administrative Agent, be held by Administrative Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Administrative Agent against, the applicable Secured Obligations (as defined in such Collateral Document), in each case in the following order of priority:

                  (i) to the payment of all costs and expenses of such sale, collection or other realization, all other expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, and all amounts for which Administrative Agent is entitled to compensation (including the fees described in subsection 2.3), reimbursement and indemnification under any Loan Document and all advances made by Administrative Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Administrative Agent in connection with the Loan Documents, all in accordance with subsections 9.4, 10.2 and 10.3 and the other terms of this Agreement and the Loan Documents;

                  (ii) thereafter, to the extent of any excess such proceeds, to the payment of all other Obligations for the ratable benefit of the holders thereof (subject to the provisions of subsection 2.4B(ii) hereof); and

                  (iii) thereafter, to the extent of any excess such proceeds, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

         Notwithstanding the foregoing, to the extent an Event of Default has occurred and is continuing and the Obligations have not been accelerated in accordance with Section 8, all payments received on account of the Obligations, whether from Company, from any other Borrower, from any Guarantor or otherwise, shall be applied by Administrative Agent first to repay any outstanding Discretionary Post-Default Overdraft Loans to the full extent thereof, second to repay any outstanding Revolving Discretionary Post-Default Overdraft Loans to the full extent thereof, third to repay any remaining outstanding Discretionary Overdraft Loans to the full extent thereof, fourth, to repay any remaining outstanding Revolving Discretionary Overdraft Loans to the full extent thereof, fifth, to repay any remaining outstanding Discretionary Post-Default Loans to the full extent thereof, sixth, to repay any remaining outstanding Revolving Discretionary Post-Default Loans to the full extent thereof, seventh, as provided in clause (i) above, eighth, as provided in clause (ii) above and ninth, as provided in clause (iii) above.

         2.5      USE OF PROCEEDS.

                  A. REVOLVING LOANS MADE ON THE CLOSING DATE. The proceeds of Revolving Loans made to Borrowers on the Closing Date in aggregate principal amount not to exceed $15,000,000 shall be applied to repay the obligations outstanding under the Existing Company Credit Agreement.

                  B. REVOLVING LOANS; SWING LINE LOANS. The proceeds of any Revolving Loans (other than Revolving Loans referenced in subsection 2.5A) and any Swing Line Loans (including any Discretionary Loans) shall be applied by Borrowers for working capital and other general corporate purposes, which may include the making of intercompany loans to any Wholly-Owned Subsidiary of any Borrower, in accordance with subsection 7.1(iv), for their own general corporate purposes.

                  C. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by any Borrower or any Subsidiary of any Borrower in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

         2.6      SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS.

                  Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

                  A. DETERMINATION OF APPLICABLE INTEREST RATE. On each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be conclusive and binding upon all parties) the interest rate that shall apply to the

Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrowers and each Lender.

                  B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that Administrative Agent shall have determined (which determination shall be conclusive and binding upon all parties hereto), on any Interest Rate Determination Date that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Borrowers and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Borrowers and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by any Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be for a Base Rate Loan.

                  C. ILLEGALITY OR IMPRACTICABILITY OF EURODOLLAR RATE LOANS. In the event that on any date any Lender shall have determined (which determination shall be conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Borrowers and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by any Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by any Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, any Borrower shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

                  D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. Borrowers shall compensate each Lender, upon written request by that Lender pursuant to subsection 2.8, for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds, but excluding the loss of the Eurodollar Rate Margin) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request therefor, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request therefor, (ii) if any prepayment (including any prepayment or conversion occasioned by the circumstances described in subsection 2.6C) or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by any Borrower, or (iv) as a consequence of any other default by Borrowers in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

                  E. BOOKING OF EURODOLLAR RATE LOANS. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

                  F. ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR RATE LOANS. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had funded each of its Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period, whether or not its Eurodollar Rate Loans had been funded in such manner.

                  G. EURODOLLAR RATE LOANS AFTER DEFAULT. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, (i) Borrowers may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by any Borrower with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be for a Base Rate Loan or, if the conditions to making a Loan set forth in subsection
4.2 cannot then be satisfied, to be rescinded by such Borrower.

         2.7      INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

                  A. COMPENSATION FOR INCREASED COSTS. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender (including any Lender that is an Issuing Bank) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or other Government Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other Government Authority (whether or not having the force of law):

                  (i) subjects such Lender to any additional Tax with respect to this Agreement or any of its obligations hereunder (including with respect to issuing or maintaining any Letters of Credit or purchasing or maintaining any participations therein or maintaining any Commitment hereunder) or any payments to such Lender of principal, interest, fees or any other amount payable hereunder;

                  (ii) imposes, modifies or holds applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Eurodollar Rate); or

                  (iii) imposes any other condition (other than with respect to taxes) on or affecting such Lender or its obligations hereunder or the London interbank market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining its Loans or Commitments or agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Lender with respect thereto; then, in any such case, Borrowers shall promptly pay to such Lender, upon receipt of the statement referred to in subsection 2.8A, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder.


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


                  B.       TAXES.

                  (i) Payments to Be Free and Clear. All sums payable by Borrowers under this Agreement and the other Loan Documents shall be paid free and clear of, and without any deduction or withholding on account of, any Tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Borrowers or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

                  (ii) Grossing-up of Payments. If any Borrower or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Borrower to Administrative Agent or any Lender under any of the Loan Documents:

                           (a)      such Borrower any shall notify
                  Administrative Agent of any such requirement or any change in any such requirement as soon as such Borrower any becomes aware of it;

                           (b) such Borrower any shall pay any such Tax when such Tax is due, such payment to be made (if the liability to pay is imposed on such Borrower) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

                           (c) the sum payable by such Borrower in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                           (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

provided that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date on which such Lender became a Lender in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in


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


effect on the date on which such Lender became a Lender, in respect of payments to such Lender.

                  (iii)    Evidence of Exemption from U.S. Withholding Tax.

                           (a) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "NON-US LENDER") shall deliver to Administrative Agent and to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms) properly completed and duly executed by such Lender, or, in the case of a Non-US Lender claiming exemption from United States federal withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of "portfolio interest", a form W-8BEN, and, in the case of a Lender that has certified in writing to Administrative Agent that it is not a "bank" (as defined in Section 881(c)(3)(A) of the Internal Revenue Code), a certificate of such Lender certifying that such Lender is not (i) a "bank" for purposes of Section 881(c) of the Internal Revenue Code, (ii) a ten-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue
                  Code) of Holdings or (iii) a controlled foreign corporation related to Holdings (within the meaning of Section 864(d)(4) of the Internal Revenue Code) in each case together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to United States withholding tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

                           (b) Each Non-US Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to Administrative Agent and to Company, on or prior to the Closing Date (in the case of each Lender listed on the signatures pages hereof), on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), or on such later date when such Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of the forms or statements required to be provided by such Lender under subsection 2.7B(iii)(a), properly completed and duly executed by such Lender, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to United States withholding tax, and (2) two original copies of Internal Revenue Service Form W-8IMY (or any successor forms) properly completed and duly executed by such Lender, together with any information, if any, such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

                           (c) Each Non-US Lender hereby agrees, from time to time after the initial delivery by such Lender of such forms, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence so delivered obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent and to Company two original copies of renewals, amendments or additional or successor forms, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to United States withholding tax with respect to payments to such Lender under the Loan Documents and, if applicable, that such Lender does not act for its own account with respect to any portion of such payment, or (2) notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

                           (d) Borrowers shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of clause (a), (b) or (c)(1) of this subsection 2.7B(iii); provided that if such Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) on the date such Lender became a Lender, nothing in this subsection 2.7B(iii)(d) shall relieve Borrowers of their obligation to pay any amounts pursuant to subsection 2.7B(ii)(c) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

                  C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Government Authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Government Authority, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in subsection 2.8A, Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction.

         2.8      STATEMENT OF LENDERS; OBLIGATION OF LENDERS TO MITIGATE.

                  A. STATEMENTS. Each Lender claiming compensation or reimbursement pursuant to subsection 2.6D, 2.7 or 2.8B shall deliver to Borrowers (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such compensation or reimbursement, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

                  B. MITIGATION. Each Lender and each Lender that is an Issuing Bank agrees that, as promptly as practicable after the officer of such Lender or Issuing Bank responsible for administering the Loans or Letters of Credit of such Lender or Issuing Bank, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Bank to receive payments under subsection 2.7, use reasonable effort to make, issue, fund or maintain the Commitments of such Lender or the Affected Loans or Letters of Credit of such Lender or Issuing Bank through another lending or letter of credit office of such Lender or Issuing Bank, if (i) as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Bank pursuant to subsection 2.7 would be materially reduced and (ii) as determined by such Lender or Issuing Bank in its sole discretion, such action would not otherwise be disadvantageous to such Lender or Issuing Bank; provided that such Lender or Issuing Bank will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8B unless Company on behalf of all Borrowers agrees to pay all incremental expenses incurred by such Lender or Issuing Bank as a result of utilizing such other lending or letter of credit office as described above.

         2.9      REPLACEMENT OF A LENDER.

                  If Borrowers receive a statement of amounts due pursuant to subsection 2.8A from a Lender, a Revolving Lender defaults in its obligations to fund a Revolving Loan pursuant to this Agreement, a Lender (a "NON-CONSENTING LENDER") refuses to consent to an amendment, modification or waiver of this Agreement that, pursuant to subsection 10.6, requires consent of 100% of the Lenders or 100% of the Lenders with Obligations directly affected or a Lender becomes an Affected Lender (any such Lender, a "SUBJECT LENDER"), so long as (i) no Potential Event of Default or Event of Default shall have occurred and be continuing and Borrowers have obtained a commitment from another Lender or an Eligible Assignee to purchase at par the Subject Lender's Loans and assume the Subject Lender's Commitments and all other obligations of the Subject Lender hereunder, (ii) such Lender is not Administrative Agent if any Letters of Credit are outstanding (unless all such Letters of Credit are terminated or a successor Administrative Agent has agreed to issue a replacement Letter of Credit Guaranty for all outstanding Letters of Credit in accordance with subsection 9.5) and
(iii), if applicable, the Subject Lender is unwilling to withdraw the notice delivered to Borrowers pursuant to subsection 2.8 and/or is unwilling to remedy its default upon 5 Business Days prior written notice to the Borrowers and Administrative Agent, Borrowers may require the Subject Lender to assign all of its Loans and Commitments to such other Lender, Lenders, Eligible Assignee or Eligible Assignees pursuant to the provisions of subsection 10.1B; provided that, prior to or concurrently with such replacement, (1) the Subject Lender shall have received payment in full of all principal, interest, fees and other amounts (including all amounts under subsections 2.6D, 2.7 and/or 2.8B (if applicable)) through such date of replacement and a release from its obligations under the Loan Documents, (2) all of the requirements for such assignment contained in subsection 10.1B, including, without limitation, the consent of Administrative Agent (if required) and the receipt by Administrative Agent of an executed Assignment Agreement and other supporting documents, have been fulfilled, and (3) in the event such Subject Lender is a Non-Consenting Lender, each assignee shall consent, at the time of such assignment, to each matter in respect of which such Subject Lender was a Non-Consenting Lender and Company also requires each other Subject Lender that is a Non-Consenting Lender to assign its Loans and Commitments.

         2.10     JOINT AND SEVERAL LIABILITY; PAYMENT INDEMNIFICATIONS.

                  All Obligations of Borrowers under the Loan Documents shall be the joint and several Obligations of the Borrowers and, in addition, shall be guaranteed by each Borrower under the Borrowers' Guaranty. The Obligations of and the Liens granted by any such Borrowers under the Loan Documents shall not be impaired or released by any action or inaction on the part of any Agent or any Lender with respect to any Loan Party, including any action or inaction which would otherwise release a surety. The Obligations of each Borrower shall be limited in amount to an amount not to exceed the maximum amount of obligations that can be made or assumed by such Borrower without rendering such obligation made or assumed, as it relates to such Borrower, void or voidable under applicable laws relating to fraudulent conveyance, fraudulent transfer or other similar laws affecting the rights of creditors generally.

                  In order to provide for just and equitable contribution among the Borrowers if any payment is made by any of the Borrowers (a "FUNDING BORROWER") in discharging any of the Obligations, such Funding Borrower shall be entitled to a contribution from each other Borrower for all payments, damages and expenses incurred by such Funding Borrower in discharging the Obligations, in the manner and to the extent required to allocate liabilities in an equitable manner among the Borrowers on the basis of the relative benefits received by the

Borrowers. If and to the extent that a Funding Borrower makes any payment to any Lender or any other Person in respect of the Obligations, any claim which said Funding Borrower may have against any other Borrower by reason thereof shall be subject and subordinate to the prior cash payment in full of the Obligations. The parties hereto acknowledge that the right to contribution hereunder shall constitute an asset of the party to which such contribution is owing. Notwithstanding any of the foregoing to the contrary, such contribution arrangements shall not limit in any manner the joint and several nature of the Obligations, limit, release or otherwise impair any rights of any Agent or any Lender under the Loan Documents, or alter, limit or impair the obligation of each Borrower, which is absolute and unconditional and joint and several with the other Borrowers, to repay the Obligations.

SECTION 3.        LETTERS OF CREDIT

         3.1 ISSUANCE OF LETTERS OF CREDIT AND LENDERS' PURCHASE OF PARTICIPATIONS THEREIN.

         In order to assist the Borrowers in establishing or opening Letters of Credit with an Issuing Bank, the Borrowers have requested the Administrative Agent, on behalf of the Lenders, to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of Letters of Credit Guaranties, thereby lending the Administrative Agent's credit to the Borrowers and the Administrative Agent has agreed to do so. These arrangements shall be handled by the Administrative Agent subject to the terms and conditions set forth in this Section 3.

                  A. LETTERS OF CREDIT. In addition to Borrowers requesting that Revolving Lenders make Revolving Loans pursuant to subsection 2.1A(i) and that Swing Line Lender make Swing Line Loans pursuant to subsection 2.1A(ii), Borrowers may request, on a joint and several basis, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the 30th day prior to the Revolving Loan Commitment Termination Date, that Administrative Agent assist Borrowers in obtaining one or more Letters of Credit payable on a sight basis for the account of Borrowers for the purposes specified in the definitions of Commercial Letters of Credit and Standby Letters of Credit. Borrowers shall not request the assistance of Administrative Agent in obtaining the issuance of (and Administrative Agent shall not enter into any Letter of Credit Guaranty in connection with):

                  (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect;

                  (ii) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Borrowing Base then in effect;

                  (iii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $35,000,000;

                  (iv) any Standby Letter of Credit having an expiration date later than the earlier of (a) ten days prior to (i) if the Convertible Subordinated Indebtedness has not been fully refinanced or converted into shares of Holdings common stock, in each case on terms and conditions satisfactory to Requisite Lenders in their sole discretion, December 31, 2002 or (ii) if the Convertible Subordinated Indebtedness has been so refinanced, the Revolving Loan Commitment Termination Date and (b) the date which is one year from the date of issuance of such Standby Letter of Credit; provided that the immediately preceding clause (b) shall not prevent, with the consent of Administrative Agent, the issuance of a Standby Letter of Credit that will automatically be extended for one or more successive periods not to exceed one year each unless Administrative Agent does not consent to the extension for any such additional period; and provided, further that Administrative Agent shall not consent to the extension of any such Standby Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time Administrative Agent must elect whether or not to allow such extension;

                  (v) any Standby Letter of Credit issued for the purpose of supporting (a) trade payables or (b) any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code);

                  (vi) any Commercial Letter of Credit having an expiration date (a) later than the earlier of thirty days prior to (1) (i) if the Convertible Subordinated Indebtedness has not been fully refinanced or converted into shares of Holdings common stock, in each case on terms and conditions satisfactory to Requisite Lenders in their sole discretion, December 31, 2002 or (ii) if the Convertible Subordinated Indebtedness has been so refinanced, the Revolving Loan Commitment Termination Date and (2) the date which is 180 days from the date of issuance of such Commercial Letter of Credit or (b) that is otherwise unacceptable to the Administrative Agent in its reasonable discretion; or

                  (vii) any Letter of Credit denominated in a currency other than Dollars.

                  B.       MECHANICS OF ISSUANCE.

                  (i) Request for Issuance. Whenever any Borrower desires the issuance of a Letter of Credit, it shall deliver to Administrative Agent a Request for Issuance signed by the chief financial officer of Company and an officer of such Borrower no later than 12:00 Noon (New York City time) at least three Business Days (in the case of Standby Letters of Credit) or five Business Days (in the case of Commercial Letters of Credit), or in each case such shorter period as may be agreed to by the Administrative Agent in any particular instance, in advance of the proposed date of issuance. The Borrower requesting the issuance of such Letter of Credit shall comply with any changes in the text of the proposed Letter of Credit or any documents described in or attached to the Request for Issuance requested by the Administrative Agent or the Issuing Bank selected by Administrative Agent. No Letter of Credit shall require payment against a conforming demand for payment to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of the Issuing Bank to which such demand for payment is required to be presented is located) that such demand for payment is presented if such presentation is made after 10:00 A.M. (in the time zone of such office of the Issuing Bank) on such business day.

                  Company or the applicable Borrower shall notify the Administrative Agent prior to the issuance of any Letter of Credit or the entering into by Administrative Agent of any related Letter of Credit Guaranty in the event that any of the matters to which Company or such Borrower is required to certify in the applicable Request for Issuance is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit, Company and such Borrower shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company and such Borrower are required to certify in the applicable Request for Issuance.

                  (ii) Issuance of Letter of Credit. Each Letter of Credit, all other Letter of Credit Documents delivered or entered into in connection with such Letter of Credit and any amendments, modifications or extensions of the foregoing, shall, in each case, be in form and substance satisfactory to each of Administrative Agent, Company, the Borrower requesting such Letter of Credit and the Issuing Bank and shall comply in all respects with this
         Section 3. Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Bank shall issue the requested Letter of Credit in accordance with the Issuing Bank's standard operating procedures and Administrative shall deliver to such Issuing Bank a Letter of Credit Guaranty for such Letter of Credit.

                  (iii) Notification to Revolving Lenders. Upon the issuance of or amendment to any Letter of Credit the Administrative Agent shall promptly notify in writing each Lender, Company and the Borrower that requested such Letter of Credit or amendment of such issuance or amendment in writing and such notice shall be accompanied by a copy of such Letter of Credit or amendment. Together with such notice, Administrative Agent shall notify each Revolving Lender in writing of such issuance or amendment and the amount of such Revolving Lender's respective participation in any Letter of Credit Guaranty entered into by Administrative Agent in connection with such Letter of Credit or amendment, and, if so requested by a Revolving Lender, Administrative Agent shall provide such Lender with a copy of such Letter of Credit Guaranty, Letter of Credit and/or amendment.

                  C. REVOLVING LENDERS' PURCHASE OF PARTICIPATIONS IN LETTER OF CREDIT GUARANTIES. Immediately upon the execution and delivery by Administrative Agent of each

Letter of Credit Guaranty, each Revolving Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Administrative Agent a participation in such Letter of Credit Guaranty and any payments made thereunder by Administrative Agent in an amount equal to such Revolving Lender's Pro Rata Share of the maximum amount which is or at any time may be payable by Administrative Agent thereunder.

         3.2      LETTER OF CREDIT FEES.

                  Borrowers agree to pay the following amounts with respect to Letters of Credit issued hereunder:

                  (i) with respect to each Standby Letter of Credit, (a) a fronting fee, payable to the Administrative Agent for its own account, equal to the greater of (X) $500 and (Y) 0.50% per annum of the daily amount available to be drawn under such Standby Letter of Credit and
         (b) a letter of credit fee, payable to Administrative Agent for the account of Revolving Lenders, equal to the applicable Letter of Credit Fee Percentage set forth in the table below opposite the Average Excess Availability Amount for the last Fiscal Quarter prior to the date of issuance of such Standby Letter of Credit multiplied by the daily amount available to be drawn under such Standby Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) the last Business Day of each March, June, September and December of each year and computed on the basis of a 360-day year for the actual number of days elapsed;

                  (ii) with respect to each Commercial Letter of Credit, (a) a fronting fee, payable to the Administrative Agent for its own account, equal to the amount of the fronting fee charged to Administrative Agent by the Issuing Bank for such Commercial Letter of Credit and (b) a letter of credit fee, payable to Administrative Agent for the account of Revolving Lenders, equal to the applicable Letter of Credit Fee Percentage set forth in the table below opposite the Average Excess Availability Amount for the last Fiscal Quarter prior to the date of issuance of such Commercial Letter of Credit multiplied by the daily amount available to be drawn under such Commercial Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) the last Business Day of each March, June, September and December of each year and computed on the basis of a 360-day year for the actual number of days elapsed:



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


         ---------------------------------------------------------------------------------------
                                                Average Excess           Letter of Credit Fee
                                                 Availability                 Percentage
         ---------------------------------------------------------------------------------------
         Greater than
         or equal to                             $150,000,000                    2.25%
         ---------------------------------------------------------------------------------------

         Greater than or equal to but            $100,000,000                    2.50%
         less than                               $150,000,000
         ---------------------------------------------------------------------------------------

         Greater than or equal to but            $ 50,000,000                    2.75%
         less than                               $100,000,000
         ---------------------------------------------------------------------------------------

         Less than                               $ 50,000,000                    3.00%
         ---------------------------------------------------------------------------------------

         provided that, for the first three months after the Closing Date, the Letter of Credit Fee Percentage shall be 2.75% per annum;

                  (iii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clauses (i) and (ii) above), documentary and processing charges payable directly to the applicable Issuing Bank for its own account in accordance with such Issuing Bank's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

                  (iv) For purposes of calculating any fees payable under clauses (i) and (ii) of this subsection 3.2, the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination. Promptly upon receipt by Administrative Agent of any amount described in clause (i)(b) or
         (ii)(b) of this subsection 3.2, Administrative Agent shall distribute to each Revolving Lender its Pro Rata Share of such amount.

         3.3      DRAWINGS AND REIMBURSEMENT OF AMOUNTS PAID UNDER LETTERS OF
                  CREDIT.

                  A.       [INTENTIONALLY OMITTED]

                  B. REIMBURSEMENT BY BORROWERS OF AMOUNTS PAID UNDER LETTER OF CREDIT GUARANTIES. In the event Administrative Agent pays any amounts under any Letter of Credit Guaranty, Administrative Agent shall immediately notify Company, and Borrowers shall reimburse Administrative Agent on or before the Business Day immediately following the date on which such payment is made (the "REIMBURSEMENT DATE") in an amount in Dollars and in same day funds equal to the amount of such payment; provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Company shall have notified Administrative Agent prior to 12:00 Noon (New York City time) on the date such payment is made that Borrowers intend to reimburse Administrative Agent for the amount of such payment with funds other than the proceeds of Revolving Loans or Swing Line Loans, Borrowers shall be


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


deemed to have given a timely Notice of Borrowing to Administrative Agent requesting, at the sole discretion of Administrative Agent, either (a) Swing Line Loans to the extent Swing Line Loans are available in accordance with subsection 2.1A(ii) or (b) Revolving Lenders to make Revolving Loans that are Base Rate Loans, in either case, on the Reimbursement Date in an amount in Dollars equal to the amount of such payment and (ii) subject to the satisfaction or waiver of the conditions specified in subsection 4.2B, Revolving Lenders or Swing Line Lender, as applicable, shall, on the Reimbursement Date, make Swing Line Loans or Revolving Loans that are Base Rate Loans in the amount of such payment, the proceeds of which shall be applied directly by Administrative Agent to reimburse Administrative Agent for the amount of such payment; and provided, further that if for any reason proceeds of Swing Line Loans or Revolving Loans, as applicable, are not received by Administrative Agent on the Reimbursement Date in an amount equal to the amount of such payment, Borrowers shall reimburse Administrative Agent, on demand, in an amount in same day funds equal to the excess of the amount of such payment over the aggregate amount of such Swing Line Loans or Revolving Loans, if any, which are so received.

                  C. PAYMENT BY LENDERS OF UNREIMBURSED AMOUNTS PAID UNDER LETTER OF CREDIT GUARANTIES.

                  (i) Payment by Revolving Lenders. In the event that Borrowers shall fail for any reason to reimburse Administrative Agent as provided in subsection 3.3B in an amount equal to the amount of any payment by Administrative Agent under a Letter of Credit Guaranty, Administrative Agent shall promptly notify each Revolving Lender of the unreimbursed amount of such payment and of such other Revolving Lender's respective participation therein based on such Revolving Lender's Pro Rata Share. Each Revolving Lender shall make available to Administrative Agent an amount equal to its respective participation, in Dollars and in same day funds, at the Funding and Payment Office, not later than 12:00 Noon (New York City time) on the first Business Day after the date notified by Administrative Agent. In the event that any Revolving Lender fails to make available to Administrative Agent on such business day the amount of such Revolving Lender's participation in such payment as provided in this subsection 3.3C, Administrative Agent shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the rate customarily used by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Revolving Lender to recover from Administrative Agent any amounts made available by such Revolving Lender to Administrative Agent pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit Guaranty by Administrative Agent in respect of which payment was made by such Revolving Lender constituted gross negligence or willful misconduct on the part of the Administrative Agent.

                  (ii) Distribution to Lenders of Reimbursements Received From Borrowers. In the event Administrative Agent shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of any payment by Administrative Agent under a Letter of Credit Guaranty, Administrative Agent shall distribute to each Revolving Lender that has paid all amounts payable by it under subsection 3.3C(i) with respect to such payment such other Revolving Lender's Pro Rata Share of all payments subsequently received by Administrative Agent from Borrowers in reimbursement of such payment under the Letter of Credit Guaranty when such payments are received. Any such distribution shall be made to a Revolving Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Revolving Lender may request.

                  D.       INTEREST ON AMOUNTS PAID UNDER LETTER OF CREDIT
GUARANTIES.

                  (i) Payment of Interest by Borrowers. Borrowers agree to pay to Administrative Agent, with respect to payments under any Letter of Credit Guaranty, interest on the amount paid by Administrative Agent in respect of each such payment from the date a payment is made to but excluding the date such amount is reimbursed by Borrowers (including any such reimbursement out of the proceeds of Swing Line Loans or Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date such payment is made to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 365-day or 366-day year, as the case may be, for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related payment under a Letter of Credit Guaranty is reimbursed in full.

                  (ii) Distribution of Interest Payments by Administrative Agent. Promptly upon receipt by Administrative Agent of any payment of interest pursuant to subsection 3.3D(i) with respect to a payment under any Letter of Credit Guaranty, (a) Administrative Agent shall distribute to each Revolving Lender, out of the interest received by Administrative Agent in respect of the period from the date such payment was made to but excluding the date on which Administrative Agent was reimbursed for the amount of such payment (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Revolving Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of the applicable Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit and no payment had been subsequently made under the related Letter of Credit Guaranty, and (b) in the event Administrative Agent shall have been reimbursed by Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of such payment, Administrative

         Agent shall distribute to each Revolving Lender that has paid all amounts payable by it under subsection 3.3C(i) with respect to such payment such other Revolving Lender's Pro Rata Share of any interest received by Administrative Agent in respect of that portion of such payment so reimbursed by Revolving Lenders for the period from the date on which Administrative Agent was so reimbursed by Revolving Lenders to but excluding the date on which such portion of such payment is reimbursed by Borrowers. Any such distribution shall be made to a Revolving Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Revolving Lender may request.

         3.4      RIGHTS OF ADMINISTRATIVE AGENT IN CONNECTION WITH LETTERS OF
                  CREDIT.

         The Borrowers agree that any action taken by the Administrative Agent and/or the Lenders, if taken in good faith, or any action taken by any Issuing Bank, under or in connection with the Letters of Credit, the other Letter of Credit Documents, the Letter of Credit Guaranties, the drafts or acceptances, shall be binding on the Borrowers and shall not result in any liability whatsoever of Administrative Agent or the Lenders to the Borrowers. In furtherance thereof, the Administrative Agent shall have the full right and authority in connection with any Letter of Credit to: (a) clear and resolve any questions of non-compliance of documents; (b) give any instructions as to acceptance or rejection of any documents or goods; (c) execute any and all steamship or airways guaranties (and applications therefore), indemnities or delivery orders; (d) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and (e) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances or any other Letter of Credit Document; all in the Administrative Agent's sole name. Any Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from the Administrative Agent, all without any notice to or any consent from the Borrowers. Notwithstanding any prior course of conduct or dealing with respect to the foregoing including amendments and non-compliance with documents and/or any Borrower's instructions with respect thereto, the Administrative Agent may exercise its rights hereunder in its sole and reasonable judgment. In addition, without the Administrative Agent's express consent and endorsement in writing, each Borrower agrees in connection with any Letter of Credit: (a) not to execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances or other Letter of Credit Documents; and (b) if an Event of Default has occurred and is continuing, not to (i) clear and resolve any questions of non-compliance of documents, or
(ii) give any instructions as to acceptances or rejection of any documents or goods.

         3.5      OBLIGATIONS ABSOLUTE.

                  The obligation of Borrowers to reimburse Administrative Agent for payments under any Letter of Credit Guaranty and to repay any Revolving Loans made by Revolving Lenders or Swing Line Loans made by Swing Line Lender pursuant to subsection 3.3B and the obligations of Revolving Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

                  (i) any lack of validity or enforceability of any Letter of Credit or Letter of Credit Guaranty;

                  (ii) the existence of any claim, set-off, defense or other right which any Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), Administrative Agent, any Issuing Bank or Revolving Lender or any other Person or, in the case of a Revolving Lender, against any Borrower, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower or any Subsidiary of any Borrower and the beneficiary for which any Letter of Credit was procured);

                  (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) payment by the applicable Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

                  (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Borrower or any Subsidiary of any Borrower;

                  (vi) any breach of this Agreement or any other Loan Document by any party thereto;

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

                  (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

provided, in each case, that payment by the Administrative Agent under the applicable Letter of Credit Guaranty shall not have constituted gross negligence or willful misconduct of

Administrative Agent under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

SECTION 4.        CONDITIONS TO LOANS AND LETTERS OF CREDIT

                  The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

         4.1      CONDITIONS TO INITIAL REVOLVING LOANS AND SWING LINE LOANS.

                  The obligations of Lenders to make any Revolving Loans and Swing Line Loans to be made on the Closing Date are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

                  A. LOAN PARTY DOCUMENTS. On or before the Closing Date, Borrowers shall, and shall cause each other Loan Party to, deliver to Lenders (or to Administrative Agent with sufficient originally executed copies, where appropriate, for each Lender) the following with respect to such Borrower or such Loan Party, as the case may be, each, unless otherwise noted, dated the Closing Date:

                  (i) Copies of the Organizational Documents of such Person, certified by the Secretary of State of its jurisdiction of organization or, if such document is of a type that may not be so certified, certified by the secretary or similar officer of the applicable Loan Party, together with a good standing certificate from the Secretary of State of its jurisdiction of organization and each other state in which such Person is qualified to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Closing Date;

                  (ii) Resolutions of the Governing Body of such Person approving and authorizing the execution, delivery and performance of the Reorganization Documents to be entered into on or before the Closing Date and the Loan Documents to which it is a party, certified as of the Closing Date by the secretary or similar officer of such Person as being in full force and effect without modification or amendment;

                  (iii) Signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party;

                  (iv) Executed originals of the Loan Documents to which such Person is a party; and

                  (v) Such other documents as Administrative Agent may reasonably request.

                  B. REORGANIZATION DOCUMENTS. Administrative Agent shall have received (i) a fully executed or conformed copy of each Reorganization Document to be entered into on or prior to the Closing Date and all principal documents executed in connection therewith, and each such Reorganization Document shall be in full force and effect and no provision thereof shall have been modified or waived without the consent of Agents, and the parties to the Reorganization Agreement shall not have failed in any material respect to perform any material obligation or covenant required by the Reorganization Agreement, respectively, to be performed or complied with by any of them on or before the Closing Date, and (ii) an Officer's Certificate from Company to the effect set forth in clause (i), and each such Reorganization Document shall be reasonably satisfactory in form and substance to Agents.

                  C.       CONSUMMATION OF REORGANIZATION.

                  (i) All conditions to the Reorganization set forth in the Reorganization Agreement shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of Agents;

                  (ii) Transaction Costs shall not exceed approximately $11,800,000;

                  (iii) Company shall have provided evidence satisfactory to Administrative Agent that after giving effect to the Reorganization,
         (a) Nortel LLC has exchanged all of its Capital Stock in Arris (other than the Arris New Membership Interest) for 37 million shares of Holdings common stock and (b) Holdings and the Company own all of the Capital Stock of Arris, other than the Arris New Membership Interest that has an aggregate capital account of no greater than $100,000,000, plus accrued and unpaid return thereon;

                  (iv) Company shall have provided evidence satisfactory to Agents that any outstanding Nortel 2001 Obligations as of the Closing Date and the Nortel Trade Obligations have been exchanged in full for the Arris New Membership Interest;

                  (v) Company shall have provided evidence satisfactory to the Agents that all obligations owed by Arris to Nortel and its Subsidiaries as of the Closing Date with respect to purchases of inventory (other than any outstanding Nortel 2001 Obligations and Nortel Trade Obligations) have been exchanged for the Nortel Trade Payable and Arris shall have delivered to Administrative Agent all documents or instruments necessary to release all Liens securing such obligations.

                  (vi) Company shall have provided evidence satisfactory to Agents that the Nortel Interest Amount was contributed to the capital of Arris prior to or concurrently with the issuance of the Arris New Membership Interest.

                  (vii) the Company Merger shall have become effective in accordance with the terms of the Reorganization Agreement, the Certificate of Merger and the laws of the State of Delaware;

                  (viii) Agents shall have received evidence in form and substance reasonably satisfactory to Agents that (a) pursuant to the Reorganization Agreement and Certificate of Merger, all shares of Capital Stock of the Company have become mandatorily exchangeable for common stock of Holdings and (b) the Company is a Wholly-Owned Subsidiary of Holdings; and

                  (ix) Administrative Agent shall have received an Officer's Certificate of Company to the effect set forth in clauses (i)-(vii) above and stating that Company will proceed to consummate the Reorganization and the Company Merger contemporaneously with the making of the initial Loans; and Administrative Agent shall have received such other evidence as it may reasonably require with respect to the consummation of the Reorganization and the Company Merger.

                  D. FEES. Borrowers shall have paid to Administrative Agent and Lead Arranger the fees payable on the Closing Date referred to in subsection 2.3.

                  E. CORPORATE, TAX, MANAGEMENT AND CAPITAL STRUCTURE, AND OWNERSHIP.

                  (i) Corporate Structure. The corporate organizational structure of Holdings and its Subsidiaries after giving effect to the Reorganization shall be as set forth on Schedule 4.1C annexed hereto.

                  (ii) Capital, Tax and Management Structure and Ownership. The capital, tax and management structure and ownership of Holdings, Company, Arris and their Subsidiaries after giving effect to the Reorganization shall be reasonably satisfactory to Agents.

                  F. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. Company shall have delivered to Administrative Agent an Officer's Certificate, in form and substance satisfactory to Administrative Agent, to the effect that the representations and warranties in Section 5 are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Borrowers shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by Borrowers on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Administrative Agent.

                  G. FINANCIAL STATEMENTS; PRO FORMA FINANCIAL STATEMENTS; FINANCIAL PLAN. On or before the Closing Date, Lenders shall have received from Company (i) audited and unaudited financial statements of Holdings and its Subsidiaries as set forth in Schedule 4.1G, (ii) pro forma financial statements, giving effect to the Reorganization as set forth in Schedule 4.1G, which pro forma financial statements shall be in form and substance satisfactory to Agents, and (iii) a Financial Plan complying with the requirement of subsection 6.1(xii).

                  H. COLLATERAL AUDIT; INVENTORY LIQUIDATION ANALYSIS; TECHNOLOGY RISK ASSESSMENT. The Lenders shall have received the results of (a) the Collateral Audit, (b) the Emerald Appraisal and (c) the Strategis Assessment, in each case in form and substance reasonably satisfactory to the Agents.

                  I. BORROWING BASE CERTIFICATE; EXCESS AVAILABILITY. On the Closing Date, Administrative Agent shall have received a Borrowing Base Certificate from Company dated the Closing Date, substantially in the form of
Exhibit II annexed hereto and with appropriate attachments, certifying the Borrowing Base as of such date and demonstrating, after giving effect to the consummation of the transactions contemplated by the Loan Documents, that (i) the Total Utilization of Revolving Loan Commitments does not exceed the Borrowing Base as of such date and (ii) Excess Availability as of the Closing Date shall, after giving effect to the Loans made and the Letters of Credit issued on the Closing Date, be at least $50 million.

                  J. CLOSING DATE LETTERS OF CREDIT. After giving effect to any Letters of Credit to be issued on the Closing Date, the maximum aggregate amount that is or may become available under all outstanding Letters of Credit as of the Closing Date shall not exceed approximately $26,500,000.

                  K. OPINIONS OF COUNSEL TO LOAN PARTIES. Lenders shall have received originally executed copies of one or more favorable written opinions of Troutman Sanders LLP, counsel for Loan Parties, in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit VIII annexed hereto and as to such other matters as Administrative Agent acting on behalf of Lenders may reasonably request (this Credit Agreement constituting a written request by Company to such counsel to deliver such opinions to Lenders).

                  L. OPINIONS OF ADMINISTRATIVE AGENT'S COUNSEL. To the extent requested by Administrative Agent, Administrative Agent shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers LLP, counsel to Administrative Agent, dated as of the Closing Date, substantially in the form of Exhibit IX annexed hereto.

                  M. RELIANCE LETTER FOR OPINIONS DELIVERED IN CONNECTION WITH THE TRANSACTION. Administrative Agent and Lenders shall have received reliance letters addressed to the Agents and each of the Lenders dated the Closing Date with respect to all legal opinions delivered in connection with the Reorganization, which reliance letters shall be in form and substance reasonably satisfactory to Agents.

                  N. SOLVENCY ASSURANCES. On the Closing Date, Administrative Agent and Lenders shall have received an Officer's Certificate of Company dated the Closing Date, substantially in the form of Exhibit XI annexed hereto and with appropriate attachments, in each case demonstrating that, after giving effect to the consummation of the Reorganization, the Company Merger and the transactions contemplated by the Loan Documents, Holdings and each of its Subsidiary will be Solvent.

                  O. EVIDENCE OF INSURANCE. Administrative Agent shall have received a certificate from Company's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to subsection 6.4 is in full force and effect and that Administrative Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required under subsection 6.4.

                  P. NECESSARY GOVERNMENTAL AUTHORIZATIONS AND CONSENTS; EXPIRATION OF WAITING PERIODS, ETC. Holdings and its Subsidiaries shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Loan Documents and the continued operation of the business conducted by Holdings and its Subsidiaries in substantially the same manner as conducted prior to the Closing Date including, without limitation, all necessary consents under the Convertible Subordinated Note Indenture. Each such Governmental Authorization or consent shall be in full force and effect, except in a case where the failure to obtain or maintain a Governmental Authorization or consent, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Reorganization, the Company Merger or the transactions contemplated by the Loan Documents or the financing thereof. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable Government Authority to take action to set aside its consent on its own motion shall have expired.

                  Q. ENVIRONMENTAL REPORTS. Administrative Agent shall have received reports and other information, in form, scope and substance satisfactory to Administrative Agent, regarding environmental matters relating to the Facilities listed on Schedule 4.1Q, which reports shall include (i) a Phase I environmental assessment for each of the Facilities listed on Schedule 4.1Q which (a) conforms to the ASTM Standard Practice for Environmental Site
Assessments: Phase I Environmental Site Assessment Process, E 1527, (b) was conducted no more than six months prior to the Closing Date by one or more environmental consulting firms reasonably satisfactory to Administrative Agent,
(c) includes an assessment of asbestos-containing materials at such Facilities, and (d) includes an estimate of the reasonable worst-case cost of investigating and remediating any Hazardous Materials Activity identified in such Phase I environmental assessments as a recognized environmental condition which is likely to give rise to an actual or potential violation of any Environmental Law applicable to such Facilities or presents a material risk of giving rise to a material Environmental Claim, and (ii) to the extent requested by Administrative Agent, a current compliance audit setting forth an assessment of such Facilities' current and past compliance with Environmental Laws applicable to such Facilities and an estimate of the cost of rectifying any non-compliance with current Environmental Laws applicable to such Facilities identified therein and the cost of compliance with reasonably anticipated future Environmental Laws applicable to such Facilities identified therein.

                  R. SECURITY INTERESTS IN PERSONAL AND MIXED PROPERTY. To the extent not otherwise satisfied pursuant to subsection 4.1S, Administrative Agent shall have received evidence reasonably satisfactory to it that Holdings, Company, Arris, the other Borrowers and Subsidiary Guarantors shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (ii), (iii) and (iv) below) that may be necessary or, in the opinion of Administrative Agent, desirable in order to create in favor of Administrative Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in the entire personal and mixed property Collateral, to the extent contemplated by the Collateral Documents. Such actions shall include the following:

                  (i) Stock Certificates and Instruments. Delivery to Administrative Agent of (a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Administrative Agent) representing all Capital Stock pledged pursuant the Security Agreement and any Foreign Pledge Agreement and (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Administrative Agent) evidencing any Collateral, in each case to the extent required by the Security Agreement or such Foreign Pledge Agreement;

                  (ii) Lien Searches and UCC Termination Statements. Delivery to Administrative Agent of (a) the results of a recent search, by a Person satisfactory to Administrative Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Loan Party, together with copies of all such filings disclosed by such search, and (b) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement).

                  (iii) UCC Financing Statements and Fixture Filings. Delivery to Administrative Agent of UCC financing statements and, where appropriate, fixture filings, with respect to all personal and mixed property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the opinion of Administrative Agent,


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         desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents;

                  (iv) PTO Cover Sheets, Etc. Delivery to Administrative Agent of all cover sheets or other documents or instruments required to be filed with the PTO in order to create or perfect Liens in respect of any IP Collateral;

                  (v) Foreign Pledge Agreements. Execution and delivery to Administrative Agent of Foreign Pledge Agreements with respect to 100% of the Capital Stock owned by any Borrower or Subsidiary of any Borrower of all Material Subsidiaries organized in Mexico, and the taking of all such other actions under the laws of such jurisdictions as Administrative Agent may deem necessary or advisable to perfect or otherwise protect such Liens; and

                  (vi) Mexican Security Documents. Execution and delivery to Administrative Agent of the Mexican Security Documents and the taking of all such other actions under the laws of Mexico that may be necessary or, in the opinion of Administrative Agent, desirable in order to create in favor of Administrative Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in the entire personal property Collateral of the Borrowers located in Mexico, to the extent contemplated by the Mexican Security Documents; and

                  (vii) Opinions of Local Counsel. To the extent requested by Administrative Agent, delivery to Administrative Agent of opinions of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) under the laws of each jurisdiction in the United States and Mexico in which any Loan Party or any personal or mixed property Collateral is located with respect to the creation and perfection of the security interests in favor of Administrative Agent in such Collateral and such other matters governed by the laws of such jurisdiction regarding such security interests as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent.

                  S. CLOSING DATE MORTGAGES; CLOSING DATE MORTGAGE POLICIES; ETC. Administrative Agent shall have received from each applicable Borrower and each applicable Subsidiary Guarantor:

                  (i) Closing Date Mortgages. Fully executed and notarized Mortgages (each a "CLOSING DATE MORTGAGE" and, collectively, the "CLOSING DATE MORTGAGES"), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Real Property Asset listed in Schedule 4.1S annexed hereto (each a "CLOSING DATE MORTGAGED PROPERTY" and, collectively, the "CLOSING DATE MORTGAGED PROPERTIES");

                  (ii) Opinions of Local Counsel. An opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) in each state in which a Closing Date


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

         Mortgaged Property is located with respect to the enforceability of the form(s) of Closing Date Mortgages to be recorded in such state and such other matters as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent;

                  (iii)    [Intentionally Omitted]

                  (iv) Title Insurance. (a) ALTA mortgagee title insurance policies or unconditional commitments therefor (the "CLOSING DATE MORTGAGE POLICIES") issued by the Title Company with respect to the Closing Date Mortgaged Properties listed in Part A of Schedule 4.1S annexed hereto, in amounts not less than the respective amounts designated therein with respect to any particular Closing Date Mortgaged Properties, insuring fee simple title to each such Closing Date Mortgaged Property vested in such Loan Party and assuring Administrative Agent that the applicable Closing Date Mortgages create valid and enforceable First Priority mortgage Liens on the respective Closing Date Mortgaged Properties encumbered thereby, subject only to a standard survey exception, which Closing Date Mortgage Policies (1) shall include an endorsement for mechanics' liens, for future advances under this Agreement and for any other matters reasonably requested by Administrative Agent and (2) shall provide for affirmative insurance and such reinsurance as Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent; and (b) evidence satisfactory to Administrative Agent that such Loan Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Closing Date Mortgage Policies and (ii) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the Closing Date Mortgage Policies and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Closing Date Mortgages in the appropriate real estate records;

                  (v) Title Reports. With respect to each Closing Date Mortgaged Property listed in Part B of Schedule 4.1S annexed hereto, a title report issued by the Title Company with respect thereto, dated not more than 30 days prior to the Closing Date and satisfactory in form and substance to Administrative Agent;

                  (vi) Copies of Documents Relating to Title Exceptions. Copies of all recorded documents listed as exceptions to title or otherwise referred to in the Closing Date Mortgage Policies or in the title reports delivered pursuant to subsection 4.1S(v);

                  (vii) Matters Relating to Flood Hazard Properties. (a) Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to whether (1) any Closing Date Mortgaged Property is a Flood Hazard Property and (2) the community in which any such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if there are any such Flood Hazard Properties,


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

         such Loan Party's written acknowledgement of receipt of written notification from Administrative Agent (1) as to the existence of each such Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event any such Flood Hazard Property is located in a community that participates in the National Flood Insurance Program, evidence that the applicable Loan Party has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and

                  (viii) Environmental Indemnity. If requested by Administrative Agent, an environmental indemnity agreement, satisfactory in form and substance to Administrative Agent and its counsel, with respect to the indemnification of Administrative Agent and Lenders for any liabilities that may be imposed on or incurred by any of them as a result of any Hazardous Materials Activity.

                  (ix) Collateral Access Agreements. In the case of each Leasehold Property of any Loan Party located in the United States to the extent obtainable through the commercially reasonable efforts of the Loan Parties, a Collateral Access Agreement with respect thereto and in the event that any landlord party to a Collateral Access Agreement requests an estoppel certificate regarding such Leasehold Property, Company or the applicable Subsidiary Guarantor will include a description of such Collateral Access Agreement in such estoppel certificate.

                  T. MATTERS RELATING TO EXISTING INDEBTEDNESS OF HOLDINGS AND ITS SUBSIDIARIES.

                  (i) Termination of Existing Credit Agreements and Related Liens; Existing Letters of Credit. On the Closing Date, (a) Company and its Subsidiaries shall have repaid in full all Indebtedness outstanding under Existing Company Credit Agreement, the aggregate principal amount of which Indebtedness shall not exceed $79,000,000, (b) Company and its Subsidiaries shall have terminated any commitments to lend or make other extensions of credit under the Existing Company Credit Agreement,
         (c) at least $129,100,000 of the principal amount of Indebtedness outstanding under the Existing Arris Credit Agreement shall have been contributed to the capital of Arris and any Indebtedness outstanding under the Existing Arris Credit Agreement that is not so contributed shall have been repaid by Arris (the total aggregate amount of such Indebtedness so contributed or repaid shall not exceed $153,200,000),
         (d) Arris and its Subsidiaries shall have terminated any commitments of Nortel LLC or Company to lend or make other extensions of credit under the Existing Arris Credit Agreement, (e) Holdings and its Subsidiaries shall have delivered to Administrative Agent all documents or instruments necessary to release all Liens securing Indebtedness or other obligations of Company and its Subsidiaries and Arris and its Subsidiaries under the Existing Company Credit Agreement and the Existing Arris Credit Agreement, and (f) Company shall have made arrangements reasonably satisfactory to Administrative Agent with respect to the


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

         cancellation of any letters of credit outstanding under the Existing Company Credit Agreement or the issuance of Letters of Credit to support the obligations of Company and its Subsidiaries with respect thereto.

                  (ii) Existing Indebtedness to Remain Outstanding. Administrative Agent shall have received an Officer's Certificate of Company stating that, after giving effect to the transactions described in this subsection 4.1T, the Indebtedness of Loan Parties (other than Indebtedness under the Loan Documents) shall only consist of (a) approximately $115,000,000 in aggregate principal amount of outstanding Indebtedness with respect to the Convertible Subordinated Notes, (b) the Nortel Trade Payable and (c) other Indebtedness listed on Schedule 7.1, the aggregate principal amount of which shall not exceed $5,000,000. The terms and conditions of all such Indebtedness shall be in form and in substance satisfactory to Administrative Agent.

                  (iii) Termination of Liens on Inventory. Administrative Agent shall have received all documents or instruments necessary to release all Liens in favor of Nortel LLC and/or its Affiliates with respect to any inventory purchased by Arris from Nortel LLC and/or its Affiliates prior to the Closing Date.

                  (iv) Convertible Subordinated Note Documents. Administrative Agent shall have received (a) a fully executed or conformed copy of a supplement to the Convertible Subordinated Note Indenture and all principal documents executed in connection therewith and (b) evidence satisfactory to Administrative Agent that the Obligations have been designated "Designated Senior Debt" and "Designated Senior Indebtedness" by the Company in accordance with the terms of the Convertible Subordinated Note Indenture, in each case in form and substance satisfactory to Agents.

                  U. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by the Reorganization Documents and hereby and all documents incidental thereto not previously found acceptable by Agents, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agents and such counsel, and Agents and such counsel shall have received all such counterpart originals or certified copies of such documents as Agents may reasonably request.

         4.2      CONDITIONS TO ALL LOANS.

                  The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

                  A. Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by a duly authorized Officer of Company.


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                  B.       As of that Funding Date:

                  (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date; provided, however, that this clause shall not apply to any Discretionary Post-Default Loan to the extent waived by the Administrative Agent in its sole discretion in connection with such Discretionary Post-Default Loan.

                  (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default; provided, however, that this clause (ii) shall not apply to any Discretionary Post-Default Loan to the extent waived by the Administrative Agent in its sole discretion in connection with such Discretionary Post-Default Loan.

                  (iii) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date; provided, however, that this clause (iii) shall not apply to any Discretionary Post-Default Loan to the extent waived by the Administrative Agent in its sole discretion in connection with such Discretionary Post-Default Loan.

                  (iv) After giving effect to the Loans requested on the Funding Date, the Total Utilization of Revolving Loan Commitments will not exceed the Revolving Loan Commitments then in effect;

                  (v) After giving effect to the Loans requested on the Funding Date, the Total Utilization of Revolving Loan Commitments will not exceed the Borrowing Base currently in effect; provided, however, that this clause shall not apply to the borrowing of any Swing Line Loan that is a Discretionary Overdraft Loan or any Revolving Loans that are Revolving Discretionary Overdraft Loans;

                  (vi) In the case of any Swing Line Loan that is a Discretionary Loan:

                           (a) after giving effect to the Loans requested on the
                  Funding Date, the Total Utilization of Revolving Loan Commitments will not exceed the Maximum Discretionary Borrowing Base Amount currently in effect;

                           (b) after giving effect to the Loans requested on the
                  Funding Date, the aggregate outstanding principal amount of Discretionary Loans and Revolving


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

                  Discretionary Loans will not exceed the Maximum Discretionary Amount currently in effect;

                           (c) the chief financial officer of the Company shall
                  have provided a certificate describing the use of proceeds for such Discretionary Loans and certifying that such use shall not violate subsection 2.5 hereof; and

                           (d) each Loan Party shall have complied with all
                  other conditions to the borrowing of such Swing Line Loans that Administrative Agent has deemed necessary in its sole discretion; and

                  (vii) Borrowers shall have delivered such other certificates or documents that Administrative Agent shall reasonably request, in form and substance satisfactory to Administrative Agent.

         4.3      CONDITIONS TO LETTERS OF CREDIT.

                  The issuance of any Letter of Credit hereunder (whether or not the Administrative Agent is obligated to obtain the issuance of such Letter of Credit) is subject to the following conditions precedent:

                  A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial Loans shall have been made.

                  B. On or before the date of issuance of such Letter of Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Request for Issuance (or a facsimile copy thereof) in each case signed by the chief financial officer of Company and a duly authorized Officer of the Borrower requesting the issuance, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit.

                  C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

SECTION 5.        BORROWERS' REPRESENTATIONS AND WARRANTIES

                  In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Administrative Agent to enter into any Letter of Credit Guaranty and to induce Revolving Lenders to purchase participations therein, Borrowers, jointly and severally, represent and warrant to each Lender that the following statements are true, correct and complete:


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         5.1      ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS
                  AND SUBSIDIARIES.

                  A. ORGANIZATION AND POWERS. Each Loan Party is a corporation, partnership, trust or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as specified in Schedule 5.1 annexed hereto. Each Loan Party has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

                  B. QUALIFICATION AND GOOD STANDING. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and could not reasonably be expected to result in a Material Adverse Effect.

                  C. CONDUCT OF BUSINESS. Holdings and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsections 7.11 and 8.13.

                  D. SUBSIDIARIES. All of the Subsidiaries of Holdings and their jurisdictions of organization are identified in Schedule 5.1 annexed hereto, as said Schedule 5.1 may be supplemented from time to time pursuant to the provisions of subsection 6.1(xv). The Capital Stock of each of the Subsidiaries of Holdings identified in Schedule 5.1 annexed hereto (as so supplemented) is duly authorized, validly issued, fully paid and nonassessable and none of such Capital Stock constitutes Margin Stock. Each of the Subsidiaries of Holdings identified in Schedule 5.1 annexed hereto (as so supplemented) is a corporation, partnership, trust or limited liability company duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization set forth therein, has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such power and authority has not had and could not reasonably be expected to result in a Material Adverse Effect. Schedule 5.1 annexed hereto (as so supplemented) correctly sets forth the ownership interest of Holdings and each of its Subsidiaries in each of the Subsidiaries of Holdings identified therein.

         5.2      AUTHORIZATION OF BORROWING, ETC.

                  A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto.

                  B. NO CONFLICT. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions


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

contemplated by the Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries, the Organizational Documents of Holdings or any of its Subsidiaries or any order, judgment or decree of any court or other Government Authority binding on Holdings or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Subsidiaries,
(iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Holdings or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

                  C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents, in each case do not and will not require any Governmental Authorization, except for filing required in connection with the perfection of the security interests or the exercise of the rights granted pursuant to the Collateral Documents.

                  D. BINDING OBLIGATION. Each of the Loan Documents has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                  E. HOLDINGS COMMON STOCK AND ARRIS NEW MEMBERSHIP INTEREST. The Holdings common stock to be issued on or before the Closing Date (or thereafter upon the exchange of stock therefor) pursuant to the Certificate of Merger in exchange for all of the issued and outstanding Capital Stock of the Company and the Arris New Membership Interest to be issued on Closing Date, when issued and delivered, will be duly and validly issued, fully paid and nonassessable. No member of Arris will have any preemptive rights to subscribe for any additional equity Securities of Arris. The issuance and sale of such Holdings common stock and Arris New Membership Interest, upon such issuance and sale, will either (a) have been registered or qualified under applicable federal and state securities laws or (b) be exempt therefrom.

         5.3      FINANCIAL CONDITION.

                  Company has heretofore delivered to Lenders, at Lenders' request, the financial statements and information set forth in Schedule 4.1G. All such statements other than pro forma financial statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated and, where applicable, consolidating basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, consolidating


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

basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. No Loan Party has (and will not have following the funding of the initial Loans) any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that, as of the Closing Date, is not reflected in the foregoing financial statements or the notes thereto and, as of any Funding Date subsequent to the Closing Date, is not reflected in the most recent financial statements delivered to Lenders pursuant to subsection 6.1 or the notes thereto and that, in any such case, is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings or any of its Subsidiaries.

         5.4      NO MATERIAL ADVERSE CHANGE; NO RESTRICTED JUNIOR PAYMENTS.

                  Except as reflected in the Projections, since December 31, 2000, no event or change has occurred that has resulted in or evidences, either in any case or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 5.4, neither Holdings nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5.

         5.5      TITLE TO PROPERTIES; LIENS; REAL PROPERTY; INTELLECTUAL
                  PROPERTY.

                  A. TITLE TO PROPERTIES; LIENS. Holdings and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

                  B. REAL PROPERTY. As of the Closing Date, Schedule 5.5 annexed hereto contains a true, accurate and complete list of (i) all fee interests in any Real Property Assets and (ii) all leasehold interests in any Real Property Asset. Except as specified in Schedule 5.5 annexed hereto, each lease, subleases or assignments of leases affecting each Real Property Asset is in full force and effect and each Borrower does not have knowledge of any material default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.


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

                  C. INTELLECTUAL PROPERTY. As of the Closing Date, Holdings and its Subsidiaries own or have the right to use, all Intellectual Property used in the conduct of their business, except where the failure to own or have such right to use in the aggregate could not reasonably be expected to result in a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Borrower know of any valid basis for any such claim except for such claims that in the aggregate could not reasonably be expected to result in a Material Adverse Effect. The use of such Intellectual Property by Holdings and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. All federal and state and all foreign registrations of and applications for Intellectual Property, and all unregistered Intellectual Property, that are owned or licensed by Holdings or any of its Subsidiaries on the Closing Date are described on Schedule 5.5 annexed hereto.

         5.6      LITIGATION; ADVERSE FACTS.

                  Schedule 5.6 sets forth certain Proceedings. No Proceedings set forth on Schedule 5.6 and no other Proceedings (whether or not purportedly on behalf of Holdings or any of its Subsidiaries) at law or in equity, or before or by any court or other Government Authority (including any Environmental Claims) that are pending or, to the knowledge of any Borrower, threatened against or affecting Holdings or any of its Subsidiaries or any property of such Holdings or any of its Subsidiaries individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries (i) is in violation of any applicable laws (including applicable Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or other Government Authority, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

         5.7      PAYMENT OF TAXES.

                  Except to the extent permitted by subsection 6.3, all tax returns and reports of Holdings and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all material assessments, fees and other governmental charges upon Holdings and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises that are due and payable have been paid when due and payable. Each Borrower knows of no material proposed tax assessment against Holdings or any of its Subsidiaries that is not being actively contested by Holdings or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.


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

         5.8 PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS; MATERIAL CONTRACTS.

                  A. Neither Holdings nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Material Contract, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to result in a Material Adverse Effect.

                  B. Neither Holdings nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                  C. Schedule 5.8 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date. Except as described on Schedule 5.8, all such Material Contracts are in full force and effect and no material defaults currently exist thereunder.

         5.9      GOVERNMENTAL REGULATION.

                  Neither Holdings nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

         5.10     SECURITIES ACTIVITIES.

                  A. Neither Holdings nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

                  B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Holdings or any Borrower or of Holdings and its Subsidiaries on a consolidated basis) subject to the provisions of subsection 7.2 or 7.7 or subject to any restriction contained in any agreement or instrument, between Holdings and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.

         5.11     EMPLOYEE BENEFIT PLANS.

                  A. Holdings, each of its Subsidiaries, each of its ERISA Affiliates and each Borrower is in compliance with all applicable material provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee


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Benefit Plan, and has performed all their material obligations under each
Employee Benefit Plan. Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified.

                  B. No ERISA Event has occurred or is reasonably expected to occur.

                  C. Except to the extent required under Section 4980B of the Internal Revenue Code or Section 601 of ERISA, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates.

                  D. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $1,000,000.

                  E. Neither Holdings, any of its respective Subsidiaries, any of its respective ERISA Affiliates, nor any Borrower contributes, or has any obligation to contribute, or has any outstanding liability to a Multiemployer Plan.

         5.12     CERTAIN FEES.

                  No broker's or finder's fee or commission (other than any fees, if any, payable by (i) Holdings or its Subsidiaries to Lead Arranger or its Affiliates or Administrative Agent or (ii) Lead Arranger or Administrative Agent to other Lenders in connection with the syndication of the Commitments and Loans) will be payable with respect to this Agreement or any of the transactions contemplated hereby, and each Borrower hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees incurred or alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

         5.13     ENVIRONMENTAL PROTECTION.

                  Except as set forth in Schedule 5.13 annexed hereto:

                  (i) neither Holdings nor any of its Subsidiaries nor any of their respective operations or current Facilities are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (a) any applicable Environmental Law, (b) any Environmental Claim, or (c) any Hazardous Materials Activity;

                  (ii) Neither Holdings nor any of its Subsidiaries have received any written notification that any of the Facilities not currently owned, leased, occupied, operated or used by Holdings or any of its Subsidiaries is subject to any outstanding written order,


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         consent decree or settlement agreement with any Person relating to (a)
         any applicable Environmental Law, (b) any Environmental Claim, or (c) any Hazardous Materials Activity, which in each case would, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect;

                  (iii) neither Holdings nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9604) or any comparable state law;

                  (iv) there are and, to each Borrower's knowledge, have been no conditions, occurrences, or Hazardous Materials Activities that could reasonably be expected to form the basis of a material Environmental Claim against such Borrower or any of its Subsidiaries;

                  (v) compliance with all current or reasonably foreseeable future requirements pursuant to or under applicable Environmental Laws would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

         5.14     EMPLOYEE MATTERS.

                  There is no strike or work stoppage in existence or threatened involving Holdings or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.

         5.15     SOLVENCY.

                  Each Loan Party is and, upon the incurrence of any Obligations by such Loan Party on any date on which this representation is made, will be, Solvent.

         5.16     MATTERS RELATING TO COLLATERAL.

                  A. CREATION, PERFECTION AND PRIORITY OF LIENS. The execution and delivery of the Collateral Documents by Loan Parties, together with (i) the actions taken on or prior to the date hereof pursuant to subsections 4.1R, 4.1S, 6.8 and 6.9 and (ii) the delivery to Administrative Agent of any Pledged Collateral not delivered to Administrative Agent at the time of execution and delivery of the applicable Collateral Document (all of which Pledged Collateral has been so delivered) are effective to create in favor of Administrative Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid First Priority Lien on all of the Collateral, to the extent contemplated by the Collateral Documents, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect, other than the filing of any UCC financing statements delivered to Administrative Agent for filing (but not yet


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filed) and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Administrative Agent.

                  B. GOVERNMENTAL AUTHORIZATIONS. No authorization, approval or other action by, and no notice to or filing with, any Government Authority is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Administrative Agent pursuant to any of the Collateral Documents or (ii) the exercise by Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by subsection 5.16A and except as may be required in connection with (i) the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities or (ii) the exercise of the rights granted pursuant to the Collateral Documents.

                  C. ABSENCE OF THIRD-PARTY FILINGS. Except as described on Schedule 5.16C and except such as may have been filed in favor of Administrative Agent as contemplated by subsection 5.16A and to evidence permitted lease obligations and other Liens permitted pursuant to subsection 7.2, (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office and (ii) no effective filing covering all or any part of the IP Collateral is on file in the PTO.

                  D. MARGIN REGULATIONS. The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                  E. INFORMATION REGARDING COLLATERAL. All information supplied to Administrative Agent by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

                  F. MEXICAN INTERCOMPANY SECURITY DOCUMENTS. To the extent the Mexican Intercompany Security Documents were required to be delivered in accordance with subsection 6.13, the Mexican Intercompany Security Documents and the actions taken by the Mexican Subsidiaries and the Company in accordance with the Mexican Intercompany Security Documents are effective to create in favor of the Company, as security for the Mexican Intercompany Indebtedness, a valid First Priority Lien on all of the personal property of the Mexican Subsidiaries that are Material Subsidiaries to the extent contemplated by the Mexican Intercompany Loan Documents, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect, to the extent required by the Mexican Intercompany Security Documents.


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         5.17     DISCLOSURE.

                  No representation or warranty of Holdings or any of its Subsidiaries contained in any Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Holdings or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to any Borrower, in the case of any document not furnished by it such Borrower) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by each Borrower to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to any Borrower (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

         5.18     SUBORDINATED INDEBTEDNESS.

                  The Obligations constitute senior indebtedness that is entitled to the benefits of the subordination provisions contained in the Subordinated Indebtedness of Holdings and its Subsidiaries.

         5.19     REORGANIZATION DOCUMENTS.

                  A. DELIVERY OF REORGANIZATION DOCUMENTS. Company has delivered to Agents complete and correct copies of each Reorganization Document that has been entered into by Holdings or any of its Subsidiaries and of all exhibits and schedules thereto.

                  B. NORTEL'S WARRANTIES. Except to the extent otherwise set forth herein or in the schedules hereto, to Holdings', Arris' and Company's knowledge each of the representations and warranties given by Nortel Networks or Nortel LLC to Holdings, Company or Arris in any Reorganization Document is true and correct in all material respects as of the date hereof (or as of any earlier date to which such representation and warranty specifically relates) and will be true and correct in all material respects as of the Closing Date (or as of such earlier date, as the case may be), in each case subject to the qualifications set forth in the schedules to the applicable Reorganization Document.

                  C. WARRANTIES OF HOLDINGS, COMPANY AND ARRIS. Subject to the qualifications and the schedules set forth therein, each of the representations and warranties given by Holdings, Company or Arris to Nortel Networks or Nortel LLC in any Reorganization Document is true and correct in all material respects as of the date of such Reorganization


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Document thereof and to the extent entered into on or prior to the Closing Date was true and correct in all material respects as of the Closing Date.

                  D. SURVIVAL. Notwithstanding anything in any Reorganization Document to the contrary, the representations and warranties of Company set forth in subsections 5.19B and 5.19C shall, solely for purposes of this Agreement, survive the Closing Date for the benefit of Agents and Lenders.

         5.20     INVENTORY AND ACCOUNTS.

                  Except as disclosed in the written information provided to Administrative Agent and Lenders by Borrowers under subsection 6.11 (which disclosure, in form and with detail satisfactory to Administrative Agent, may be made on the Borrowing Base Certificates delivered pursuant to subsection 6.11) or otherwise disclosed to Administrative Agent in writing, with respect to all Inventory and Accounts:

                  (i) Administrative Agent may rely upon all statements, warranties, or representations made in any Borrowing Base Certificate or other written report regarding Inventory and Accounts delivered hereunder by Company in determining which items of Inventory or Accounts are to be deemed Eligible Inventory or Eligible Accounts, as the case may be;

                  (ii) No Inventory or Account is subject to any Lien whatsoever, except for Liens of Lenders under the Collateral Documents and other Liens permitted hereunder;

                  (iii)    No such Inventory has been consigned to any Person;

                  (iv) All Inventory has been produced in accordance with all applicable requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto;

                  (v) All Inventory has been and shall be used in the business of Holdings and its Subsidiaries and not for personal, family, household or farming use;

                  (vi) Each Account represents a valid and legally enforceable indebtedness based upon an actual and bona fide sale and delivery of goods or rendition of services in the ordinary course of business of Borrowers which has been finally accepted by the Account Debtor and for which the Account Debtor is unconditionally liable to make payment of the amount stated in each invoice, document or instrument evidencing the Account in accordance with the terms thereof, without offset, defense or counterclaim and will be paid in full at maturity;

                  (vii) All statements made and all unpaid balances appearing in the invoices, documents and instruments evidencing each Account are true and correct in all material respects and are in all material respects what they purport to be and, to the best of each


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         Borrower's knowledge, all signatures and endorsements that appear thereon are genuine and all signatories and endorsers have full capacity to contract and to the best knowledge of Holdings and its Subsidiaries as of the date of the issuance of the invoice relating to such Account, each Account Debtor is solvent and financially able to pay in full the Account when it matures;

                  (viii) None of the transactions underlying or giving rise to any Account violate any state or federal laws or regulations, and all documents relating to the Accounts are legally sufficient under such laws or regulations and are legally enforceable in accordance with their terms and all recording, filing and other requirements of giving public notice under any applicable law have been duly complied with; and

                  (ix) All sales, excise and similar taxes relating to Accounts of Holdings and its Subsidiaries have been paid when due.

         5.21     REPRESENTATIONS CONCERNING CASH MANAGEMENT SYSTEM.

                   The summary of the Cash Management System set forth in
Schedule 6.10 is accurate and complete in all material respects as of the Closing Date and does not omit to state any material fact necessary to make the statements set forth therein not misleading. Neither Holdings or any of its Domestic Subsidiaries owns any Deposit Account which is not subject to the liens granted under the Security Agreement. There has been no material change to the Cash Management System since the Closing Date except such changes as have been disclosed to and approved by the Administrative Agent in writing.

SECTION 6.        BORROWERS' AFFIRMATIVE COVENANTS

                  Borrowers, jointly and severally, covenant and agree that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, such Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

         6.1      FINANCIAL STATEMENTS AND OTHER REPORTS.

                  Each Borrower will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Borrowers will deliver to Administrative Agent for distribution to the Lenders:

                  (i) Events of Default, etc.: promptly upon any Officer of any Borrower obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice


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         to any Borrower or any Subsidiary of any Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, (c) of any condition or event that would be required to be disclosed in a current report filed by any Borrower with the SEC on Form 8-K if such Borrower were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officer's Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Borrowers have taken, are taking and propose to take with respect thereto;

                  (ii) Monthly and Quarterly Financials: as soon as available and in any event within 30 days after the end of each month and within 45 days after the end of each of the first three Fiscal Quarters, (a) the consolidated and consolidating balance sheets of Holdings and its Subsidiaries as at the end of such fiscal period and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for such fiscal period and for the period from the beginning of the then current Fiscal Year to the end of such fiscal period, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, to the extent prepared for such fiscal period, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a narrative report describing the operations of Holdings and its Subsidiaries in the form prepared for presentation to senior management for such fiscal period and for the period from the beginning of the then current Fiscal Year to the end of such fiscal period;

                  (iii) Year-End Financials: as soon as available and in any event within 90 days after the end of each Fiscal Year, (a) the consolidated and consolidating balance sheets of Holdings and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of Holdings and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year, and (c) in the case of such consolidated financial statements, a report thereon of Ernst & Young LLP or other independent


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         certified public accountants of recognized national standing selected by Borrowers and reasonably satisfactory to Administrative Agent, which report shall be unqualified, shall express no doubts about the ability of Holdings and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                  (iv) Compliance Certificates: together with each delivery of financial statements of Holdings and its Subsidiaries pursuant to subdivisions (ii) and (iii) above, (a) an Officer's Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Holdings and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Borrowers have taken, are taking and propose to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7, in each case to the extent compliance with such restrictions is required to be tested at the end of the applicable accounting period;

                  (v) Reconciliation Statements: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of Holdings and its Subsidiaries delivered pursuant to subdivisions (ii), (iii) or
         (xii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (ii), (iii) or
         (xii) of this subsection 6.1 following such change, consolidated financial statements of Holdings and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision
         (ii), (iii) or (xii) of this subsection 6.1 following such change, if required pursuant to subsection 1.2, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences (including any differences that


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         would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

                  (vi) Accountants' Certification: together with each delivery of consolidated financial statements of Holdings and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause (b) of subdivision
         (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

                  (vii) Accountants' Reports: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to Holdings and its Subsidiaries by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Holdings and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

                  (viii) SEC Filings and Press Releases: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Holdings to its security holders (in their capacity as security holders) or by any Subsidiary of Holdings to its security holders (in their capacity as security holders) other than Holdings or another Subsidiary of Holdings, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Holdings or any of its Subsidiaries with any securities exchange or with the SEC or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Holdings or any of its Subsidiaries to the public concerning material developments in the business of Holdings or any of its Subsidiaries;

                  (ix) Litigation or Other Proceedings: (a) promptly upon any officer of any Borrower obtaining knowledge of (1) the institution of, or non-frivolous threat of, any Proceeding or Proceedings against or affecting Holdings or any of its Subsidiaries or any


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         property of Holdings or any of its Subsidiaries not previously disclosed in writing by Borrowers to Lenders, involving alleged liability of, or claims equal to or greater than $2,000,000 in the aggregate or (2) any material development in any Proceeding that, in any case:

                                    (x)      if adversely determined, has a
                           reasonable possibility of giving rise to a Material Adverse Effect; or

                                    (y)      seeks to enjoin or otherwise
                           prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

         written notice thereof together with such other information as may be reasonably available to any Borrower to enable Lenders and their counsel to evaluate such matters; and (b) within forty-five days after the end of each Fiscal Quarter, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, Holdings or any of its Subsidiaries equal to or greater than $2,000,000, and promptly after request by any Agent such other information as may be reasonably requested by any Agent to enable such Agent and its counsel to evaluate any of such Proceedings;

                  (x) ERISA Events: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Holdings, any Subsidiary of Holdings or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

                  (xi) ERISA Notices: with reasonable promptness, copies of all documents or governmental reports or filings relating to any Employee Benefit Plan maintained by Holdings, any Borrower or any of their respective Subsidiaries, as Administrative Agent shall reasonably request;

                  (xii) Financial Plans: as soon as practicable at the end of each Fiscal Quarter and in any event no later than the date of the delivery of the financial statements required to be delivered at the end of any Fiscal Quarter in accordance with subsection 6.1(ii), a consolidated and consolidating plan and financial forecast for the next succeeding four Fiscal Quarters (the "FINANCIAL PLAN" for such period), including (a) forecasted consolidated and consolidating balance sheets and forecasted consolidated and consolidating statements of income and cash flows of Holdings and its Subsidiaries for each Fiscal Quarter in such period, together with a pro forma Compliance Certificate for each such period and an explanation of the assumptions on which such forecasts are based, (b) forecasted Excess Availability for each Fiscal Quarter in such period; and (c) such other information and projections as any Lender may reasonably request;


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                  (xiii)   Insurance: as soon as practicable after any material
         change in insurance coverage maintained by Holdings and its Subsidiaries notice thereof to Administrative Agent specifying the changes and reasons therefor;

                  (xiv) Governing Body: with reasonable promptness, written notice of any change in the Governing Body of Holdings;

                  (xv) New Subsidiaries: promptly upon any Person becoming a Subsidiary of Company or Arris, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Holdings and (b) all of the data required to be set forth in Schedule 5.1 annexed hereto with respect to all Subsidiaries of Holdings (it being understood that such written notice shall be deemed to supplement Schedule 5.1 annexed hereto for all purposes of this Agreement);

                  (xvi) Material Contracts: promptly, and in any event within ten Business Days after any Material Contract of Holdings or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to Holdings or such Subsidiary, as the case may be, or any new Material Contract is entered into, a written statement describing such event with copies of such material amendments or new contracts, and an explanation of any actions being taken with respect thereto;

                  (xvii) Other Information: with reasonable promptness, such other information and data with respect to Holdings or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

         6.2      EXISTENCE, ETC.

                  Except as permitted under subsection 7.7, each Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises material to its business; provided, however that neither any Borrower nor any Subsidiary of any Borrower shall be required to preserve any such right or franchise if the Governing Body or management of such Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to such Borrower, such Subsidiary or Lenders.

         6.3      PAYMENT OF TAXES AND CLAIMS; TAX .

                  A. Holdings and each Borrower will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any material penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any lien is imposed or any other material penalty or fine shall be incurred with respect thereto; provided that no such charge or


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claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (ii) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

                  B. Holdings and each Borrower will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Holdings or any of its Subsidiaries).

         6.4 MAINTENANCE OF PROPERTIES; INSURANCE; APPLICATION OF NET INSURANCE/ CONDEMNATION PROCEEDS.

                  A. MAINTENANCE OF PROPERTIES. Each Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of each Borrower and its Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

                  B. INSURANCE. Borrowers will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Borrowers and their respective Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry. Without limiting the generality of the foregoing, Borrowers will maintain or cause to be maintained (i) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (ii) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times satisfactory to Administrative Agent in its commercially reasonable judgment. Each such policy of insurance shall (a) name Administrative Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and (b) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Administrative Agent, that names Administrative Agent for the benefit of Lenders as the loss payee thereunder for any individual covered loss in excess of $1,500,000 and for all losses under any such policy after an aggregate of $2,000,000 has been paid under such policy and provides for at least 30 days prior written notice to Administrative Agent of any modification or cancellation of such policy.


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                  C.       APPLICATION OF NET INSURANCE/CONDEMNATION PROCEEDS.

                  (i) Business Interruption Insurance. Upon receipt by any Borrower or any of its Subsidiaries of any business interruption insurance proceeds constituting Net Insurance/Condemnation Proceeds,
         (a) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, such Borrower or such Subsidiary may retain and apply such Net Insurance/Condemnation Proceeds for working capital purposes, and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing, Borrowers shall apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) in the manner provided in subsection 2.4B;

                  (ii) Net Insurance/Condemnation Proceeds Received by Borrowers. Upon receipt by any Borrower or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds other than from business interruption insurance, (a) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, such Borrower shall, or shall cause one or more of its Subsidiaries to, promptly and diligently apply such Net Insurance/Condemnation Proceeds to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received or, to the extent not so applied, to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B, and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing, Borrowers shall apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) in the manner provided in subsection 2.4B.

                  (iii) Net Insurance/Condemnation Proceeds Received by Administrative Agent. Upon receipt by Administrative Agent of any Net Insurance/Condemnation Proceeds as loss payee, (a) to the extent Borrowers would have been required to apply such Net Insurance/Condemnation Proceeds (if it had received them directly) to prepay the Loans and/or reduce the Revolving Loan Commitments, Administrative Agent shall, and Borrowers hereby authorize Administrative Agent to, apply such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B, and (b) to the extent the foregoing clause (a) does not apply and (1) the aggregate amount of such Net Insurance/Condemnation Proceeds received (and reasonably expected to be received) by Administrative Agent in respect of any covered loss does not exceed $5,000,000, Administrative Agent shall deliver such Net Insurance/Condemnation Proceeds to Company on behalf of Borrowers, and Borrowers shall, or shall cause one or more of their Subsidiaries to, promptly apply such Net Insurance/Condemnation Proceeds to the costs of repairing, restoring, or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received, and (2) if the aggregate amount of Net Insurance/Condemnation Proceeds received (and reasonably expected to be received) by Administrative Agent in respect of any covered loss exceeds $5,000,000, Administrative


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         Agent shall hold such Net Insurance/Condemnation Proceeds in the
         Collateral Account and, so long as any Borrower or any of their respective Subsidiaries proceeds diligently to repair, restore or replace the assets of such Borrower or such Subsidiary in respect of which such Net Insurance/Condemnation Proceeds were received, Administrative Agent shall from time to time disburse to such Borrowers or such Subsidiary from the Collateral Account, to the extent of any such Net Insurance/Condemnation Proceeds remaining therein in respect of the applicable covered loss, amounts necessary to pay the cost of such repair, restoration or replacement after the receipt by Administrative Agent of invoices or other documentation reasonably satisfactory to Administrative Agent relating to the amount of costs so incurred and the work performed (including, if required by Administrative Agent, lien releases and architects' certificates); provided, however that if at any time Administrative Agent reasonably determines (A) that such Borrower or such Subsidiary is not proceeding diligently with such repair, restoration or replacement or (B) that such repair, restoration or replacement cannot be completed with the Net Insurance/Condemnation Proceeds then held by Administrative Agent for such purpose, together with funds otherwise available to Borrowers for such purpose, or that such repair, restoration or replacement cannot be completed within 270 days after the receipt by Administrative Agent of such Net Insurance/Condemnation Proceeds, Administrative Agent shall, and Borrowers hereby authorize Administrative Agent to, apply such Net Insurance/ Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) in the manner provided in subsection 2.4B.

         6.5      INSPECTION RIGHTS; LENDER MEETING.

                  A. INSPECTION RIGHTS. Each Borrower shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of such Borrower or of any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), at any time if an Event of Default or Potential Event of Default has occurred and is continuing and at all other times upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

                  B. LENDER MEETING. Company and/or Arris will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Company's principal offices (or at such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.

         6.6      COMPLIANCE WITH LAWS, ETC.

                  Each Borrower shall comply, and shall cause each of its Subsidiaries and all other Persons on or occupying any Facilities to comply, with the requirements of all applicable laws,


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rules, regulations and orders of any Government Authority (including all
Environmental Laws applicable to such Facilities), noncompliance with which could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

         6.7      ENVIRONMENTAL MATTERS.

                  A. ENVIRONMENTAL DISCLOSURE. Company will deliver to Administrative Agent and Lenders:

                  (i) Environmental Audits and Reports. As soon as practicable following receipt thereof, copies of all environmental audits, investigations, material analyses and reports of any kind or character, whether prepared by personnel of any Borrower or any Subsidiary of any Borrower or by independent consultants, Governmental Authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any Environmental Claims;

                  (ii) Notice of Certain Releases, Remedial Actions, Etc. Promptly upon the occurrence thereof, written notice describing in reasonable detail (a) any Release required to be reported to any Governmental Authority under any applicable Environmental Laws, (b) any remedial action taken by any Borrower or any other Person in response to (1) any Hazardous Materials Activities the existence of which could reasonably be expected to result in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or
         (2) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, and (c) any Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws applicable to such Facility.

                  (iii) Written Communications Regarding Environmental Claims, Releases, Etc. As soon as practicable following the sending or receipt thereof by any Borrower or any of its Subsidiaries, a copy of any and all written communications with respect to (a) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, (b) any Release required to be reported to any Governmental Authority under any applicable Environmental Laws, and (c) any request for information from any governmental agency that suggests such agency is investigating whether any Borrower or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity.

                  (iv) Notice of Certain Proposed Actions Having Environmental Impact. Prompt written notice describing in reasonable detail (a) any proposed acquisition of stock, assets, or property by any Borrower or any of its Subsidiaries that could reasonably be expected to (1) expose any Borrower or any of its Subsidiaries to, or result


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         in, Environmental Claims that could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect or (2) affect the ability of any Borrower or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (b) any proposed action to be taken by any Borrower or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject any Borrower or any of its Subsidiaries to any material additional obligations or requirements under any Environmental Laws.

                  B. BORROWERS' ACTIONS REGARDING HAZARDOUS MATERIALS ACTIVITIES, ENVIRONMENTAL CLAIMS AND VIOLATIONS OF ENVIRONMENTAL LAWS.

                  (i) Remedial Actions Relating to Hazardous Materials Activities. Each Borrower shall, in compliance with all applicable Environmental Laws, promptly undertake, and shall cause each of its Subsidiaries promptly to undertake, any and all investigations, studies, sampling, testing, abatement, cleanup, removal, remediation or other response actions necessary to remove, remediate, clean up or abate any Hazardous Materials Activity on, under or about any Facility that is in violation of any applicable Environmental Laws or that presents a material risk of giving rise to an Environmental Claim

                  (ii) Actions with Respect to Environmental Claims and Violations of Environmental Laws. Each Borrower shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any material violation of applicable Environmental Laws by such Borrower or its Subsidiaries and (ii) make an appropriate response to any Environmental Claim against such Borrower or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder.

         6.8 EXECUTION OF SUBSIDIARY GUARANTY AND PERSONAL PROPERTY COLLATERAL DOCUMENTS AFTER THE CLOSING DATE.

                  A. EXECUTION OF SUBSIDIARY GUARANTY AND PERSONAL PROPERTY COLLATERAL DOCUMENTS. In the event that any Person becomes a Domestic Subsidiary of any Borrower and qualifies as a Material Subsidiary after the date hereof, Borrowers will promptly notify Administrative Agent of that fact and cause such Material Subsidiary to execute and deliver to Administrative Agent a counterpart of the Subsidiary Guaranty and Security Agreement and to take all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in subsection 4.1R) as may be necessary or, in the opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on all of the personal and mixed property assets of such Material Subsidiary described in the applicable forms of Collateral Documents.


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                  B.       FOREIGN SUBSIDIARIES.

                  (i) In the event that any Person becomes a Foreign Subsidiary of any Borrowers (other than a Mexican Subsidiary) and qualifies as a Material Subsidiary after the date hereof, Company will promptly notify Administrative Agent of that fact and, if such Material Subsidiary is directly owned by a Borrower or any Domestic Subsidiary of any Borrower, cause such Material Subsidiary to execute and deliver to Administrative Agent such documents and instruments and take such further actions (including actions, documents and instruments comparable to those described in subsection 4.1R) as may be necessary, or in the reasonable opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on 65% of the capital stock of such Foreign Subsidiary.

                  (ii) In the event that any Mexican Subsidiary that is a Material Subsidiary becomes a Subsidiary Guarantor, Company will promptly cause such Material Subsidiary to execute and deliver to Administrative Agent such documents and instruments and take such further actions (including actions, documents and instruments comparable to those described in subsection 4.1R) as may be necessary, or in the reasonable opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on 100% of the capital stock of such Foreign Subsidiary.

                  C. SUBSIDIARY ORGANIZATIONAL DOCUMENTS, LEGAL OPINIONS, ETC. Company shall deliver to Administrative Agent, together with such Loan Documents, (i) certified copies of such Subsidiary's Organizational Documents, together with if such Subsidiary is a Domestic Subsidiary, a good standing certificate from the Secretary of State of the jurisdiction of its organization and each other state in which such Person is qualified to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to Administrative Agent, (ii) a certificate executed by the secretary or similar officer of such Subsidiary as to (a) the fact that the attached resolutions of the Governing Body of such Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Subsidiary executing such Loan Documents, and (iii) upon the request of Administrative Agent, a favorable opinion of counsel to such Subsidiary, in form and substance satisfactory to Administrative Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of such Loan Documents, (c) the enforceability of such Loan Documents against such Subsidiary and (d) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as Administrative Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Administrative Agent and its counsel.


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         6.9      MATTERS RELATING TO ADDITIONAL REAL PROPERTY COLLATERAL.

                  A. COLLATERAL ACCESS AGREEMENT. From and after the Closing Date, in the event that any Borrower or any Subsidiary of any Borrower acquires a Leasehold Property in which any Collateral is located, Company shall inform Administrative Agent and, upon Administrative Agent's request, shall, use reasonable best efforts to promptly deliver to Administrative Agent a Collateral Access Agreement for such Leasehold Property.

                  B. ADDITIONAL MORTGAGES, ETC. From and after the Closing Date, in the event that (i) any Borrower or any Subsidiary Guarantor acquires any fee interest in real property or (ii) at the time any Person becomes a Subsidiary Guarantor, such Person owns or holds any fee interest in real property, in the case of clause (ii) above excluding any such Real Property Asset the encumbrancing of which requires the consent (in the case of clause
(ii) above) of the then-existing senior lienholder, where Borrowers and their Subsidiaries have attempted in good faith, but are unable, to obtain such senior lienholder's consent (any such non-excluded Real Property Asset described in the foregoing clause (i) or (ii) being an "ADDITIONAL MORTGAGED PROPERTY"), such Borrower or such Subsidiary Guarantor shall deliver to Administrative Agent, as soon as practicable after such Person acquires such Additional Mortgaged Property or becomes a Subsidiary Guarantor, as the case may be, a fully executed and notarized Mortgage (an "ADDITIONAL MORTGAGE"), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering the interest of such Loan Party in such Additional Mortgaged Property; and such opinions, appraisal, documents, title insurance, environmental reports that would have been delivered on the Closing Date if such Additional Mortgaged Property were a Closing Date Mortgaged Property or that may be reasonably required by Administrative Agent.

                  C. REAL ESTATE APPRAISALS. Each Borrower shall, and shall cause each of its Subsidiaries to, permit an independent real estate appraiser satisfactory to Administrative Agent, upon reasonable notice, to visit and inspect any Additional Mortgaged Property for the purpose of preparing an appraisal of such Additional Mortgaged Property satisfying the requirements of any applicable laws and regulations (in each case to the extent required under such laws and regulations as determined by Administrative Agent in its discretion).

         6.10     DEPOSIT ACCOUNTS AND CASH MANAGEMENT SYSTEMS.

                  Holdings and its Subsidiaries shall maintain the Cash Management System (including through timely compliance with their obligations to pay returned items and other Obligations arising in the ordinary course of operation of the Cash Management System). Holdings and each Borrower shall, and shall cause each of its Subsidiaries to, use and maintain its Deposit Accounts and cash management systems in a manner satisfactory to Administrative Agent. Holdings and the Borrowers shall not permit the aggregate amount of money or currency held by their Foreign Subsidiaries in a Deposit Account or otherwise at any time to exceed the equivalent of $2,000,000.


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         6.11     BORROWING BASE AND INVENTORY REPORTS.

                  (I) Borrowing Base Certificates. Company shall deliver a Borrowing Base Certificate to Administrative Agent two days in advance of the Closing Date, certifying the Borrowing Base as of such date, to permit Administrative Agent to determine the Borrowing Base to be in effect on the Closing Date. Thereafter Company shall deliver Borrowing Base Certificates on a weekly basis on or before the third Business Day after the end of each week with each such Borrowing Base Certificate dated and certifying the Borrowing Base as of the immediately previous week. Promptly following receipt of each such Borrowing Base Certificate, Administrative Agent shall determine or, as the case may be, redetermine the Borrowing Base in accordance with the definition thereof, using the information contained in such Borrowing Base Certificate, and shall notify Borrowers of the Borrowing Base so determined and so redetermined. Each such Borrowing Base so determined or redetermined by Administrative Agent shall remain in effect until notice of a redetermined Borrowing Base shall have been given by Administrative Agent in accordance with the provisions of this subsection 6.11.

                  (II)     Inventory Reports.

                           (a) Each Borrower and its Subsidiaries shall at all times hereafter maintain a perpetual inventory, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, the cost therefor and daily withdrawals therefrom and additions thereto, all of which records shall be available during usual business hours upon reasonable prior request of Administrative Agent.

                           (b) Within 150 days of the Closing Date and at such other times as Administrative Agent may reasonably request, the Borrowers and their Subsidiaries shall conduct a physical count of the Inventory for which a statistical sampling will be sufficient, provided that such statistical sampling is consistent with prior practice of the Borrower and their Subsidiaries and performed in accordance with generally accepted auditing standards, and promptly following such physical Inventory shall supply Administrative Agent with a report in a form and with such specificity as may be reasonably satisfactory to Administrative Agent concerning such physical count of the Inventory, which report shall include the amount of Inventory in each location where any Inventory is maintained; provided however, that if the Administrative Agent requests a physical count of the Inventory at a time other than when the Borrowers are conducting a physical count of the Inventory in connection with the closing of the Fiscal Year, such physical count shall be limited to the type of Inventory included in the Emerald Appraisal.


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                  (iii)    Accounts

                           (a) Company shall describe on each Borrowing Base Certificate any Account Claim that exceeds $1,000,000, in form and detail satisfactory to Administrative Agent; provided, however, that if any Borrower shall obtain knowledge that (x) Account Claims relating to Accounts owed by any single Account Debtor exceed $2,500,000 or (y) the aggregate amount of all Account Claims at any time exceed $5,000,000, such Borrower shall promptly report such information to Administrative Agent.

                           (b) Borrowers and their Subsidiaries shall pay all material sales, excise or similar taxes relating to Accounts when due, except where such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall be made therefore and (ii) in the case of a charge or claim which has or may become a Lien against any such Account or any other Collateral, such proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

         6.12     EMERALD APPRAISAL/STRATEGIS ASSESSMENT/COLLATERAL AUDIT.

                  (i) Holdings shall and shall cause its Subsidiaries to fully cooperate in the preparation once per Fiscal Quarter of a mandatory update of the Emerald Appraisal; provided, however, that so long as no Event of Default or Potential Event of Default has occurred and is continuing, the Administrative Agent may only have such updates conducted by Emerald once per Fiscal Quarter; provided, however, that in the case of any Fiscal Quarter ending after December 31, 2002, if Average Excess Availability for the previous Fiscal Quarter was greater than $80,000,000, the Emerald Appraisal shall only be required to be updated upon the request of Administrative Agent; provided, further, that if an Event of Default or Potential Event of Default has occurred and is continuing, Holdings shall and shall cause its Subsidiaries to fully cooperate in the preparation of updates to the Emerald Appraisal as often as the Administrative Agent shall request in its discretion.

                  (ii) Holdings shall and shall cause its Subsidiaries to fully cooperate in the preparation of any updates of the Collateral Audit; provided, that so long as no Event of Default or Potential Event of Default has occurred and is continuing, the Administrative Agent may only conduct such updates once per Fiscal Quarter.

                  (iii) Holdings shall and shall cause its Subsidiaries to fully cooperate in the preparation of any updates of the Strategis Assessment; provided, that so long as no Event of Default or Potential Event of Default has occurred and is continuing, the Administrative Agent may only conduct such updates once per Fiscal Quarter.


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         6.13     MEXICAN INTERCOMPANY SECURITY DOCUMENTS/SUBSIDIARY GUARANTY.

                  (i) If at any time the aggregate fair market value of the personal property owned by the Mexican Subsidiaries that are both Material Subsidiaries and Subsidiary Guarantors exceeds $10,000,000,
         (A) the Company shall and the Borrowers shall cause such Mexican Subsidiaries and any other Mexican Subsidiary that at any time becomes both a Material Subsidiary and a Subsidiary Guarantor to enter into the Mexican Intercompany Security Documents and take all such other actions under the laws of Mexico that may be necessary or, in the opinion of Administrative Agent, desirable in order to create a valid and perfected First Priority security interest in substantially all of the personal property of such Mexican Subsidiaries that secures the Mexican Intercompany Indebtedness and (B) the Company shall grant a security interest in any Mexican Intercompany Security Documents entered into by the Company from time to time in accordance with the foregoing clause
         (A) to the Administrative Agent in accordance with the terms of the Security Agreement and shall deliver such executed Mexican Intercompany Security Documents to the Administrative Agent;

                  (ii) Borrowers shall cause any Mexican Subsidiary that is a Material Subsidiary to execute the Subsidiary Guaranty prior to such Mexican Subsidiary becoming liable for any Indebtedness permitted under clause (z) of subsection 7.1(iv).

         6.14     MANDATORY EXCHANGE EVENT.

                  Holdings and its Subsidiaries shall cause the Mandatory Exchange Event to be consummated in accordance with the terms of the Amended and Restated Arris Membership Agreement if (x) Holdings, Company or any of their Affiliates enter into and consummate an agreement to sell or otherwise transfer all or any portion of their membership interests in Arris to any Person who is not an Affiliate of Holdings, (y) if there is any foreclosure on any of the membership interests of Arris held by Company or Holdings or a sale or other transfer in lieu of foreclosure or any other exercise of the rights or remedies of a secured party by the Administrative Agent with respect to such membership interests, in each case in accordance with the terms of the Loan Documents or
(z) if an Event of Default has occurred and is continuing either (A) the Arris Class B Member has provided written notice to Arris, Company, Holdings and the Administrative Agent or (B) the Administrative Agent at the direction of Requisite Lenders has provided notice to the Arris Class B Member and Arris, requesting the consummation of the Mandatory Exchange Event.

         6.15     POST-CLOSING DELIVERIES.

                  Holdings and each Borrower shall cause (i) any actions set forth on Schedule 6.15 annexed hereto to be taken and (ii) each document, certificate or other item set forth on such Schedule 6.15 to be delivered, in each case within the time period specified on such Schedule 6.15 (subject to any extension as provided in Schedule 6.15) and in form and substance reasonably satisfactory to Administrative Agent and Arranger/Syndication Agent.


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SECTION 7.        BORROWERS' NEGATIVE COVENANTS

                  Holdings and each Borrower covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, it shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

         7.1      INDEBTEDNESS.

                  Holdings and Borrowers shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                  (i) Borrowers may become and remain liable with respect to the Obligations;

                  (ii) Each Borrower may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

                  (iii) Borrowers may become and remain liable with respect to (x) Purchase Money Indebtedness and (y) Indebtedness in respect of Capital Leases entered into after the Closing Date and incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Borrowers and their Subsidiaries; provided that the outstanding principal amount of such Purchase Money Indebtedness and Indebtedness incurred in respect of such Capital Leases, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Borrowers, does not in the aggregate exceed at any time $15,000,000;

                  (iv) (x) Each Borrower may become and remain liable with respect to Indebtedness to any other Borrower, (y) except as prohibited by subsection 7.15, any Wholly-Owned Subsidiary of any Borrower that is not a Borrower (other than a Mexican Subsidiary that is both a Material Subsidiary and a Subsidiary Guarantor) may become and remain liable with respect to Indebtedness to any Borrower or any other Wholly-Owned Subsidiary of any Borrower and (z) any Wholly-Owned Mexican Subsidiary that is both a Material Subsidiary and a Subsidiary Guarantor may become and remain liable with respect to Indebtedness (any such Indebtedness, the "MEXICAN INTERCOMPANY INDEBTEDNESS") to the Company; provided that (a) all such intercompany Indebtedness shall be evidenced by promissory notes, in form and substance satisfactory to Administrative Agent, (b) all such intercompany Indebtedness shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the


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         applicable promissory notes, (c) any payment by any Subsidiary of any
         Borrower under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any intercompany Indebtedness owed by such Subsidiary to any Borrower or to any of its Subsidiaries for whose benefit such payment is made, (d) each Wholly-Owned Foreign Subsidiary may only become and remain liable with respect to Indebtedness permitted by this clause (iv) to fund the operating expenses and capital expenditures incurred by such Wholly-Owned Foreign Subsidiary in the ordinary course of business and consistent with the past practices of the Borrowers and their Subsidiaries and (e) the aggregate principal amount of all outstanding Indebtedness that all Wholly-Owned Foreign Subsidiaries (other than Indebtedness incurred by any Mexican Subsidiary that is both a Material Subsidiary and a Subsidiary Guarantor from the Company) may owe to the Borrowers and all Wholly-Owned Domestic Subsidiaries and all Mexican Subsidiaries that are both Material Subsidiaries and Subsidiary Guarantors together with the aggregate amount of any Investments made by the Borrowers and their Wholly-Owned Domestic Subsidiaries in such Foreign Subsidiaries as permitted by subsection 7.3(viii) shall not exceed $5,000,000 at any time;

                  (v) Borrowers and their Subsidiaries, as applicable, may remain liable with respect to Indebtedness and Indebtedness in respect of Capital Leases, in each case, existing as of the Closing Date and described in Schedule 7.1 annexed hereto;

                  (vi) (a) Any Borrower may become and remain liable with respect to Indebtedness of any Person assumed in connection with any acquisition of such Person permitted under subsection 7.3 and (b) a Person that becomes a direct or indirect Wholly-Owned Domestic Subsidiary of any Borrower as a result of any acquisition permitted under subsection 7.3 may remain liable with respect to Indebtedness existing on the date of such acquisition; provided that such Indebtedness is not created in anticipation of such acquisition; provided, further, the aggregate outstanding principal amount of all Indebtedness under this clause (vi) shall not at any time exceed $10,000,000;

                  (vii) Foreign Subsidiaries of Borrowers may become and remain liable with respect to Indebtedness other than the Indebtedness permitted by clause (iv) above in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;

                  (viii) Company may remain liable with respect to Indebtedness evidenced by the Convertible Subordinated Notes, in an aggregate principal amount not to exceed $115 million; provided, that such Indebtedness shall be refinanced or converted into shares of Holdings common stock prior to December 31, 2002, in each case pursuant to documentation in form and substance satisfactory to Requisite Lenders;

                  (ix) Holdings and Company may become and remain liable with respect to Indebtedness which refinances the Convertible Subordinated Notes, pursuant to documentation in form and substance satisfactory to Agents; provided that (v) such Indebtedness shall be subordinated to the Obligations on terms and conditions and


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         pursuant to documentation in form and substance satisfactory to Agents,
         (w) the maturity date of such refinancing Indebtedness shall be no earlier than six months after the Revolving Loan Commitment Termination Date; (x) the terms of such Indebtedness shall not require any scheduled repayment of principal prior to the Revolving Loan Commitment Termination Date; (y) the Company shall have provided projections to the Administrative Agent, in form and substance satisfactory to Administrative Agent, demonstrating that after giving effect to the incurrence of such Indebtedness the Loan Parties shall be in compliance on a pro forma basis with all of the covenants set forth in Section 7 during the four-Fiscal Quarter period following the incurrence of such Indebtedness, and (z) the aggregate principal amount of such Indebtedness shall be no greater than the aggregate principal amount of Convertible Subordinated Notes as of the date of such refinancing plus all reasonable costs, fees and expenses related to such refinancing;

                  (x) From the Closing Date until 364 days after the Closing Date, Arris may remain liable with respect to no more than $14 million of unsecured Indebtedness to Nortel LLC and/or its Affiliates incurred on the Closing Date with respect to purchases of inventory by Arris from Nortel LLC and/or its Affiliates, pursuant to documentation in form and substance satisfactory to Agents in their reasonable discretion (such Indebtedness, the "NORTEL TRADE PAYABLE");

                  (xi) After the occurrence of the Mandatory Exchange Event, Holdings may become and remain liable with respect to Subordinated Holdings Indebtedness; provided, however, that at the time of the exchange of the Arris New Membership Interests made in connection with such Mandatory Exchange Event, (A) the aggregate value of (x) such Subordinated Holdings Indebtedness, (y) any Preferred Holdings Stock issued in connection with such Mandatory Exchange Event and (z) any common stock of Holdings issued in connection with such Mandatory Exchange Event (in each case determined in accordance with the terms of the Amended and Restated Arris Membership Agreement (including the exhibits thereto)), shall not exceed (B) (x) the value of the unredeemed portion of the Arris New Membership Interest plus (y) any accrued and unpaid return on such unredeemed portion of the Arris New Membership Interest, as each such value is calculated in accordance with the terms of the Amended and Restated Arris Membership Agreement; provided, further, that after giving effect to such exchange, all Arris New Membership Interests shall be extinguished and no former Class B Member shall have any rights or claims with respect to any Arris New Membership Interests (in each case determined in accordance with the terms of the Amended and Restated Arris Membership Agreement (including the exhibits thereto)) ;

                  (xii) Borrowers may become and remain liable with respect to other Indebtedness; provided, that the aggregate outstanding principal amount of such Indebtedness outstanding at any time together with any Contingent Obligations incurred pursuant to subsection 7.4(ix) shall not exceed $20,000,000; and


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                  (xiii)   Borrowers and their Subsidiaries, as applicable, may
         become and remain liable with respect to Indebtedness which refinances the Indebtedness described in clause (v) of this subsection 7.1 (other than any such Indebtedness relating to any obligation owed for all or any part of the deferred purchase price of property or services which was due more than six months before the Closing Date), pursuant to documentation in form and substance reasonably satisfactory to Agents; provided that (x) such refinancing Indebtedness shall be incurred by the Borrower or the applicable Subsidiary, as the case may be, that incurred the Indebtedness described in clause (v) of this subsection
         7.1 that is being refinanced, (y) the maturity date of such refinancing Indebtedness shall be later than the maturity date of the Indebtedness described in clause (v) of this subsection 7.1 that is being refinanced and (z) the aggregate principal amount of such refinancing Indebtedness shall be less than the sum of the aggregate principal amount of Indebtedness being refinanced as of the date of such refinancing plus all reasonable costs, fees and expenses related to such refinancing and any reasonable prepayment penalty required to be paid pursuant to the terms of the Indebtedness being refinanced.

         7.2      LIENS AND RELATED MATTERS.

                  A. PROHIBITION ON LIENS. Holdings and Borrowers shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Holdings or Borrowers or any such Subsidiary whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any valid financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC or under any similar recording or notice statute, except:

                  (i)      Permitted Encumbrances;

                  (ii)     Liens granted pursuant to the Collateral Documents;

                  (iii)    Liens described in Schedule 7.2 annexed hereto;

                  (iv)     Liens on the Excluded Stock;

                  (v) Liens (other than Liens on any (x) Accounts or Inventory of Holdings, any Borrower or any Domestic Subsidiary or Mexican Subsidiary of any Borrower or (y) Capital Stock) granted by Borrowers and their Subsidiaries securing Indebtedness permitted by subsections 7.1(vi), 7.1(vii) and 7.1(xii) in an aggregate amount not to exceed $10,000,000 at any time outstanding; provided, however, that
         (a) Borrowers and their Domestic Subsidiaries shall not grant such Liens in connection with any Indebtedness of any Foreign Subsidiary of any Borrower incurred pursuant to subsection 7.1(vii) and (b) Liens related to Indebtedness incurred in connection with a


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         Permitted Acquisition, may only attach to the assets acquired in such
         Permitted Acquisition.

                  (vi) Liens securing Indebtedness permitted by subsection 7.1(xiii), solely to the extent such Liens (a) replace Liens set forth on Schedule 7.2 annexed hereto with respect to the Indebtedness that is being refinanced, (b) are on the same assets as the replaced Liens and
         (c) are of the same scope and priority as the replaced Liens; and

                  (vii) Liens securing Purchase Money Indebtedness and evidencing Capital Leases, in each case as permitted by subsection 7.1(iii); provided, that any such Liens shall only attach to the assets being acquired with such Indebtedness.

                  B. EQUITABLE LIEN IN FAVOR OF LENDERS. If Holdings, any Borrower or any of their respective Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

                  C. NO FURTHER NEGATIVE PLEDGES. Neither Holdings nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien granted to secure the Obligations or any refinancing of the Obligations upon any of its properties or assets, whether now owned or hereafter acquired, except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale.

                  D. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO BORROWERS OR OTHER SUBSIDIARIES. Holdings and Borrowers will not, and will not permit any of their respective Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's Capital Stock owned by any Borrower or any Subsidiary of any Borrower, (ii) repay or prepay any Indebtedness owed by such Subsidiary to any Borrower or any Subsidiary of any Borrower, (iii) make loans or advances to any Borrower or any Subsidiary of any Borrower, or (iv) transfer any of its property or assets to any Borrower or any Subsidiary of any Borrower, except (a) as provided in this Agreement, (b) as may be provided in an agreement with respect to an Asset Sale, (c) subject to compliance with subsections 4.1S and 6.9, customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Borrower or a Subsidiary of a Borrower, (d) customary provisions restricting assignment of any agreement entered into by a Borrower or a Subsidiary of a Borrower in the ordinary course of business (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406 of the Uniform Commercial Code or any other applicable law (including the Bankruptcy Code) or


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principles of equity), (e) to the extent any holder of a Permitted Encumbrance may restrict the transfer of the asset or assets subject thereto and (f) restrictions contained in any agreement establishing a Joint Venture requiring the consent of an equity holder of such Joint Venture to the payment of dividends, the payment of any Indebtedness, the making of any loan or advance or the transfer of assets by such Joint Venture.

         7.3      INVESTMENTS; ACQUISITIONS.

                  Holdings and Borrowers shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, or acquire, by purchase or otherwise, all or substantially all the business, property or fixed assets of, or Capital Stock or other ownership interest of any Person, or any division or line of business of any Person except:

                  (i) Borrowers and their Domestic Subsidiaries may make and own Investments in Cash Equivalents;

                  (ii) So long as no Event of Default or Potential Event of Default has occurred and is continuing, Foreign Subsidiaries of the Borrowers may make and own Investments in Cash Equivalents in an aggregate principal amount not to exceed $2,000,000 at any time outstanding;

                  (iii) Holdings, each Borrower and each Wholly-Owned Domestic Subsidiary of a Borrower may make and own additional equity Investments in their respective Wholly-Owned Domestic Subsidiaries and Company may make additional equity Investments in Arris;

                  (iv) Each Borrower and its Subsidiaries may make intercompany loans to the extent permitted under subsection 7.1(iv);

                  (v) Each Borrower and its Subsidiaries may make Consolidated Capital Expenditures permitted by subsection 7.8;

                  (vi) Each Borrower and its Subsidiaries may continue to own the Investments owned by them and described in Schedule 7.3 annexed hereto;

                  (vii) So long as no Event of Default or Potential Event of Default has occurred and is continuing, Borrowers may consummate Permitted Acquisitions; provided that each of the following conditions is satisfied:

                           (a) the Acquired Business is engaged in a line of
                  business that the Borrower and their Subsidiaries are permitted to engage in under subsection 7.11

                           (b) the Acquired Business becomes a Subsidiary
                  Guarantor or is acquired by a Borrower or a Subsidiary Guarantor in such Permitted Acquisition;


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                           (c) the aggregate amount of consideration paid by the
                  Borrowers for all Permitted Acquisitions (i) in any Fiscal
                  Year shall not exceed $10,000,000 and (ii) during the term of this Agreement shall not exceed $25,000,000;

                           (d) concurrently with the consummation of such
                  Permitted Acquisition, Company shall, and shall cause its Subsidiaries to, comply with the requirements of subsections
                  6.8 and 6.9 with respect to such Permitted Acquisition;

                           (e) the Administrative Agent shall have completed an
                  audit of the Inventory and Accounts to be acquired as part of such Acquired Business and shall have determined the extent to which such Account and Inventory shall be included as Eligible Accounts and Eligible Inventory immediately after the consummation of such Permitted Acquisition;

                           (f) Company shall deliver to Administrative Agent an
                  Officer's Certificate, in form and substance satisfactory to Administrative Agent, (1) certifying that no Potential Event of Default or Event of Default shall then exist or shall occur as a result of such Permitted Acquisition, (2) demonstrating that after giving effect to such Permitted Acquisition and to all Indebtedness to be incurred or assumed or repaid in connection with or as consideration for such Permitted Acquisition, the Borrowers will be in compliance with the financial covenants set forth in subsection 7.6, calculated on a Pro Forma Basis, as of the last day of the four Fiscal Quarter period most recently ended prior to the date of the proposed Permitted Acquisition for which the relevant financial information is available and (3) demonstrating that after giving effect to such Permitted Acquisition, Excess Availability immediately after the consummation of such Permitted Acquisition shall be at least $25 million; provided, however, that in determining such Excess Availability, Accounts and Inventory acquired in such Permitted Acquisition shall only be included in determining such Excess Availability to the extent that Administrative Agent has determined, pursuant to the audit described in clause (e) above, that such Accounts will qualify as Eligible Accounts or Eligible Inventory;

                           (g) prior to the consummation of any Permitted
                  Acquisition, Borrowers shall deliver to Administrative Agent to the extent available from the applicable Seller of the Acquired Business a copy of (i) financial statements of the Person or business so acquired for the immediately preceding four consecutive Fiscal Quarter period corresponding to the calculation period for the financial covenants in the immediately preceding clause and (ii) audited or reviewed financial statements of the Person or business to be so acquired for the fiscal year ended within such period of such Person;

                  (viii) Borrowers and their Wholly-Owned Domestic Subsidiaries may make additional Investments in their respective Wholly-Owned Foreign Subsidiaries (other


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         than any Mexican Subsidiary that is both a Material Subsidiary and a
         Subsidiary Guarantor); provided that the aggregate amount of all such Investments made in all Foreign Subsidiaries and the aggregate principal amount of all Indebtedness owed by all of the Foreign Subsidiaries (other than the Mexican Subsidiaries) of the Borrowers pursuant to subsection 7.1(iv) shall not exceed $5,000,000 at any time;

                  (ix) So long as no Default or Potential Event of Default has occurred and is continuing, Borrowers may make and own other Investments in an aggregate amount not to exceed at any time $10,000,000 plus any cash interest or dividends received in connection with any such Investment; and

                  (x) Company may acquire and hold obligations of one or more of its officers or other employees in connection with such officers' or employees' acquisition of shares of Holdings' common stock, so long as no cash is actually advanced by Holdings or any of its Subsidiaries to such officers or employees in connection with the acquisition of any such obligations.

                  (xi) Borrowers may receive and hold Investments received in the ordinary course of business in settlement of Indebtedness of third parties created in the ordinary course of business;

                  (xii) Borrowers and their Subsidiaries may make Investments consisting of non-cash consideration received in connection with sales of assets permitted pursuant to subsection 7.7(v) in an aggregate outstanding amount not to exceed $5,000,000 at any time;

                  (xiii) Borrowers and their Subsidiaries may make Investments consisting of non-cash consideration received in connection with sales of assets pursuant to subsection 7.7(vi) to the extent permitted by such subsection;

                  (xiv) Company may make Investments consisting of non-cash consideration received in connection with sales of assets pursuant to subsection 7.7(x) to the extent permitted by such subsection;.

                  (xv) Holdings and its Subsidiaries may make investments consisting of deposit accounts maintained by Holdings and its Subsidiaries as permitted by subsection 6.10; and

                  (xvi) So long as no Event of Default or Potential Event of Default has occurred and is continuing, Company may make and own Investments in Indebtedness of the Development Authority of Fulton County incurred pursuant to the Tax Abatement Transaction Documents in an aggregate principal amount not to exceed $60,000,000 at any time.


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         7.4      CONTINGENT OBLIGATIONS.

                  Holdings and Borrowers shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

                  (i) Loan Parties may become and remain liable with respect to Contingent Obligations under their respective Guaranties; and

                  (ii)     [Intentionally Omitted];

                  (iii) Borrowers may become and remain, jointly and severally, liable with respect to Contingent Obligations in respect of Letters of Credit;

                  (iv) Borrowers may become and remain, jointly and severally, liable with respect to Contingent Obligations under Hedge Agreements incurred in the ordinary course of business of the Borrowers and their Subsidiaries;

                  (v) Borrowers and their respective Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets;

                  (vi) Borrowers and their respective Subsidiaries may become and remain liable with respect to Contingent Obligations under guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Borrowers and their respective Domestic Subsidiaries in an aggregate amount for all Borrowers and their Subsidiaries not to exceed at any time $1,000,000;

                  (vii) Borrowers and any Domestic Subsidiary of any Borrower may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of any other Borrower or other Domestic Subsidiary of any Borrower that is permitted by subsection 7.1(xii) in an aggregate amount not to exceed the amount of such Indebtedness;

                  (viii) Any Foreign Subsidiary of any Borrower may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of any other Foreign Subsidiary of Borrower that is permitted by subsection 7.1(vii) in an aggregate amount not to exceed the amount of such Indebtedness;

                  (ix) Borrowers and any Domestic Subsidiary of any Borrower may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of any Foreign Subsidiary of any Borrower that is permitted by subsection 7.1(xii); provided, that the aggregate amount of any such Contingent Obligations together with


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         the aggregate outstanding principal amount of any Indebtedness incurred pursuant to subsection 7.1(xii) shall not exceed $20,000,000;

                  (x) Holdings and Company may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness incurred pursuant to subsection 7.1(ix);

                  (xi) Each Borrower and its Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in
         Schedule 7.4 annexed hereto;

                  (xii) Holdings may become and remain liable with respect to Contingent Obligations arising under the Subordinated Holdings Guaranty;

                  (xiii) Foreign Subsidiaries of the Borrowers may incur Contingent Obligations in respect of letters of credit issued for their account in an aggregate amount not to exceed $2,000,000 (or the foreign currency equivalent thereof) at any one time outstanding;

                  (xiv) Arris may remain liable with respect to the redemption obligation with respect to the Arris New Membership Interests, in accordance with the terms of the Amended and Restated Arris Membership Agreement; and

                  (xv) Holdings may remain liable with respect to (i) Contingent Obligations arising under the Subordinated Reorganization Guaranty until the earlier of (A) the Mandatory Exchange Event or (B) the redemption of the Arris New Membership Interest, in each case in accordance with the terms of the Amended and Restated Arris Membership Agreement and (ii) its obligations under the Amended and Restated Arris Membership Agreement to issue common stock or Preferred Holdings Stock or to incur Holdings Subordinated Indebtedness in connection with the Mandatory Exchange Event, to the extent permitted by this Agreement and the Reorganization Documents.

         7.5      RESTRICTED JUNIOR PAYMENTS.

                  Holdings and Borrowers shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that:

                  (i) Company and Arris may make Restricted Junior Payments to Holdings to the extent necessary to permit Holdings to discharge the consolidated tax liabilities of Holdings and its Subsidiaries, so long as Holdings applies the amount of any such Restricted Junior Payment for such purpose;

                  (ii) So long as no Event of Default or Potential Event of Default shall have occurred and is continuing, Company and Arris may make Restricted Junior Payments to Holdings to the extent necessary to permit Holdings to pay accounting or legal or


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

         administrative expenses or reimbursements or franchise, or similar taxes and governmental charges incurred by Holdings and relating to the business, operations or finances of the Borrowers and their Subsidiaries in an aggregate amount not to exceed $500,000 in any Fiscal Year, so long as Holdings applies the amount of any such Restricted Junior Payment for such purpose;

                  (iii) So long as (i) no Event of Default has occurred and is continuing, (ii) the Mandatory Exchange Event has occurred and (iii) Arris would have been permitted to make Restricted Junior Payment pursuant to clause (vii) below if the Mandatory Exchange Event had not occurred, Company and Arris may make Restricted Junior Payments to Holdings to the extent necessary to permit Holdings to make the payments permitted by subsection 7.5(viii), so long as Holdings applies the amount of any such Restricted Junior Payment for such purpose;

                  (iv) So long as (i) no Event of Default has occurred and is continuing pursuant to subsection 8.1, 8.6 or 8.7, or (ii) no blockage notice has been delivered in accordance with the terms of the Convertible Subordinated Note Indenture, Company and Arris may make Restricted Junior Payments to Holdings to the extent necessary to permit Holdings to make scheduled cash interest payments on any Indebtedness incurred by Holdings in accordance with subsection 7.1(ix), so long as Holdings applies the amount of any such Restricted Junior Payment for such purpose;

                  (v) So long as no Event of Default or Potential Event of Default has occurred and is continuing, Company, Arris, or their Subsidiaries may make Restricted Junior Payments to Holdings to permit Holdings to purchase, redeem, retire or otherwise acquire Capital Stock of Holdings, or options or warrants to purchase such Capital Stock, held by officers, directors, or employees of Holding, Company, Arris or any Subsidiary thereof pursuant to a compensation plan or arrangement in connection with the death, disability or termination of employment of any such officer, director or employee in an aggregate amount for all such transactions not exceeding the sum of $1,000,000 in any Fiscal Year or $3,000,000 during the term of this Agreement, so long as Holdings applies the amount of any such Restricted Junior Payment for such purpose;

                  (vi) So long as (i) no Event of Default has occurred and is continuing pursuant to subsection 8.1, 8.6 or 8.7, or (ii) no blockage notice has been delivered in accordance with the terms of the Convertible Subordinated Note Indenture, Company may make scheduled cash interest payments on the Convertible Subordinated Notes to the extent required by the Convertible Subordinated Notes and the Convertible Subordinated Note Indenture;

                  (vii) Arris may make cash redemptions of the Arris New Membership Interest in accordance with the terms of the Amended and Restated Arris Membership Agreement after the six month anniversary of the Closing Date once during each Fiscal Quarter ending after such six month anniversary, in an aggregate amount not to exceed


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

         $33,000,000 in any such Fiscal Quarter, so long as (a) prior to the date on which such cash redemption is made, Borrowers have delivered to the Agents and Lenders all financial statements, compliance certificates and other documents required to be delivered in connection with the immediately preceding Fiscal Quarter pursuant to this Agreement, (b) immediately before and after giving pro forma effect to such cash redemption, no Event of Default shall have occurred and be continuing, (c) immediately before and after giving pro forma effect to such cash redemption, the Borrowers shall have Excess Availability of at least $75 million and (d) the Borrowers shall have delivered an officer's certificate of Company signed by the chief financial officer of Company certifying as to the foregoing clauses (a)-(c) and attaching a Borrowing Base Certificate demonstrating such Excess Availability, in each case in form and substance satisfactory to Administrative Agent; provided that, with respect to the fourth Fiscal Quarter of any Fiscal Year, Borrowers shall be deemed to have satisfied the that part of the condition contained in clause (a) above requiring the delivery of financial statements upon delivery of unaudited financial statements in lieu of audited financial statements and a certificate signed by the chief financial officer of Company certifying that, when delivered, the audited financial statements shall not contain any material differences from the unaudited financial statements; and

                  (viii) If Holdings has issued any Preferred Holdings Stock or Subordinated Holdings Indebtedness in connection with the Mandatory Exchange Event, Holdings may make cash redemptions on such Preferred Holdings Stock and/or payments on such Subordinated Holdings Indebtedness equal to the amounts that Arris would have been permitted to pay as cash redemptions under clause (vii) above if such Mandatory Exchange Event had not occurred, so long as in the case of any proposed redemption or other payment (A) Arris would have been permitted to make such cash redemptions pursuant to clause (vii) above, (B) Company and/or Arris have made a Restricted Junior Payment in accordance with clause (iii) above to allow Holdings to make such cash redemption or other payment and (C) all of the requirements set forth in subclauses
         (a)-(d) of clause (vii) above have been satisfied; provided, however, that if in addition to issuing Preferred Holdings Stock and/or Subordinated Holdings Indebtedness in connection with such Mandatory Exchange Event, Holdings issues common stock in exchange for some portion of the Arris New Membership Interests, the amount permitted to be paid pursuant to this clause (viii) shall be reduced pro rata to reflect such issuance of common stock.

         7.6      FINANCIAL COVENANTS.

                  A. MINIMUM CONSOLIDATED FIXED CHARGE COVERAGE RATIO. Holdings and Borrowers shall not permit the Consolidated Fixed Charge Coverage Ratio for any four-Fiscal Quarter period ending during any of the periods set forth below to be less than the correlative ratio indicated:

                                                         MINIMUM FIXED
               PERIOD                                CHARGE COVERAGE RATIO
               ------                                ---------------------
Closing Date through December 31, 2001                     1.10:1.00

January 1, 2002 through June 30, 2002                      1.25:1.00

July 1, 2002 and thereafter                                1.50:1.00

                  B. MAXIMUM CONSOLIDATED SENIOR LEVERAGE RATIO. Holdings and Borrowers shall not permit the Consolidated Senior Leverage Ratio, calculated on a Pro Forma Basis, as of the last day of the most recently ended Fiscal Quarter ending during any of the periods set forth below to exceed the correlative ratio indicated:

                                                   MAXIMUM CONSOLIDATED SENIOR LEVERAGE
               PERIOD                                              RATIO
               ------                              -------------------------------------
Closing Date through September 30, 2001                          2.85:1.00

October 1, 2001 through December 31, 2001                        2.50:1.00

January 1, 2002 through March 31, 2002                           2.00:1.00

April 1, 2002 through September 30, 2002                         1.50:1.00

October 1, 2002 and thereafter                                   1.25:1.00

                  C. MINIMUM CONSOLIDATED NET WORTH. Holdings and Borrowers shall not permit Consolidated Net Worth at any time to be less than the sum of (i) $368.9 million ("Base Amount") plus (ii) (a) the sum of Consolidated Net Income for each Fiscal Quarter ending after the Closing Date and ending on or before such date of determination in which Consolidated Net Income was positive multiplied by (b) 75%; provided that for purposes of calculating Consolidated Net Income for the Fiscal Quarter ending on September 30, 2001, such Fiscal Quarter shall be deemed to commence on the first day after the Closing Date and end on September 30, 2001.

                  D. MINIMUM CONSOLIDATED INVENTORY TURNS RATIO. Holdings and Borrowers shall not permit the Consolidated Inventory Turns Ratio, calculated on a Pro Forma Basis, as of the last day of the most recently ended Fiscal Quarter ending during any of the periods set forth below to be less than the correlative ratio indicated:

PERIOD                                          MINIMUM CONSOLIDATED INVENTORY TURNS RATIO
------                                          ------------------------------------------
Closing Date through June 30, 2002                               1.85:1.00

July 1, 2002 through December 31, 2002                           2.00:1.00

January 1, 2003 through September 30, 2003                       2.30:1.00

October 1, 2003 and thereafter                                   2.40:1.00

                  E. MINIMUM BORROWING BASE AVAILABILITY. Holdings and Borrowers shall not at any time permit the Borrowing Base Availability to be less than $10,000,000 in any thirty (30) day period for more than two consecutive Business Days; provided, however, that the Borrowing Base Availability shall not be less than $10,000,000 for two or more non-consecutive Business Days in any thirty (30) day period; provided, further, that if the Minimum Borrowing Base is less than $10,000,000 on any date, it shall automatically constitute a Potential Event of Default.

         7.7      RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES.

                  Holdings and Borrowers shall not, and shall not permit any of their respective Subsidiaries to, alter the corporate, capital or legal structure of Holdings, any Borrower or any Subsidiary of any Borrower (other than the filing of the Preferred Holdings Stock Certificate of Designations and the issuance of any Preferred Holdings Stock or Holdings Common Stock, in each case, in connection with the Mandatory Exchange Event), or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets (including its notes or receivables and Capital Stock of a Subsidiary, whether newly issued or outstanding), whether now owned or hereafter acquired, except:

                  (i) any Borrower (other than Company or Arris) may be merged with or into any other Borrower (including Company or Arris) or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any other Borrower (including Company or Arris);

                  (ii) any Wholly-Owned Domestic Subsidiary of any Borrower that is not itself a Borrower may be merged with or into any Borrower or any other Wholly-Owned Domestic Subsidiary of any Borrower that is not itself a Borrower or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be


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

         conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any Borrower or any other Wholly-Owned Domestic Subsidiary of any Borrower; provided, that in any merger involving a Borrower and a wholly-owned Domestic Subsidiary that is not a Borrower, the Borrower shall be the continuing or surviving Person;

                  (iii) any Wholly-Owned Foreign Subsidiary of any Borrower may be merged with or into any other Wholly-Owned Foreign Subsidiary of any Borrower or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any other Wholly-Owned Foreign Subsidiary of any Borrower;

                  (iv) Borrowers and their Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales (including, without limitation, the sale or other disposal of the Excluded Stock); provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

                  (v) Borrowers and their Subsidiaries may dispose of obsolete, worn out or surplus property in the ordinary course of business;

                  (vi) So long as no Event of Default or Potential Event of Default has occurred and is continuing, Borrowers and their Subsidiaries may make Asset Sales of assets (other than Inventory and Accounts) having a fair market value not in excess of $5,000,000 in any Fiscal Year and $15,000,000 in the aggregate for all such Asset Sales during the term of this Agreement; provided (a) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; (b) at least seventy-five percent (75%) of the consideration received shall be cash; and (c) the cash proceeds of such Asset Sales shall be applied as required by subsection 2.4A(iv)(b) or subsection 2.4C; provided, further, that no such Asset Sale may include the Capital Stock of Company or Arris;

                  (vii) Any Borrower or a Subsidiary of any Borrower may sell or dispose of shares of Capital Stock of any of its Subsidiaries in order to qualify members of the Governing Body of the Subsidiary if required by applicable law;

                  (viii) Any Person may be merged with or into any Borrower if the acquisition of the Capital Stock of such Person by such Borrower or such Subsidiary would have been permitted pursuant to subsection 7.3; provided that such Borrower shall be the continuing or surviving Person and (b) no Potential Event of Default or Event of Default shall have occurred or be continuing after giving effect thereto;

                  (ix) Any Person may be merged with or into any Wholly-Owned Subsidiary of any Borrower if the acquisition of the Capital Stock of such Person by such Borrower or such Subsidiary would have been permitted pursuant to subsection 7.3; provided that (a)


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

         the surviving Person after such merger is a Wholly-Owned Subsidiary of a Borrower, (b) the Borrowers have or have caused such Subsidiary to take all actions required by subsection 6.8 and (c) no Potential Event of Default or Event of Default shall have occurred or be continuing after giving effect thereto; and

                  (x) So long as no Event of Default or Potential Event of Default has occurred and is continuing, Company may sell the Power Division; provided that (a) the Board of Directors or management of Company determine that the consideration received for such assets is at least equal to the fair market value thereof, (b) that at least fifty percent (50%) of the consideration received shall be cash; and (c) concurrently with such sale Company shall have delivered to Administrative Agent (1) an Officer's Certificate (A) certifying that no Potential Event of Default or Event of Default shall then exist or shall occur as a result of such sale and (B) demonstrating that after giving effect to such sale, Company would have been in compliance with the financial covenants set forth in subsection 7.6, as of the last day of the four Fiscal Quarter period most recently ended prior to the date of such sale on a Pro Forma Basis and (2) a Borrowing Base Certificate detailing what the Borrowing Base will be immediately after giving effect to such sale.

         7.8      CONSOLIDATED CAPITAL EXPENDITURES.

                  Holdings and Borrowers shall not, and shall not permit their respective Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount in excess of the corresponding amount (the "MAXIMUM CONSOLIDATED CAPITAL EXPENDITURES AMOUNT") set forth below opposite such Fiscal Year; provided that the Maximum Consolidated Capital Expenditures Amount for any Fiscal Year shall be increased by an amount equal to the excess, if any, of the Maximum Consolidated Capital Expenditures Amount for the previous Fiscal Year (without giving effect to any increase in the Maximum Consolidated Capital Expenditures Amount for such previous Fiscal Year made in accordance with this proviso) over the actual amount of Consolidated Capital Expenditures made during such previous Fiscal Year; provided, further that in no event shall the amount of such increase exceed 50% of the Maximum Consolidated Capital Expenditures Amount for such previous Fiscal Year (prior to any adjustment in accordance with this proviso):

                                        MAXIMUM CONSOLIDATED
         FISCAL YEAR                    CAPITAL EXPENDITURES
         -----------                    --------------------
            2001                            $25,000,000

            2002                            $30,000,000

            2003                            $30,000,000

            2004                            $30,000,000


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

         7.9      TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.

                  Holdings and Borrowers shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Holdings or with any Affiliate of Holdings or of any such holder, on terms that are less favorable to Holdings or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any transaction between Holding and any of its Wholly-Owned Subsidiaries or between any of its Wholly-Owned Subsidiaries;
(ii) reasonable fees and other compensation paid to members of the Governing Bodies of Holding and its Subsidiaries; (iii) transactions pursuant to the Reorganization Documents consummated or entered into on or prior to the Closing Date or pursuant to the Ancillary Agreements (as defined in the Reorganization Agreement); (iv) stock options held by AT&T or one of its Affiliates as of the Closing Date and as further described on Schedule 7.9; (v) registration rights held by AT&T or one of its Affiliates as of the Closing Date and as further described on Schedule 7.9; and (vi) transactions with Nortel Networks and its Affiliates and AT&T entered into in the ordinary course of business of Holdings and its Subsidiaries.

         7.10     SALES AND LEASE-BACKS

                  Each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) that any Borrower or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than any Borrower or any Subsidiaries of any Borrower) or (ii) that any Borrower or any of its Subsidiaries intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by any Borrower or any of its Subsidiaries to any Person (other than any Borrower or any of its Subsidiaries) in connection with such lease; provided that any Borrower and Subsidiaries of any Borrower may become and remain liable as lessee, guarantor or other surety with respect to any such lease (a) in connection with the Tax Abatement Transaction and (b) if and to the extent that such Borrower or such Subsidiaries would be permitted to enter into, and remain liable under, such lease to the extent that the transaction would be permitted under subsection 7.1, assuming the sale and lease back transaction constituted Indebtedness in a principal amount equal to the gross proceeds of the sale.

         7.11     CONDUCT OF BUSINESS.

                  From and after the Closing Date, each Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business other than
(i) the businesses engaged in by Borrowers and their Subsidiaries on the Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders; provided, however,


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

that any Borrower and any Subsidiary of any Borrower may continue to engage in any business acquired pursuant to subsection 7.3(vii), that would not be permitted by this subsection 7.11 so long as such business is an immaterial part of the operations of the Borrowers and their Subsidiaries.

         7.12 AMENDMENTS OR WAIVERS OF CERTAIN AGREEMENTS; AMENDMENTS OF DOCUMENTS RELATING TO SUBORDINATED INDEBTEDNESS.

                  A. AMENDMENTS OR WAIVERS OF CERTAIN AGREEMENTS. Neither any Borrower nor any of its Subsidiaries will agree to any amendment to, or waive any of its rights under, any Reorganization Document, Mexican Intercompany Security Document or Tax Abatement Transaction Document after the Closing Date, without in each case obtaining the prior written consent of Requisite Lenders to such amendment or waiver.

                  B. AMENDMENTS OF DOCUMENTS RELATING TO SUBORDINATED INDEBTEDNESS. Except as permitted by subsection 7.1(viii) or 7.1(ix), each Borrower shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to any Borrower or Lenders.

         7.13     FISCAL YEAR.

                  Borrowers shall not change their Fiscal Year-end from December 31st.

         7.14     SALE OR DISCOUNT OF RECEIVABLES.

                  Each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its Notes or Accounts.

         7.15     NON-MATERIAL FOREIGN SUBSIDIARIES.

                  Each Borrower shall not permit any of the Foreign Subsidiaries listed on Schedule 7.15 to (a) own or acquire (i) any assets with an aggregate fair market value (without


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

netting such fair market value against any liability of such Subsidiary) exceeding $100,000 or (ii) any material patent, trademark, tradename, copyright, technology, software, know-how or processes or (b) incur any Indebtedness in an aggregate outstanding principal amount exceeding, for each such Foreign Subsidiary, $10,000 from Holdings or any of its Subsidiaries unless the provision of subsection 6.8B have been complied with in respect to such Foreign Subsidiary.

SECTION 8.        EVENTS OF DEFAULT

                  If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur:

         8.1      FAILURE TO MAKE PAYMENTS WHEN DUE.

                  Failure by Borrowers to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Borrowers any to pay when due any amount payable to an Issuing Bank in reimbursement of any drawing under a Letter of Credit; or failure by Borrowers to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

         8.2      DEFAULT IN OTHER AGREEMENTS.

                  (i) Failure of Holdings or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations in an aggregate principal amount of $5,000,000 or more, in each case beyond the end of any grace period provided therefor; or

                  (ii) a breach or default by Holdings or any of its Subsidiaries under (a) the Subordination Agreement, the Subordinated Holdings Guaranty or any term of the Amended and Restated Arris Membership Agreement relating to the mandatory exchange or redemption obligation with respect to the Arris New Membership Interest and (b) after the Mandatory Exchange Event, any note or other instrument evidencing the Subordinated Holdings Indebtedness or any term of the Preferred Holding Stock Certificate of Designation relating to the mandatory exchange or redemption obligation of the Preferred Holdings Stock;

                  (iii) breach or default by Holdings or any of its Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

         8.3      BREACH OF CERTAIN COVENANTS.

                  Failure of any Borrower to perform or comply with any term or condition contained in subsection 2.5 or 6.2 or 6.14 or 6.15 or Section 7 of this Agreement; or

         8.4      BREACH OF WARRANTY.

                  Any representation, warranty, certification or other statement made by Holdings, any Borrower or any Subsidiary of any Borrower in any Loan Document or in any statement or certificate at any time given by Holdings, any Borrower or any Subsidiary of any Borrower in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

         8.5      OTHER DEFAULTS UNDER LOAN DOCUMENTS.

                  Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this
Section 8, and such default shall not have been remedied or waived within (i) two (2) Business Days, in the case of subsection 6.11 or (ii) thirty (30) days, in all other cases, after the earlier of (i) an Officer of Company, Arris or such Loan Party becoming aware of such default or (ii) receipt by Company, Arris and such Loan Party of notice from Administrative Agent or any Lender of such default; or

         8.6      INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

                  (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Holdings or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or

                  (ii) an involuntary case shall be commenced against Holdings or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Holdings or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holdings or any of its


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         Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

         8.7      VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC..

                  (i) Holdings or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Holdings or any of its Subsidiaries shall make any assignment for the benefit of creditors; or

                  (ii) Holdings or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Governing Body of Holdings or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

         8.8      JUDGMENTS AND ATTACHMENTS.

                  Any money judgment, writ or warrant of attachment or similar process involving in any individual case or in the aggregate at any time an amount in excess of $2,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Holdings or any of their Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

         8.9      DISSOLUTION.

                  Any order, judgment or decree shall be entered against Holdings or any of its Subsidiaries decreeing the dissolution or split up of Holdings or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

         8.10     EMPLOYEE BENEFIT PLANS.

                  There shall occur one or more ERISA Events which individually or in the aggregate results in or could reasonably be expected to result in liability of Holdings any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $2,000,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $2,000,000; or


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         8.11     CHANGE IN CONTROL.

                  A Change in Control shall have occurred; or

         8.12 INVALIDITY OF GUARANTIES; FAILURE OF SECURITY; REPUDIATION OF OBLIGATIONS.

                  At any time after the execution and delivery thereof, (i) any Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, (ii) any Collateral Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void, or Administrative Agent shall not have or shall cease to have a valid and perfected First Priority Lien in any Collateral purported to be covered thereby, in each case for any reason other than the failure of Administrative Agent or any Lender to take any action within its control, or
(iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party; or

         8.13     CONDUCT OF BUSINESS BY HOLDINGS.

                  Holdings shall (i) engage in any business other than (a) the ownership of the Capital Stock of the Company and Arris, the payment of taxes and the provision of administrative services to the Company, Arris and their respective Subsidiaries in the ordinary course of business and of the type typical for holding companies similar to Holdings and (b) entering into and performing its obligations under and in accordance with the Loan Documents and Reorganization Documents to which it is a party, or (ii) own any assets other than (a) the capital stock of Company and (b) membership interests of Arris:

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Borrower, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to obtain the issuance of any Letter of Credit and enter into any Letter of Credit Guaranty shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Borrowers, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and


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payable, and the obligation of each Lender to make any Loan, the obligation of
Administrative Agent to obtain the issuance of any Letter of Credit and enter into any Letter of Credit Guaranty shall thereupon terminate; provided that the foregoing shall not affect in any way the obligations of Revolving Lenders under subsection 3.3C(i) or the obligations of Revolving Lenders to purchase assignments of any unpaid Swing Line Loans as provided in subsection 2.1A(ii).

                  Any amounts described in clause (b) above, when received by Administrative Agent, shall be held by Administrative Agent pursuant to the terms of the Security Agreement and shall be applied as therein provided.

                  Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to clause (ii) of such paragraph Borrowers shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to Borrowers, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended, directly or indirectly, to benefit Borrowers, and such provisions shall not at any time be construed so as to grant Borrowers the right to require Lenders to rescind or annul any acceleration hereunder or to preclude Administrative Agent or Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met.

SECTION 9.        AGENTS

         9.1      APPOINTMENT.

                  A. APPOINTMENT OF AGENTS. CIT Group/Business Credit, Inc. is hereby appointed Administrative Agent hereunder and under the other Loan Documents and the Arris Subordination Agreement and Credit Suisse First Boston is hereby appointed Syndication Agent hereunder and each Lender hereby authorizes (i) Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents and (ii) authorizes Syndication Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents and the Arris Subordination Agreement. Each Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents and the Arris Subordination Agreement, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and neither any Loan Party nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions thereof (other than with respect to the right to consent to a substitute Administrative Agent pursuant to subsection 9.5). In


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performing its functions and duties under this Agreement, each Agent (other than
Administrative Agent as provided in subsection 2.1(D) shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Loan Party or any of its Subsidiaries.

                  B. APPOINTMENT OF SUPPLEMENTAL COLLATERAL AGENTS. It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "SUPPLEMENTAL COLLATERAL AGENT" and collectively as "SUPPLEMENTAL COLLATERAL Agents").

                  In the event that Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Administrative Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 9 and of subsections 10.2 and 10.3 that refer to Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Administrative Agent shall be deemed to be references to Administrative Agent and/or such Supplemental Collateral Agent, as the context may require.

                  Should any instrument in writing from any Borrower or any other Loan Party be required by any Supplemental Collateral Agent so appointed by Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, such Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Administrative Agent until the appointment of a new Supplemental Collateral Agent.


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         9.2      POWERS AND DUTIES; GENERAL IMMUNITY.

                  A. POWERS; DUTIES SPECIFIED. Each Lender irrevocably authorizes Agents to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents and the Arris Subordination Agreement as are specifically delegated or granted to Agents by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. In addition, Administrative Agent is hereby appoint to serve as attorney-in-fact on behalf of each Lender for purposes of the Mexican Security Documents. Agents shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents and the Arris Subordination Agreement. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Agent shall have, by reason of this Agreement or any of the other Loan Documents or the Arris Subordination Agreement, a fiduciary relationship in respect of any Lender or any Borrower; and nothing in this Agreement or any of the other Loan Documents or the Arris Subordination Agreement, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

                  B. NO RESPONSIBILITY FOR CERTAIN MATTERS. No Agent shall be responsible to any Lender for the execution, effectiveness, authenticity, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or the Arris Subordination Agreement or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by such Agent to Lenders or by or on behalf of Borrowers to such Agent or any Lender in connection with the Loan Documents or the Arris Subordination Agreement and the transactions contemplated thereby or for the financial condition or business affairs of Borrowers or any other Person liable for the payment of any Obligations, nor shall such Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or the Arris Subordination Agreement or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

                  C. EXCULPATORY PROVISIONS. No Agent or any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by such Agent under or in connection with any of the Loan Documents or the Arris Subordination Agreement except to the extent caused by such Agent's gross negligence or willful misconduct. An Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or the Arris Subordination Agreement or from the exercise of any power, discretion or authority vested in it


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hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Borrowers and their Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against an Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents or the Arris Subordination Agreement in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).

                  D. AGENTS ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, an Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, an Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. An Agent and its Affiliates may accept deposits from, lend money to, acquire equity interests in and generally engage in any kind of commercial banking, investment banking, trust, financial advisory or other business with any Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

         9.3 INDEPENDENT INVESTIGATION BY LENDERS; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS.

                  Each Lender agrees that it has made its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Holdings and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.


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         9.4      RIGHT TO INDEMNITY.

                  Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Agents and the officers, directors, employees, agents, attorneys, professional advisors and affiliates of each of them to the extent that any such Person shall not have been reimbursed by Borrowers, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements and fees and disbursements of any financial advisor engaged by Agents) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Agent or other such Persons in exercising the powers, rights and remedies of an Agent or performing duties of an Agent hereunder or under the other Loan Documents or under the Arris Subordination Agreement or otherwise in its capacity as Agent in any way relating to or arising out of this Agreement or the other Loan Documents or the Arris Subordination Agreement; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from an Agent's gross negligence or willful misconduct. If any indemnity furnished to an Agent or any other such Person for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

         9.5      SUCCESSOR ADMINISTRATIVE AGENT AND SWING LINE LENDER.

                  A. SUCCESSOR ADMINISTRATIVE AGENT. Any Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Borrowers, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Borrowers and Administrative Agent and signed by Supermajority Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Borrowers, to appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as an Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

                  B. SUCCESSOR SWING LINE LENDER. Any resignation or removal of Administrative Agent pursuant to subsection 9.5A shall also constitute the resignation or removal of CIT or its successor as Swing Line Lender, and any successor Administrative Agent appointed pursuant to subsection 9.5A shall, upon its acceptance of such appointment, become the successor Swing Line Lender for all purposes hereunder. In such event (i) Borrower shall prepay any outstanding Swing Line Loans made by the retiring or removed Administrative Agent in its capacity as Swing Line Lender, (ii) upon such prepayment, the retiring or removed


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Administrative Agent and Swing Line Lender shall surrender the Swing Line Note held by it to Borrower for cancellation, and (iii) Borrowers shall issue a new Swing Line Note to the successor Administrative Agent and Swing Line Lender substantially in the form of Exhibit VI annexed hereto, in the principal amount of the Swing Line Loan Commitment then in effect and with other appropriate insertions.

         9.6      COLLATERAL DOCUMENTS AND GUARANTIES.

                  Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party and to be the agent for and representative of Lenders under each Guaranty, and each Lender agrees to be bound by the terms of each Collateral Document and Guaranty; provided that Administrative Agent shall not
(i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or Guaranty or
(ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or, if required pursuant to subsection 10.6, all Lenders); provided further, however, that, without further written consent or authorization from Lenders, Administrative Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have otherwise consented, (b) release any Subsidiary Guarantor from the Subsidiary Guaranty if all of the Capital Stock of such Subsidiary Guarantor is sold to any Person (other than an Affiliate of Borrowers) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have otherwise consented, (c) release any Borrower (other than Company or Arris) from the Borrowers' Guaranty if all of the Capital Stock of such Borrowers is sold to any Person (other than an Affiliate of Borrowers) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have otherwise consented or (d) subordinate the Liens of Administrative Agent, on behalf of Lenders, to any Liens permitted by subsection 7.2. Anything contained in any of the Loan Documents to the contrary notwithstanding, Borrowers, Administrative Agent and each Lender hereby agree that (1) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Guaranties may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof, and (2) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale.


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         9.7      ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM.

                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Holdings, or any of its Subsidiaries, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise

                  (i) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Loans and any other Obligations that are owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of Lenders and Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Agents and their agents and counsel and all other amounts due Lenders and Agents under subsections 2.3 and 10.2) allowed in such judicial proceeding, and

                  (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agents and their agents and counsel, and any other amounts due Agents under subsections 2.3 and 10.2.

                  Nothing herein contained shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lenders or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding; it being understood that, except as expressly provided in this
Section 9.7 each Lender shall have the right to take any action with respect to such a proceeding as such Lender may deem necessary or advisable for the enforcement of its rights or interests hereunder.

SECTION 10.       MISCELLANEOUS

         10.1 SUCCESSORS AND ASSIGNS; ASSIGNMENTS AND PARTICIPATIONS IN LOANS AND LETTERS OF CREDIT.

                  A. GENERAL. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to the further provisions of this subsection 10.1). Neither Company's or Arris' rights or obligations hereunder nor any interest therein may be assigned or delegated by Company or


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Arris without the prior written consent of all Lenders (and any attempted assignment or transfer by Company or Arris without such consent shall be null and void). No sale, assignment, participation or transfer of any participation in any Letter of Credit Guaranty may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Revolving Lender effecting such sale, assignment, transfer or participation. Administrative Agent may not sell, assign, transfer or participate (other than participations to Revolving Lenders pursuant to subsection 3.1C) any Letter of Credit Guaranty. Anything contained herein to the contrary notwithstanding, except as provided in subsection 2.1A(ii) and subsection 10.5, the Swing Line Loan Commitment and the Swing Line Loans of Swing Line Lender may not be sold, assigned or transferred as described in clause (i) above to any Person other than a successor Administrative Agent and Swing Line Lender to the extent contemplated by subsection 9.5. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Affiliates of each of Administrative Agent and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  B.       ASSIGNMENTS.

                  (i) Amounts and Terms of Assignments. Any Lender may assign to one or more Eligible Assignees all or any portion of its rights and obligations under this Agreement; provided that (a), except
         (1) in the case of an assignment of the entire remaining amount of the assigning Lender's rights and obligations under this Agreement or (2) in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund of a Lender, the aggregate amount of the Revolving Loan Exposure of the assigning Lender and the assignee subject to each such assignment shall not be less than $5,000,000 unless Syndication Agent otherwise consents (such consent not to be unreasonably withheld or delayed), (b) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, (c) the parties to each assignment shall execute and deliver to Administrative Agent an Assignment Agreement, and the Eligible Assignee, if it shall not be a Lender, shall deliver to Administrative Agent information reasonably requested by Administrative Agent, including such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii) and (d) except in the case of an assignment to another Lender, an Affiliate of a Lender or an Approved Fund of a Lender, (x) Syndication Agent and Administrative Agent shall have consented thereto (such consents not to be unreasonably withheld) and (y) unless an Event of Default has occurred and is continuing, Company shall have consented thereto (such consent not to be unreasonably withheld). Upon such execution, delivery and consent, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment


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         Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.10B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto. The assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its Notes, if any, to Administrative Agent for cancellation, and thereupon new Notes shall be issued to the assignee and/or to the assigning Lender, substantially in the form of Exhibit V or Exhibit VI annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Revolving Loans, as the case may be, of the assignee and/or the assigning Lender. Other than as provided in subsection 2.1A(ii) and subsection 10.5, any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection 10.1B shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection 10.1C.

                  (ii) Acceptance by Administrative Agent; Recordation in Register. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii), Administrative Agent shall, if Syndication Agent has consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

                  C. PARTICIPATIONS. Any Lender may, without the consent of, or notice to, any Borrower, Syndication Agent or Administrative Agent, sell participations to one or more banks or other entities in all or a portion of such Lender's rights and/or obligations under this Agreement; provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrowers, Administrative Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not,


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without the consent of the Participant, agree to any amendment, modification or waiver directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation. Subject to the further provisions of this subsection 10.1C, each Borrower agrees that each Participant shall be entitled to the benefits of subsections 2.6D and 2.7 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection 10.1B. To the extent permitted by law, each Participant also shall be entitled to the benefits of subsection 10.4 as though it were a Lender, provided such Participant agrees to be subject to subsection 10.5 as though it were a Lender. A Participant shall not be entitled to receive any greater payment under subsections 2.6D and 2.7 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless the sale of the participation to such Participant is made with Company's prior written consent. A Participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of subsection 2.7 unless Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Company, to comply with subsection 2.7B(iii) as though it were a Lender.

                  D. PLEDGES AND ASSIGNMENTS. Any Lender may at any time pledge or assign a security interest in all or any portion of its Loans, and the other Obligations owed to such Lender, to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to any Federal Reserve Bank; provided that (i) no Lender shall be relieved of any of its obligations hereunder as a result of any such assignment or pledge and
(ii) in no event shall any assignee or pledgee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

                  E. INFORMATION. Each Lender may furnish any information concerning Holdings and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.20.

                  F. AGREEMENTS OF LENDERS. Each Lender listed on the signature pages hereof hereby agrees (i) that it is an Eligible Assignee described in clause (ii) of the definition thereof; (ii) that it has experience and expertise in the making of loans such as the Loans; and (iii) that it will make its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the agreements of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

         10.2     EXPENSES.

                  Whether or not the transactions contemplated hereby shall be consummated, Borrowers agree to pay promptly (i) all the actual and reasonable costs and expenses of


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negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for Borrowers (including any opinions requested by Agents or Lenders as to any legal matters arising hereunder) and of Borrowers' performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Administrative Agent and Lead Arranger (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Borrowers; (iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Administrative Agent on behalf of Lenders pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to Administrative Agent and of counsel providing any opinions that Administrative Agent or Requisite Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by Administrative Agent or its counsel) of obtaining and reviewing the Emerald Appraisal, Strategis Assessment and the Collateral Audit and any environmental appraisals, audits or reports provided for under subsection 4.1Q or 6.9B; (vi) the costs incurred by Administrative Agent in connection with the custody or preservation of any of the Collateral; (vii) all other actual and reasonable costs and expenses incurred by Administrative Agent or Lead Arranger in connection with the syndication of the Commitments; and (viii) all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranties) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

         10.3     INDEMNITY.

                  In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, each Borrower agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless Lead Arranger, Agents and Lenders, and the officers, directors, employees, agents and affiliates of Lead Arranger, Agents and Lenders (collectively called the "INDEMNITEES"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that each Borrower shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.


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                  As used herein, "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever
(including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranties)), (ii) the statements contained in the commitment letter delivered by any Lender to any Borrower with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Borrowers or any of their Subsidiaries.

                  To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Borrowers shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

         10.4     SET-OFF; SECURITY INTEREST IN DEPOSIT ACCOUNTS.

                  In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuation of any Event of Default each Lender is hereby authorized by each Borrower at any time or from time to time, without notice to such Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender or any Affiliate of such Lender to or for the credit or the account of any Borrower and each other Loan Party against and on account of the obligations and liabilities of any Borrower or any other Loan Party to that Lender (or any Affiliate of such Lender) or to any other Lender (or any Affiliate of any other Lender) under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including all claims of any nature or


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description arising out of or connected with this Agreement, the Letters of
Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Each Borrower hereby further grants to Administrative Agent and each Lender a security interest in all deposits and accounts maintained with an Agent or such Lender as security for the Obligations.

         10.5     RATABLE SHARING.

                  Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) that is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and
(ii) apply a portion of such payment to purchase assignments (which it shall be deemed to have purchased from each seller of an assignment simultaneously upon the receipt by such seller of its portion of such payment) of the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company, Arris or any other Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such assignments shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Each Borrower expressly consents to the foregoing arrangement and agrees that any purchaser of an assignment so purchased may exercise any and all rights of a Lender as to such assignment as fully as if that Lender had complied with the provisions of subsection 10.1B with respect to such assignment. In order to further evidence such assignment (and without prejudice to the effectiveness of the assignment provisions set forth above), each purchasing Lender and each selling Lender agree to enter into an Assignment Agreement at the request of a selling Lender or a purchasing Lender, as the case may be, in form and substance reasonably satisfactory to each such Lender.

         10.6     AMENDMENTS AND WAIVERS.

                  No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by Borrowers therefrom, shall in


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any event be effective without the written concurrence of Requisite Lenders;
provided that no such amendment, modification, termination, waiver or consent shall, without the consent of (a) each Lender with Obligations directly affected (whose consent shall be required for any such amendment, modification, termination or waiver in addition to that of Requisite Lenders) (1) reduce the principal amount of any Loan, (2) increase the Lender's Commitments (it being understood that a waiver of any condition, precedent, covenants, Events of Default or Potential Events of Default or of a mandatory prepayment or Commitment reduction shall not constitute an increase in the Commitment of any Lender and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender), (3) increase the maximum aggregate amount of Letters of Credit or of Standby Letters of Credit or Commercial Letters of Credit, (4) postpone the scheduled final maturity date of any Loan, (5) postpone the date on which any interest or any fees are payable, (6) decrease the interest rate borne by any Loan (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or decrease the amount of any fees payable hereunder, (7) reduce the amount or postpone the due date of any amount payable in respect of any Letter of Credit or any Letter of Credit Guaranty, (8) extend the expiration date of any Letter of Credit beyond the Revolving Loan Commitment Termination Date or (9) change in any manner the obligations of Revolving Lenders relating to the purchase of participations in Letters of Credit, (b) each Lender, (1) change in any manner the definition of "Pro Rata Share" or the definition of "Requisite Lenders" (except for an increase in the percentage contained in "Requisite Lenders" and any changes resulting solely from an increase in Commitments approved by Requisite Lenders it also being understood that, with the consent of Requisite Lenders additional extensions of credit and commitments may be made pursuant to this Agreement and included in the calculation and determination of Requisite Lenders and Pro Rata Shares on the same basis that the existing Commitments are included in such calculation and determination) or the definitions of "Maximum Discretionary Amount" or "Maximum Discretionary Borrowing Base Amount", (2) change in any manner any provision of this Agreement that, by its terms, expressly requires the approval or concurrence of all Lenders, (3) increase the maximum duration of Interest Periods permitted hereunder, (4) release any Lien granted in favor of Administrative Agent with respect to all or substantially all of the Collateral or release any Borrower from its obligations under the Borrowers' Guaranty or release Holdings from its obligations under the Holdings Guaranty or release any Subsidiary Guarantors from its obligations under the Subsidiary Guaranty, in each case other than in accordance with the terms of the Loan Documents, (5) change in any manner or waive the provisions contained in subsection 8.1 or this subsection 10.6 or (6) change in any manner the definitions of "Accounts", "Account Debtor", "Borrowing Base", "Eligible Inventory", "Eligible Accounts", "Eligible Canadian Accounts", "Eligible Foreign Accounts", "Inventory" , "Net Amount of Eligible Accounts" or "Net Amount of Foreign Eligible Accounts". In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in Section 4 shall be effective only if evidenced by a writing signed by or on behalf of Administrative Agent and Requisite Lenders,
(ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, (iii) no amendment, modification, termination or waiver of any provision of subsection 2.1A(ii) or of


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any other provision of this Agreement relating to the Swing Line Loan Commitment or the Swing Line Loans shall be effective without the written concurrence of Swing Line Lender, (iv) no amendment, modification, termination or waiver of any provision of Section 3 shall be effective without the written concurrence of Administrative Agent, and (v) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Agents shall be effective without the written concurrence of Agents. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrowers in any case shall entitle Borrowers to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Borrowers, on Borrowers.

         10.7     OBLIGATIONS DESIGNATED SENIOR DEBT.

                  Company hereby acknowledges and agrees that the Obligations are and designates the Obligations as Designated Senior Debt (as such term is defined in the Convertible Subordinated Note Indenture) and Designated Senior Indebtedness (as such term is used in the Convertible Subordinated Note Indenture).

         10.8     INDEPENDENCE OF COVENANTS.

                  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

         10.9     NOTICES; EFFECTIVENESS OF SIGNATURES.

                  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile in complete and legible form, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Administrative Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to each Borrower and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent. Electronic mail may be used to distribute routine communications, such as financial statements


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and other information; provided, however, that no signature with respect to any notice, request, agreement, waiver, amendment or other document or any notice that is intended to have binding effect may be sent by electronic mail.

                  Loan Documents and notices under the Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as an original copy with manual signatures and shall be binding on all Loan Parties, Agents and Lenders. Administrative Agent may also require that any such documents and signature be confirmed by a manually-signed copy thereof; provided, however, that the failure to request or deliver any such manually-signed copy shall not affect the effectiveness of any facsimile document or signature.

         10.10    SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

                  A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

                  B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Borrowers set forth in subsections 2.6D, 2.7, 3.5, 10.2, 10.3, 10.4, 10.18 and 10.19 and the agreements of Lenders set forth in subsections 9.2C, 9.4, 10.5 and 10.19 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

         10.11    FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

                  No failure or delay on the part of an Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         10.12    MARSHALLING; PAYMENTS SET ASIDE.

                  Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that any Borrower makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Agents or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common


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law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

         10.13    SEVERABILITY.

                  In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         10.14    OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.

                  The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders, or Lenders and the Borrowers, as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

         10.15    HEADINGS.

                  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

         10.16    APPLICABLE LAW.

                  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

         10.17    CONSTRUCTION OF AGREEMENT; NATURE OF RELATIONSHIP.

                  Each of the parties hereto acknowledges that (i) it has been represented by counsel in the negotiation and documentation of the terms of this Agreement, (ii) it has had full and fair opportunity to review and revise the terms of this Agreement, (iii) this Agreement has been drafted jointly by all of the parties hereto, and (iv) neither Administrative Agent nor any


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Lender or other Agent has any fiduciary relationship with or duty to any
Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent, the other Agents and Lenders, on one hand, and each Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Accordingly, each of the parties hereto acknowledges and agrees that the terms of this Agreement shall not be construed against or in favor of another party.

         10.18    CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

                  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH BORROWER FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

                  (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

                  (II)     WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

                  (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH BORROWER AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.9;

                  (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH BORROWER IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

                  (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST SUCH BORROWER IN THE COURTS OF ANY OTHER JURISDICTION; AND

                  (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.18 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW
         SECTION 5-1402 OR OTHERWISE.

         10.19    WAIVER OF JURY TRIAL.

                  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 10.19 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         10.20    CONFIDENTIALITY.

                  Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement that has been identified in writing as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature it being understood and agreed by each Borrower that in any event a Lender may make disclosures (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) to the extent requested by any Government Authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this subsection 10.20, to (i) any Eligible Assignee of or participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of each

Borrower, (g) with the consent of Company, (h) to the extent such information
(i) becomes publicly available other than as a result of a breach of this subsection 10.20 or (ii) becomes available to Administrative Agent or any Lender on a nonconfidential basis from a source other than any Borrower or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates and that no written or oral communications from counsel to an Agent and no information that is or is designated as privileged or as attorney work product may be disclosed to any Person unless such Person is a Lender or a participant hereunder; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any Government Authority or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such Government Authority) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall any Lender be obligated or required to return any materials furnished by any Borrower or any of its Subsidiaries.

         10.21    COUNTERPARTS; EFFECTIVENESS.

                  This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.


                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.



COMPANY:                            ARRIS INTERNATIONAL, INC.


                                    By: /s/ Lawrence A. Margolis
                                       ----------------------------------------
                                    Name: Lawrence A. Margolis
                                    Title: Executive Vice President,
                                    Chief Financial Officer & Secretary

                                    Notice Address:
                                    11450 Technology Circle
                                    Duluth, GA 30097
                                    Telecopy:  (678) 473-8470
                                    Attention:  Larry A. Margolis


ARRIS INTERACTIVE:                  ARRIS INTERACTIVE L.L.C.


                                    By: /s/ David Potts
                                       ----------------------------------------
                                    Name: David Potts
                                    Title: Executive Vice President &
                                           Chief Financial Officer


                                    Notice Address:
                                    c/o Arris International, Inc.
                                    11450 Technology Circle
                                    Duluth, GA 30097
                                    Telecopy:  (678) 473-8470
                                    Attention:  David Potts

SUBSIDIARIES OF COMPANY:            ANTEC ASSET MANAGEMENT COMPANY


                                    By: /s/ Lawrence A. Margolis
                                       ----------------------------------------
                                       Name: Lawrence A. Margolis
                                       Title: President

                                    Notice Address:
                                    c/o Arris International, Inc.
                                    11450 Technology Circle
                                    Duluth, GA 30097
                                    Telecopy: (678) 473-8470
                                    Attention: Larry A. Margolis


                                    ANTEC LICENSING COMPANY



                                    By: /s/ Lawrence A. Margolis
                                       ----------------------------------------
                                       Name: Lawrence A. Margolis
                                       Title:  President

                                    Notice Address:
                                    c/o Arris International, Inc.
                                    11450 Technology Circle
                                    Duluth, GA 30097
                                    Telecopy: (678) 473-8470
                                    Attention: Larry A. Margolis



                                    TEXSCAN CORPORATION



                                    By: /s/ Lawrence A. Margolis
                                       ----------------------------------------
                                       Name: Lawrence A. Margolis
                                       Title: Chairman of the Board

                                    Notice Address:
                                    c/o Arris International, Inc.
                                    11450 Technology Circle
                                    Duluth, GA 30097
                                    Telecopy: (678) 473-8470
                                    Attention: Larry A. Margolis

                                    ELECTRONIC CONNECTOR
                                    CORPORATION OF ILLINOIS


                                    By: /s/ Lawrence A. Margolis
                                       ----------------------------------------
                                       Name: Lawrence A. Margolis
                                       Title: Vice President

                                    Notice Address:
                                    c/o Arris International, Inc.
                                    11450 Technology Circle
                                    Duluth, GA 30097
                                    Telecopy:  (678) 473-8470
                                    Attention:  Larry A. Margolis


                                    POWER GUARD, INC.


                                    By: /s/ Lawrence A. Margolis
                                       ----------------------------------------
                                       Name: Lawrence A. Margolis
                                       Title: Vice President

                                    Notice Address:
                                    c/o Arris International, Inc.
                                    11450 Technology Circle
                                    Duluth, GA 30097
                                    Telecopy:  (678) 473-8470
                                    Attention:  Larry A. Margolis


                                    ELECTRONIC SYSTEM PRODUCTS INC.


                                    By: /s/ Lawrence A. Margolis
                                       ----------------------------------------
                                       Name: Lawrence A. Margolis
                                       Title: Vice President

                                    Notice Address:
                                    c/o Arris International, Inc.
                                    11450 Technology Circle
                                    Duluth, GA 30097
                                    Telecopy:  (678) 473-8470
                                    Attention:  Larry A. Margolis

                                    KEPTEL, INC.


                                    By: /s/ Lawrence A. Margolis
                                       ----------------------------------------
                                       Name: Lawrence A. Margolis
                                       Title: Vice President

                                    Notice Address:
                                    c/o Arris International, Inc.
                                    11450 Technology Circle
                                    Duluth, GA 30097
                                    Telecopy:  (678) 473-8470
                                    Attention:  Larry A. Margolis


                                    With a copy to for each of the above
                                    Borrowers:

                                    Troutman Sanders LLP
                                    Bank of America Plaza
                                    600 Peachtree Street, N.E.
                                    Atlanta, GA 30308
                                    Telecopy:  (404) 962-6544
                                    Attention:  Hazen Dempster, Esq.


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


LENDERS:                            THE CIT GROUP/BUSINESS CREDIT, INC.
                                    individually and as Administrative Agent and Collateral Agent


                                    By: /s/ John F. Bohan
                                       ----------------------------------------
                                       Name: John F. Bohan
                                       Title: Vice President

                                    Notice Address:
                                    1200 Ashwood Parkway, Suite 150
                                    Atlanta, Georgia 30338
                                    Telecopy:  (770) 522-7673
                                    Attention:  Regional Credit Manager

                                    CREDIT SUISSE FIRST BOSTON,
                                    individually and as Syndication Agent


                                    By: /s/ Joseph Adipietro
                                       ----------------------------------------
                                       Name: Joseph Adipietro
                                       Title: Vice President

                                    By: /s/ David Sawyer
                                       ----------------------------------------
                                       Name: David Sawyer
                                       Title: Vice President

                                    Notice Address:
                                    11 Madison Avenue, 10th Floor
                                    New York, New York 10010
                                    Telecopy:  (212) 325-8314
                                    Attention:  David Sawyer

                                    AMERICAN NATIONAL BANK AND TRUST
                                    COMPANY OF CHICAGO


                                    By: /s/ M. Martha Gaskin
                                       ----------------------------------------
                                       Name: M. Martha Gaskin
                                       Title: First Vice President

                                    Notice Address:
                                    120 South LaSalle Street, 8th Floor
                                    Chicago, Illinois  60603
                                    Telecopy:  (312) 661-6929
                                    Attention:  Thomas R. Watts

                                    COMERICA BANK


                                    By: /s/ David E. Seiden
                                       ----------------------------------------
                                       Name: David E. Seiden
                                       Title:  Vice President

                                    Notice Address:
                                    210 Interstate North Parkway, Suite 700
                                    Atlanta, Georgia 30339
                                    Telecopy:  (770) 980-6693
                                    Attention:  David E. Seiden

                                    CONGRESS FINANCIAL CORPORATION (SOUTHERN)


                                    By: /s/ Richard A. Cini, Jr.
                                       ----------------------------------------
                                       Name: Richard A. Cini, Jr.
                                       Title:  Vice President

                                    Notice Address:
                                    200 Galleria Parkway, Suite 1500
                                    Atlanta, Georgia 30339
                                    Telecopy:  (770) 956-8120
                                    Attention:  Morris Holloway

                                    FLEET CAPITAL CORPORATION


                                    By: /s/ Douglas Strange
                                       ----------------------------------------
                                       Name: Douglas Strange
                                       Title:  Assistant Vice President

                                    Notice Address:
                                    300 Galleria Parkway, NW, Suite 800
                                    Atlanta, Georgia 30339
                                    Telecopy:  (770) 857-2947
                                    Attention:  Douglas Strange

                                    GMAC COMMERCIAL CREDIT LLC


                                    By: /s/ Frank Imperato
                                       ----------------------------------------
                                       Name: Frank Imperato
                                       Title: Senior Vice President

                                    Notice Address:
                                    1290 Avenue of the Americas
                                    New York, New York 10104
                                    Telecopy:  (212) 884-7399
                                    Attention:  David Duffy

                                    IBM CREDIT CORPORATION


                                    By: /s/  Stephen Santini
                                       ----------------------------------------
                                       Name: Stephen Santini
                                       Title:

                                    Notice Address:
                                    North Castle Drive
                                    Armonk, New York 10504
                                    Telecopy:  (914) 765-6271
                                    Attention:  Stephen Santini

                                    PNC BANK, NATIONAL ASSOCIATION


                                    By: /s/ Wallace G. Clements
                                       ----------------------------------------
                                       Name: Wallace G. Clements
                                       Title: Vice President


                                    By: /s/ Eric S. Huff
                                       ----------------------------------------
                                       Name: Eric S. Huff
                                       Title: Assistant Vice President

                                    Notice Address:
                                    Two PNC Plaza, 18th Floor
                                    620 Liberty Avenue
                                    Pittsburgh, Pennsylvania 15222
                                    Telecopy:  (412) 768-4369
                                    Attention:  Eric S. Huff